 Filed Pursuant to Rule 424(b)(3)
 File No. 333-215074
FS CREDIT INCOME FUND
Prospectus
Class A: FCREX; Class I: FCRIX; Class L: FCRLX; Class M: FCRMX; Class T: FCRTX; Class U: FCRUX; Class U-2: FCUUX
FS Credit Income Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company and operates as an interval fund.
Investment Objective.   The Fund’s investment objective is to provide attractive total returns, which will include current income and capital appreciation. There can be no assurance that the Fund will be able to achieve its investment objective.
Summary of Investment Strategy.   Under normal investment conditions, the Fund will invest at least 80% of its assets (including borrowings for investment purposes) in debt obligations. The securities acquired by the Fund may include all types of debt and equity obligations and may have varying terms with respect to collateralization, seniority or subordination, purchase price, convertibility, interest payments and maturity, and may consist of the following: (i) public and private below-investment grade and nonrated debt, including 1st lien bank debt, 2nd lien bank debt, revolving loans, below-investment grade senior secured or unsecured bonds, convertible bonds, preferred stock and mezzanine loans; (ii) debt and equity tranches of collateralized loan obligations; structured credit; residential mortgage-backed securities; asset-backed securities (“ABS”); debt and equity tranches of ABS collateralized debt obligations (“CDO”); and any assets underlying the foregoing instruments; (iii) any other securities with fixed-income characteristics, including investment grade debt, debentures, notes, deferred interest, pay-in-kind or zero coupon, equipment lease and trust certificates and commercial paper; (iv) distressed debt or equity securities, including those acquired in connection with bankruptcies and reorganizations of issuers; (v) treasury and government and agency bonds issued by the U.S. and foreign governments, money markets, bank deposits or commercial paper; (vi) registered investment companies (subject to applicable law) and (vii) equity securities (public and/or private), including common and preferred stocks; convertible securities; rights and warrants; depositary receipts; and pooled investment vehicles, such as real estate investment trusts, other investment companies, such as exchange-traded funds (“ETFs”), non-ETF exchange-traded vehicles, and partnership interests. There is no geographical or currency limitation on securities acquired by the Fund. The Fund may purchase debt and equity securities of non-U.S. governments and corporate entities domiciled outside of the U.S., including emerging market issuers. For a further discussion of the Fund’s principal investment strategies, see “Investment Objective, Opportunities and Strategies.” The Fund anticipates that most of the credit instruments in which the Fund invests will be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Credit instruments that are rated below investment grade (commonly referred to as “high-yield” securities or “junk bonds”) are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high-yield securities, an investment in the Fund should be considered speculative.
Risks.   An investment in the Fund involves a high degree of risk. In particular:
•
The Fund is suitable only for investors who can bear the risks associated with the Fund’s limited liquidity and should be viewed as a long-term investment. We do not intend to list our Shares on any securities exchange, and we do not expect a secondary market in the Shares to develop.

•
The amount of distributions that the Fund may pay, if any, is uncertain.

•
The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as a return of capital, borrowings or expense reimbursements and waivers.

Investment Adviser.   The investment adviser to the Fund is FS Credit Income Advisor, LLC (“FS Credit Income Advisor”), a private investment firm that is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). FS Credit Income Advisor oversees the management of the Fund’s activities and is responsible for developing investment guidelines with the GoldenTree Sub-Adviser (as defined below) and overseeing investment decisions for the Fund’s portfolio. FS Credit Income Advisor is a subsidiary of FS Investments (formerly Franklin Square Capital Partners), a national sponsor of alternative investment funds designed for the individual investor. FS Credit Income Advisor has engaged GoldenTree Asset Management Credit Advisor LLC (the “GoldenTree Sub-Adviser”), a wholly owned subsidiary of GoldenTree Asset Management LP (“GoldenTree”), to act as the Fund’s investment sub-adviser and make investment decisions for the Fund’s portfolio, subject to the oversight of FS Credit Income Advisor.
Interval Fund.   The Fund is operated as an interval fund. Pursuant to the Fund’s interval fund structure, the Fund expects to conduct quarterly repurchase offers, at net asset value (“NAV”), of no less than 5% and no more than 25% of the Fund’s outstanding shares. Typically, the Fund will conduct such quarterly repurchase offers for 5% of the Fund’s outstanding shares. Repurchase offers in excess of 5% are made solely at the discretion of the Fund’s board of trustees (the “Board”) and investors should not rely on any expectation of repurchase offers in excess of 5%. It is also possible that a repurchase offer may be oversubscribed, with the result that Shareholders may only be able to have a portion of their shares repurchased. Accordingly, although the Fund will make quarterly repurchase offers, investors should consider the Fund’s shares to be of limited liquidity.
Investors will pay offering expenses and, with regard to those share classes that impose a front-end sales load, a sales load of up to 5.75%. While neither the Fund nor the distributor imposes an initial sales charge on Class U Shares, if you buy Class U Shares through certain financial intermediaries, they may directly charge you transaction or other fees in such amounts as they may determine. Please consult your financial intermediary for additional information. You will have to receive a total return at least in excess of these expenses to receive an actual return on your investment.
See “Types of Investments and Related Risks” beginning on page 37 of this prospectus.
Investment Adviser
FS Credit Income Advisor, LLC
The date of this prospectus is December 8, 2020.

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	Price to Public(1)	Sales Load(2)	Proceeds to the Fund(3)
Per Class A Share	At current NAV, plus a sales load of up to 5.75%	5.75%	Amount invested at current purchase price, less applicable Sales Load
Per Class I Share	At current NAV	N/A	Amount invested at current NAV
Per Class L Share	At current NAV, plus a sales load of up to 3.5%	3.5%	Amount invested at current purchase price, less applicable Sales Load
Per Class M Share	At current NAV	N/A	Amount invested at current NAV
Per Class T Share	At current NAV, plus a sales load of up to 3.5%	3.5%	Amount invested at current purchase price, less applicable Sales Load
Per Class U Share	At current NAV	N/A(4)	Amount invested at current NAV
Per Class U-2 Share	At current NAV, plus a sales load of up to 2.5%	2.5%	Amount invested at current purchase price, less applicable Sales Load
Total	Up to $2,000,000,000	Up to 5.75%	Up to $2,000,000,000(5)

(1)
Shares are sold at a public offering price equal to the then-current NAV per Share of the applicable class, plus the applicable Sales Load. See “Plan of Distribution.”

(2)
“Sales Load” includes up to 5.75% of the public offering price for Class A Shares, up to 3.5% of the public offering price for Class L Shares and Class T Shares and up to 2.5% of the public offering price for Class U-2 Shares. See “Plan of Distribution.”

(3)
FS Credit Income Advisor has agreed to pay or waive, on a quarterly basis, the ordinary operating expenses of the Fund to the extent that such expenses exceed 0.25% per annum of the average daily net assets attributable to the applicable class of Shares. As described in this prospectus, such amounts paid or waived by FS Credit Income Advisor may be subject to repayment by the Fund. “Ordinary operating expenses” for a class of Shares consist of all ordinary expenses of the Fund attributable to such class, including administration fees, transfer agent fees, fees paid to the Fund’s trustees, legal expenses relating to the Fund’s registration statements (and any amendments or supplements thereto) and other filings with the SEC, administrative services expenses, and related costs associated with legal, regulatory compliance and investor relations, but excluding the following: (a) investment advisory fees, (b) portfolio transaction and other investment-related costs (including brokerage commissions, dealer and underwriter spreads, commitment fees on leverage facilities, prime broker fees and expenses, and dividend expenses related to short sales), (c) interest expense and other financing costs, (d) taxes, (e) distribution or shareholder servicing fees and (f) extraordinary expenses. See “Use of Proceeds.”

(4)
While neither the Fund nor the distributor imposes an initial sales charge on Class U Shares, if you buy Class U Shares through certain financial intermediaries, they may directly charge you transaction or other fees in such amounts as they may determine. Please consult your financial intermediary for additional information.

(5)
Total Proceeds to the Fund assume the sale of all Shares registered under this registration statement, and that all Shares sold will be Class I Shares.

Securities Offered.   The Fund engages in a continuous offering of classes of shares of beneficial interest of the Fund. The Fund offers Class A Shares, Class I Shares, Class L Shares, Class M Shares, Class T Shares, Class U Shares and Class U-2 Shares. The Fund has registered 160 million Shares and is authorized as a Delaware statutory trust to issue an unlimited number of Shares in one or more classes. The Fund is offering to sell, through its distributor, ALPS Distributors, Inc., under the terms of this prospectus, 160 million Shares at the then-current NAV per Share of the applicable class, plus, in the case of Class A Shares, Class L Shares, Class T Shares and Class U-2 Shares, the applicable Sales Load. Neither the Fund nor the distributor imposes an initial sales charge on Class U Shares. If you buy Class U Shares through certain financial intermediaries, the firm may directly charge you transaction or other fees in such amounts as they may determine. Please consult your financial intermediary for additional information. In addition, certain institutions (including banks, trust companies, brokers and investment advisers) may be authorized to accept, on behalf of the Fund, purchase and exchange orders and repurchase requests placed by or on behalf of their customers, and if approved by the Fund, may designate other financial intermediaries to accept such orders. The distributor is not required to sell any specific number or dollar amount of the Fund’s Shares, but will use its best efforts to solicit orders for the sale of the Shares. The minimum initial investment by a shareholder for Class A, Class L, Class M, Class T and Class U-2 Shares is $2,500 for regular accounts and $1,000 for retirement plan accounts. Subsequent investments may be made with at least $100 for regular accounts and $50 for retirement plan accounts. The minimum initial investment by a shareholder for Class U Shares is $25,000, while subsequent investments may be made with at least $10,000. The minimum initial investment for Class I Shares is $1,000,000, while subsequent investments may be made in any amount. Any minimum investment requirement may be waived in the Fund’s sole discretion. During the continuous public offering, Shares will be sold at the then-current NAV per Share of the applicable class, plus, in the case of Class A Shares, Class L Shares, Class T Shares and Class U-2 Shares, the applicable Sales Load. Monies received will be invested promptly and no arrangements have been made to place such monies in an escrow, trust or similar account. See “Plan of Distribution.” The Fund’s continuous public offering is expected to continue in reliance on Rule 415 under the Securities Act of 1933, as amended, until the Fund has sold Shares in an amount equal to approximately 160 million Shares. As of September 30, 2020, the Board and individuals and entities affiliated with FS Credit Income Advisor and GoldenTree held 4,787,695 Shares, valued at approximately $58.9 million based on the NAV per Share on such date. FS Investments, GoldenTree, and their respective employees, partners, officers and affiliates therefore may own a significant percentage of the Fund’s outstanding Shares for the foreseeable future. This ownership will fluctuate as other investors subscribe for Shares in this offering and any other offering the Fund may determine to conduct in the future, and as the Fund repurchases Shares pursuant to its quarterly repurchase offers. Depending on the size of this ownership at any given point in time, it is expected that these affiliates will, for the foreseeable future, either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote of investors.
This prospectus concisely provides the information that a prospective investor should know about the Fund before investing. Investors are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund, including the statement of additional information dated December 8, 2020 (the “Statement of Additional Information”), has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. Investors are advised to read the Statement of Additional Information in its entirety. The Statement of Additional Information and the Fund’s annual and semi-annual reports to holders of shares (“Shareholders”) and other information filed with the SEC can be obtained upon request and without charge by writing to the

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Fund at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, by calling the Fund collect at (215) 495-1150 or by accessing the Fund’s “Prospectus” page on FS Investments’ website at www.fsinvestments.com. The information on FS Investments’ website is not incorporated by reference into this prospectus and investors should not consider it a part of this prospectus. In addition, the contact information provided above may be used to request additional information about the Fund and to make Shareholder inquiries. The Statement of Additional Information, the Fund’s annual and semi-annual reports to Shareholders, other material incorporated by reference into this prospectus and other information about the Fund is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.
The Shares have no history of public trading, nor is it intended that the Shares will be listed on a public exchange at this time, if ever. No secondary market is expected to develop for the Fund’s Shares; liquidity for the Shares will be provided only through quarterly repurchase offers for no less than 5% and no more than 25% of the Shares at NAV, and there is no guarantee that an investor will be able to sell all the Shares that the investor desires to sell in the repurchase offer. Due to these restrictions, an investor should consider an investment in the Fund to be of limited liquidity. Investing in the Fund’s Shares may be speculative and involves a high degree of risk, including the risks associated with leverage. See “Types of Investments and Related Risks” below in this prospectus.
Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Electronic Reports Disclosure — Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the Fund’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary (such as a broker-dealer or bank). Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. Shareholders who hold accounts directly may elect to receive shareholder reports and other communications from the Fund electronically by calling (877) 628-8575 or emailing service@fsinvestments.com to make such arrangements. For shareholders who hold accounts through an investment advisor, bank or broker-dealer, please contact that financial intermediary directly for information on how to receive shareholder reports and other communications electronically.
You may elect to receive all future reports in paper free of charge. Shareholders who hold accounts directly may inform the Fund that you wish to continue receiving paper copies of your shareholder reports by calling (877) 628-8575 or emailing service@fsinvestments.com. For shareholders who hold accounts through an investment advisor, bank or broker-dealer, please contact that financial intermediary directly to inform them that you wish to continue receiving paper copies of your shareholder reports. Your election to receive reports in paper will apply to all funds in the fund complex if you hold accounts directly or to all funds held in your account if you invest through your financial intermediary.

i

SUMMARY OF TERMS
This is only a summary and does not contain all of the information that a prospective investor should consider before investing in FS Credit Income Fund (the “Fund”). Each prospective investor should carefully read the more detailed information appearing elsewhere in this prospectus and the statement of additional information dated December 8, 2020 (the “Statement of Additional Information”).
THE FUND
The Fund is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company. The Fund is an interval fund that provides limited liquidity by offering to make quarterly repurchases of its common shares of beneficial interest (“Shares”) at net asset value (“NAV”), which is calculated on a daily basis. See “Quarterly Repurchases of Shares” and “Determination of Net Asset Value.”
THE ADVISER
FS Credit Income Advisor, LLC (“FS Credit Income Advisor”) serves as the Fund’s investment adviser. FS Credit Income Advisor is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and oversees the management of the Fund’s activities. FS Credit Income Advisor is responsible for developing investment guidelines with the GoldenTree Sub-Adviser and overseeing decisions regarding the investment and allocation of the Fund’s portfolio.
FS Credit Income Advisor is a subsidiary of FS Investments (formerly Franklin Square Capital Partners), a national sponsor of alternative investment funds designed for the individual investor.
THE SUB-ADVISER
FS Credit Income Advisor has engaged GoldenTree Asset Management Credit Advisor LLC (the “GoldenTree Sub-Adviser and, together with FS Credit Income Advisor, the “Advisors”), a wholly owned subsidiary of GoldenTree Asset Management LP (“GoldenTree”) to act as the Fund’s investment sub-adviser and make investment decisions for the Fund’s portfolio subject to the oversight of FS Credit Income Advisor. The GoldenTree Sub-Adviser will have full access to GoldenTree’s investment professionals and personnel as well as its administrative and operational support.
GoldenTree is an employee-owned, global asset management firm that specializes in opportunities across the credit universe in sectors such as high-yield bonds, leveraged loans, distressed, structured products, emerging markets, private equity and credit-themed equities. GoldenTree was founded in 2000 by Steven Tananbaum and is one of the largest independent asset managers focused on credit. GoldenTree manages over $35 billion for institutional investors including leading public and corporate pensions, endowments, foundations, insurance companies and sovereign wealth funds. GoldenTree’s investment team is one of the most senior teams of investment professionals focused on the credit markets. GoldenTree has over 50 investment professionals in New York, London, Dublin and Singapore with 16 years of experience on average. GoldenTree believes the number and experience of GoldenTree’s investment team is a key competitive advantage in evaluating investment opportunities across credit markets.
GoldenTree’s investment process focuses on disciplined, fundamental value analysis and invests only where in its view there is a catalyst to realize value and a margin of safety that limits the risk of loss. GoldenTree has a differentiated track record spanning 20 years capturing value across a large, diverse universe of credit instruments including bonds, loans, and structured products. GoldenTree believes its strategy stands apart from its peers due to GoldenTree’s disciplined investment process and experienced investment team that enable the Fund to opportunistically invest across credit sectors, deploying capital to sectors and securities which GoldenTree believes offer the most attractive risk-adjusted returns. GoldenTree’s specialist expertise across bonds, loans, and structured products is critical in implementing a global multi-sector credit strategy.
INVESTMENT OBJECTIVE
The Fund’s investment objective is to provide attractive total returns, which will include current income and capital appreciation. There can be no assurance that the Fund will be able to achieve its investment objective.
INVESTMENT OPPORTUNITIES AND STRATEGIES
Under normal investment conditions, the Fund will invest at least 80% of its assets (including borrowings for investment purposes) in debt obligations. The securities acquired by the Fund may include all types of debt and equity obligations and may have varying terms with respect to collateralization, seniority or subordination, purchase price, convertibility, interest payments and maturity, and may consist of the following: (i) public and private below-investment grade and nonrated debt, including 1st lien bank debt, 2nd lien bank debt, revolving loans, below-investment grade senior secured or unsecured bonds, convertible bonds, preferred stock, mezzanine loans, trade claims, liquidating trusts and assignments; (ii) debt and equity tranches of collateralized loan obligations; structured credit; residential mortgage-backed securities; asset-backed securities (“ABS”) (including, student loans, auto loans and manufactured housing); debt and equity tranches of ABS collateralized debt obligations (“CDO”) (e.g., commercial real estate CDOs); monoline-related securities; esoteric ABS (including, airplane leased-back securitizations, revenue securitizations (e.g., toll road and franchise fees), securitizations, whole business securitizations and trust preferred security CDOs); and any assets underlying the foregoing instruments; (iii) any other securities with fixed-income characteristics, including investment grade debt, debentures, notes, deferred interest, pay-in-kind or zero coupon, equipment lease and trust certificates and commercial paper; (iv) distressed debt or equity securities acquired in secondary market purchases and positions in selected classes of distressed securities, as well as distressed securities acquired in connection with bankruptcies and reorganizations of issuers; (v) treasury and government and agency bonds issued by the U.S. and foreign governments, money markets, bank deposits or commercial paper; (vi) registered investment companies (subject to applicable law) and (vii) equity securities (public and/or private), including common and preferred stocks; convertible securities; rights and warrants; depositary receipts; and pooled investment vehicles, such as real estate investment trusts, other investment companies, such as exchange-traded funds (“ETFs”), non-ETF exchange-traded vehicles, and partnership interests. There is no geographical or currency limitation on securities acquired by the Fund. The Fund may purchase debt and equity securities of non-U.S. governments and corporate entities domiciled outside of the U.S., including emerging market issuers. The Fund anticipates that most of the credit instruments in which the Fund invests will be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Credit instruments that are rated below investment grade (commonly referred to as “high-yield” securities or “junk bonds”) are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay the interest and repay the principal. Because of the risks associated with investing in high-yield securities, an investment in the Fund should be considered speculative.
Unless otherwise stated herein or in the Statement of Additional Information, the Fund’s investment policies are non-fundamental policies and may be changed by the Fund’s board of trustees (the “Board”) without prior approval of the holders of the Shares (the “Shareholders”).
LEVERAGE
The Fund intends to use leverage to pursue its investment objective, including by borrowing funds from banks or other financial institutions, investing in derivative instruments with leverage embedded in them, and/or issuing debt securities. The Fund may borrow money or issue debt securities in an amount up to 33 1∕3% of its Managed Assets (50% of its net assets). “Managed Assets” means the total assets of the Fund (including any assets attributable to money borrowed for investment purposes) minus the sum of the Fund’s accrued liabilities (other than money borrowed for investment purposes). The Fund intends to use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment.

MANAGEMENT FEE
Under the Fund’s Investment Advisory Agreement (the “Investment Advisory Agreement”), FS Credit Income Advisor is entitled to a management fee, calculated and payable quarterly in arrears, at the annual rate of 1.60% of the Fund’s average daily gross assets during such period (the “Management Fee”). The Management Fee may or may not be taken in whole or in part at the discretion of FS Credit Income Advisor; provided, however that whether or not FS Credit Income Advisor takes the management fee shall not affect the GoldenTree Sub-Adviser’s receipt of the sub-advisory fee. All or any part of the Management Fee not taken as to any quarter will be deferred without interest and may be taken in any such other quarter as FS Credit Income Advisor may determine. The Management Fee for any partial quarter will be appropriately prorated.
The Fund’s Investment Sub-Advisory Agreement (the “Investment Sub-Advisory Agreement”) provides that the GoldenTree Sub-Adviser will receive a sub-advisory fee (payable out of the Management Fee) equal to 0.775% (on an annualized basis) of the Fund’s average daily gross assets.
EXPENSE LIMITATION AGREEMENT
FS Credit Income Advisor and the Fund have entered into an amended and restated expense limitation agreement (the “Expense Limitation Agreement”) under which FS Credit Income Advisor has agreed to pay or waive, on a quarterly basis, the “ordinary operating expenses” (as defined below) of the Fund to the extent that such expenses exceed 0.25% per annum of the Fund’s average daily net assets attributable to the applicable class of Shares (the “Expense Limitation”). The Expense Limitation may be adjusted for other classes of Shares to account for class-specific expenses. In consideration of FS Credit Income Advisor’s agreement to limit the Fund’s expenses, the Fund has agreed to repay pro rata FS Credit Income Advisor in the amount of any Fund expense paid or waived by it as well as the GoldenTree Sub-Adviser for any administrative expense it paid or waived, subject to the limitations that: (1) the reimbursement for expenses will be made only if payable not more than three years following the time such payment or waiver was made; and (2) the reimbursement may not be made if it would cause the Fund’s then-current Expense Limitation, if any, and the Expense Limitation that was in effect at the time when FS Credit Income Advisor waived or reimbursed the ordinary operating expenses that are the subject of the repayment, to be exceeded. The Expense Limitation Agreement will continue indefinitely until terminated by the Board on written notice to FS Credit Income Advisor. The Expense Limitation Agreement may not be terminated by FS Credit Income Advisor. For the purposes of the Expense Limitation Agreement, “ordinary operating expenses” for a class of Shares consist of all ordinary expenses of the Fund attributable to such class, including administration fees, transfer agent fees, fees paid to the Fund’s trustees, legal expenses relating to the Fund’s registration statements (and any amendments or supplements thereto) and other filings with the SEC, administrative services expenses, and related costs associated with legal, regulatory compliance and investor relations, but excluding the following: (a) investment advisory fees, (b) portfolio transaction and other investment-related costs (including brokerage commissions, dealer and underwriter spreads, commitment fees on leverage facilities, prime broker fees and expenses, and dividend expenses related to short sales), (c) interest expense and other financing costs, (d) taxes, (e) distribution or shareholder servicing fees and (f) extraordinary expenses.
ADMINISTRATION
Pursuant to the amended and restated administration agreement (the “Administration Agreement”), FS Credit Income Advisor oversees the day-to-day operations of the Fund, including providing the Fund with general ledger accounting, fund accounting, legal services, investor relations and other administrative services. Pursuant to the Investment Sub-Advisory Agreement, the GoldenTree Sub-Adviser may perform certain administrative services at the request of or on behalf of the Fund or FS Credit Income Advisor. The Fund reimburses FS Credit Income Advisor and the GoldenTree Sub-Adviser, as applicable, for their actual costs incurred in providing such administrative services to the Fund, subject to the limitations set forth in the Administration Agreement. Reimbursements of administrative expenses to FS Credit Income Advisor are subject to the terms of the Administration Agreement and the Expense Limitation Agreement, and the GoldenTree Sub-Adviser has agreed in the Investment Sub-Advisory Agreement to defer amounts owed to it for certain administrative services during periods in which FS Credit Income Advisor is waiving expenses or making payments pursuant to the Expense Limitation Agreement. Reimbursement of administrative expenses is ultimately subject to the limitations contained in the Administration Agreement and Expense Limitation Agreement, and FS Credit Income Advisor and the GoldenTree Sub-Adviser have agreed to share such reimbursements pro rata, with priority being given to the then-oldest unreimbursed expenses.
OPERATING EXPENSES
The Fund bears all expenses incurred in its operation, including amounts that the Fund reimburses to FS Credit Income Advisor and the GoldenTree Sub-Adviser for administrative services provided under the Administration Agreement and Sub-Advisory Agreement, as applicable. See “Summary of Fees and Expenses” and “Fund Expenses.”
DISTRIBUTIONS
Subject to the discretion of the Board and applicable legal restrictions, the Fund intends to pay ordinary cash distributions to Shareholders on a quarterly basis. Such regular distributions are expected to be paid using all or a portion of the Fund’s “Available Operating Funds,” which are defined as the Fund’s net investment income after the application of the Expense Limitation, net capital gains and dividends and other distributions paid to the Fund on account of preferred and common equity investments in portfolio companies (to the extent such amounts are not included in net investment income or net capital gains). The Fund may also pay distributions from offering proceeds or borrowings, which may constitute a return of an investor’s original investment. The amount of any Fund distribution that is treated as a tax-free return of capital will reduce your adjusted tax basis in your Shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your Shares.
Subject to the Board’s discretion and applicable legal restrictions, the Fund from time to time may also pay special interim distributions in the form of cash or Shares. At least annually, the Fund intends to authorize and declare special cash distributions of net long-term capital gains, if any. See “Distributions.”
BOARD OF TRUSTEES
The Board has overall responsibility for monitoring and overseeing the Fund’s management and operations. A majority of the Trustees are considered independent and are not “interested persons” (as defined in the 1940 Act) of the Fund, FS Credit Income Advisor, the GoldenTree Sub-Adviser or GoldenTree (collectively, “Independent Trustees”). See “Management of the Fund.”
THE OFFERING
The Fund is offering on a continuous basis up to 160 million Shares in multiple classes in this offering (the “Offering”). Shares are offered through the Fund’s distributor, ALPS Distributors, Inc. (the “Distributor”), at a public offering price equal to the then-current NAV per Share of the applicable class, plus, in the case of Class A Shares, Class L Shares, Class T Shares and Class U-2 Shares, the applicable Sales Load. “Sales Load” includes selling commissions of up to 5.75% for Class A Shares, up to 3.5% for Class L Shares and Class T Shares and up to 2.5% for Class U-2 Shares. While neither the Fund nor the distributor imposes an initial sales charge on Class U Shares, if you buy Class U Shares through certain financial intermediaries, they may directly charge you transaction or other fees in such amounts as they may determine. Please consult your financial intermediary for additional information. Shares may be purchased on a daily basis on each day that the New York Stock Exchange (the “NYSE”) is open for business.
Affiliates of the Fund have been granted exemptive relief by the SEC permitting the Fund to offer multiple classes of Shares. This Offering currently includes the following classes: Class A Shares, Class I Shares, Class L Shares, Class M Shares, Class T Shares, Class U Shares and Class U-2 Shares. In the future, other classes of Shares may be registered and included in this Offering.

As of September 30, 2020, the Board and individuals and entities affiliated with FS Credit Income Advisor and GoldenTree held 4,787,695 Shares, valued at approximately $58.9 million based on the NAV per Share on such date.
PLAN OF DISTRIBUTION
This is a continuous offering of Class A, Class I, Class L, Class M, Class T, Class U and Class U-2 Shares as permitted by the federal securities laws. The Fund’s Shares are offered for sale through the Distributor at NAV plus, in the case of Class A, Class L, Class T and Class U-2 Shares, the applicable Sales Load. While neither the Fund nor the distributor imposes an initial sales charge on Class U Shares, if you buy Class U Shares through certain financial intermediaries, they may directly charge you transaction or other fees in such amounts as they may determine. Please consult your financial intermediary for additional information. The Distributor also may enter into agreements with financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell Shares of the Fund (collectively, “Financial Intermediaries”) for the sale and servicing of Shares. In reliance on Rule 415, the Fund intends to offer to sell up to 160 million Shares, on a continuous basis, through the Distributor in this Offering. Because the Fund is authorized to issue an unlimited number of Shares, it may register additional Shares from time to time. No arrangement has been made to place funds received in an escrow, trust or similar account. The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares, but will use its best efforts to solicit orders for the sale of the Shares. Shares of the Fund will not be listed on any national securities exchange at this time, if ever, and the Distributor will not act as a market maker in the Shares.
FS Credit Income Advisor or its affiliates, in FS Credit Income Advisor’s discretion and from their own resources, may pay additional compensation to Financial Intermediaries in connection with the sale and servicing of Shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages, including access to a Financial Intermediary’s registered representatives, placement on a list of investment options offered by a Financial Intermediary, or the ability to assist in training and educating the Financial Intermediaries. The Additional Compensation may differ among Financial Intermediaries. See “Plan of Distribution.”
INVESTOR SUITABILITY
Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund should not be viewed as a complete investment program.
ERISA PLANS AND OTHER TAX-EXEMPT ENTITIES
Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, IRAs, 401(k) plans and Keogh plans, may purchase Shares. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the ERISA plans investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, none of the Fund nor FS Credit Income Advisor nor GoldenTree will be a fiduciary under and within the meaning of ERISA with respect to the assets of any ERISA plan that becomes a Shareholder, solely as a result of the ERISA plan’s investment in the Fund. See “ERISA Considerations.”
SHAREHOLDER SERVICING
FEES
Class A, Class L, Class T and Class U-2 Shares are subject to a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to the respective share class.
DISTRIBUTION FEES
Class L, Class M and Class T Shares pay to the Distributor a distribution fee (the “Distribution Fee”) that accrues at an annual rate equal to 0.25% of the Fund’s average daily net assets attributable to the respective share class and is payable on a monthly basis. Class U Shares pay to the Distributor a Distribution Fee that accrues at an annual rate equal to 0.75% of the Fund’s average daily net assets attributable to this share class and is payable on a monthly basis. Class U-2 Shares pay to the Distributor a Distribution Fee that accrues at an annual rate equal to 0.50% of the Fund’s average daily net assets attributable to this share class and is payable on a monthly basis. Class A Shares and Class I Shares are not subject to a Distribution Fee. See “Plan of Distribution.”
TRANSFER AGENT AND FUND ADMINISTRATOR
DST Systems, Inc. (“DST”) serves as the transfer agent of the Fund. FS Credit Income Advisor serves as the Fund’s Administrator. See “Management of the Fund.”
CLOSED-END INTERVAL STRUCTURE; QUARTERLY REPURCHASE OF SHARES
The Fund is organized as a closed-end management investment company structured as an “interval fund” pursuant to Rule 23c-3 under the 1940 Act. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis. In addition, unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not intend to list the Shares for trading on any securities exchange at this time, if ever, and the Fund does not expect any secondary market to develop for the Shares. Therefore, an investment in the Fund, unlike an investment in a mutual fund or a listed closed-end fund, is not a liquid investment. Instead, the Fund will provide limited liquidity to Shareholders by offering to repurchase a limited amount of the Fund’s Shares quarterly.
The Fund has adopted a fundamental policy to make quarterly repurchase offers, at NAV, of no less than 5% and no more than 25% of the Fund’s Shares outstanding. Typically, the Fund will seek to conduct quarterly repurchase offers for 5% of the Fund’s Shares outstanding. Repurchase offers in excess of 5% will be made solely at the discretion of the Board. There is no guarantee that Shareholders will be able to sell all of the Shares they desire to sell in a quarterly repurchase offer. See “Quarterly Repurchases of Shares.”
SHARE CLASSES
The Fund currently offers seven different classes of Shares: Class A Shares, Class I Shares, Class L Shares, Class M Shares, Class T Shares, Class U Shares and Class U-2 Shares. An investment in any Share class of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions and ongoing fees and expenses for each Share class are different. The fees and expenses for the Fund are set forth in “Summary of Fees and Expenses.” If an investor has hired an intermediary and is eligible to invest in more than one Share class, the intermediary may help determine which Share class is appropriate for that investor. When selecting a Share class, you should consider which Share classes are available to you, how much you intend to invest, how long you expect to own the Shares, and the total costs and expenses associated with a particular Share class.
Each investor’s financial considerations are different. You should speak with your financial advisor to help you decide which Share class is best for you. Not all Financial Intermediaries offer all classes of Shares and some Financial Intermediaries may charge transaction or other fees in connection with an investment in the Fund. If your Financial Intermediary offers more than one class of Shares, you should carefully consider which Share class to purchase.
VALUATIONS
FS Credit Income Advisor values the Fund’s assets in good faith pursuant to the Fund’s valuation policy and consistently applied valuation process, which was developed by the Board’s audit committee and approved by the Board. Portfolio securities and other assets for which market quotes are readily available are valued at market value. In circumstances where market quotes are not readily available, the Board has adopted methods for determining the fair value of such securities and other assets, and has delegated the responsibility for applying the valuation methods to FS Credit Income Advisor. On a quarterly basis, the Board reviews the valuation determinations made with respect to the Fund’s investments during the preceding quarter and evaluates whether such determinations were made in a manner consistent with the Fund’s valuation process. See “Determination of Net Asset Value.”
DISTRIBUTION REINVESTMENT PLAN
The Fund operates under a distribution reinvestment plan (“DRP”) administered by DST. Under the DRP, the Fund’s cash distributions are reinvested in the same class of Shares of the Fund. Shareholders automatically participate in the DRP, unless and until an election is made to withdraw from the DRP on behalf of such participating Shareholder. Shareholders who do not wish to have distributions automatically reinvested should notify DST, the Fund’s transfer agent, in writing. The number of Shares to be received when distributions are reinvested will be determined by dividing the amount of the distribution by the NAV per Share of the applicable class. See “Distributions.”
SUMMARY OF TAXATION
The Fund has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a Regulated Investment Company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that are currently distributed to Shareholders. To qualify and maintain its qualification as a RIC for U.S. federal income tax purposes, the Fund must, among other things, meet certain specified source-of-income and asset diversification requirements and distribute annually at least 90% of the sum of its “investment company taxable income” (which includes its net ordinary income and the excess, if any, of its net short-term capital gains over its net long-term capital losses) and its net tax-exempt interest income, if any. See “Distributions” and “Tax Aspects.”
FISCAL YEAR
For accounting purposes, the Fund’s fiscal year is the 12-month period ending on October 31.
REPORTS TO SHAREHOLDERS
After the end of each calendar year, the Fund will furnish to Shareholders a statement on Form 1099-DIV identifying the sources of the distributions paid by the Fund to Shareholders for U.S. federal income tax purposes. In addition, the Fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the fiscal period for which the report is being made, or as otherwise required by the 1940 Act.
CONFLICTS OF INTEREST
FS Credit Income Advisor, GoldenTree and certain of their affiliates may have certain conflicts of interest in connection with the management of the Fund, including, but not limited to: the allocation of FS Credit Income Advisor’s and GoldenTree’s time and resources between the Fund and other investment activities; compensation payable by the Fund to FS Credit Income Advisor and its affiliates; competition with certain affiliates of FS Credit Income Advisor or GoldenTree for investment opportunities; investments at different levels of an entity’s capital structure by the Fund and other clients of FS Credit Income Advisor and GoldenTree, subject to the limitations of the 1940 Act; GoldenTree and its affiliates potential ownership of securities in which the Fund invests; differing recommendations given by FS Credit Income Advisor or GoldenTree to the Fund versus other clients; restrictions on FS Credit Income Advisor’s and GoldenTree’s existing business relationships or use of material non-public information with respect to potential investments by the Fund; and limitations on purchasing or selling securities to other clients of FS Credit Income Advisor, GoldenTree or their respective affiliates and on entering into “joint” transactions with certain of the Fund’s affiliates. Additionally, investment at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities by the Fund and other clients of FS Credit Income Advisor or GoldenTree may result in FS Credit Income Advisor or GoldenTree coming into possession of confidential or material, non-public information that would limit the ability of the Fund to acquire or dispose of investments, even if such acquisition or disposition would otherwise be desirable. This could constrain the Fund’s investment flexibility and result in the Fund being unable or restricted from initiating transactions in certain securities or liquidating or selling certain investments at a time when FS Credit Income Advisor or GoldenTree would otherwise take an action. See “Conflicts of Interest.”
RISK FACTORS
Investing in the Fund involves risks, including the risk that a Shareholder may receive little or no return on its investment or that a Shareholder may lose part or all of its investment. Below is a summary of some of the principal risks of investing in the Fund. The following is only a summary of certain risks of investing in the Fund. For a more complete discussion of the risks of investment in the Fund, see “Types of Investments and Related Risks.”
Risks related to the Fund’s investments include risks relating to:
•
the value of the Fund’s financial instruments, and the financial markets in general, which may be extremely volatile;

•
the Fund’s investment focus on credit-related financial instruments, which may increase the volatility of investment results over time and create the potential that market movements that impact only specific asset classes or a loss in any such position could have a material adverse impact on the Fund’s financial instruments;
•
the Fund’s expectation that most of its investments will be in securities that are rated below investment grade or would be rated below investment grade if they were rated. Below investment grade instruments (commonly referred to as “high-yield” securities or “junk bonds”) may be particularly susceptible to economic downturns, which could cause losses;

•
the use of short sales, options, leverage, futures, swaps and other derivative instruments and other investment techniques, which may create special risks and substantially increase the impact of adverse price movements on the Fund’s portfolio;

•
the Fund’s investments in distressed assets and/or positions that are illiquid, the realization and/or disposition of which may not occur for an extended period of time;

•
investments in non-U.S. securities and securities denominated in foreign currencies;

•
market disruption and geopolitical events, economic events and market events, and government intervention in the financial markets; and

•
inflation, deflation and interest rate risks.

Other risks relating to the Fund include risks resulting from:
•
the Fund’s limited operating history and FS Credit Income Advisor’s prior investment adviser experience;

•
the ownership by FS Investments, GoldenTree and their affiliates of a significant percentage of the Fund’s outstanding Shares, which will, for the foreseeable future, allow FS Investments, GoldenTree and their affiliates to either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote by investors;

•
the Fund’s long-term investment horizon, management and dependence on key personnel;

•
the liquidity risks associated with the Fund’s closed-end interval fund structure and the fact that the shares of the Fund will not be listed on any national securities exchange at this time, if ever;

•
the anti-takeover provisions in the Fund’s declaration of trust and bylaws;

•
the Fund’s status as a non-diversified investment company; and

•
the Fund’s status as a RIC for U.S. federal income tax purposes.

Accordingly, the Fund should be considered a speculative investment that entails substantial risks, and prospective investors should invest in the Fund only if they can sustain a complete loss of their investments.

SUMMARY OF FEES AND EXPENSES
The following table illustrates the aggregate fees and expenses that the Fund expects to incur and that holders of Shares can expect to bear directly or indirectly, including the Fund’s annual use of leverage assuming the Fund borrows 15% of its average net assets during the following twelve months.
Shareholder Fees	Class A	Class I	Class L	Class M	Class T	Class U	Class U-2
Maximum Sales Load Imposed on Purchases (as a percentage of offering price)	5.75%	None	3.50%	None	3.50%	None(1)	2.50%
Annual Fund Expenses (as a percentage of average net assets attributable to Shares)(2)
Management Fee(3)	1.84%	1.84%	1.84%	1.84%	1.84%	1.84%	1.84%
Interest Payments on Borrowed Funds(4)	0.19%	0.19%	0.19%	0.19%	0.19%	0.19%	0.19%
Other Expenses
Shareholder Servicing Fee(5)	0.25%	None	0.25%	None	0.25%	None	0.25%
Distribution Fee(5)	None	None	0.25%	0.25%	0.25%	0.75%	0.50%
Remaining Other Expenses(6)	0.34%	0.34%	0.34%	0.34%	0.34%	0.34%	0.34%
Total Annual Fund Operating Expenses	2.62%	2.37%	2.87%	2.62%	2.87%	3.12%	3.12%
Fee Waiver and/or Expense Reimbursement	(0.09)%	(0.09)%	(0.09)%	(0.09)%	(0.09)%	(0.09)%	(0.09)%
Total Annual Fund Operating Expenses (after fee waiver and/or expense reimbursement)(7)	2.53%	2.28%	2.78%	2.53%	2.78%	3.03%	3.03%

(1)
While neither the Fund nor the distributor imposes an initial sales charge on Class U Shares, if you buy Class U Shares through certain Financial Intermediaries, they may directly charge you transaction or other fees in such amounts as they may determine. Please consult your Financial Intermediary for additional information.

(2)
Amount assumes that the Fund sells $200.0 million worth of Shares during the following twelve months and that the Fund receives proceeds therefrom of approximately $200.0 million, resulting in estimated average net assets of $343.1 million. That amount also assumes that the Fund borrows funds equal to 15% of its average net assets during such period. Actual expenses will depend on the number of Shares the Fund sells in this Offering and the amount of leverage the Fund employs, if any. There can be no assurance that the Fund will sell $200.0 million worth of Shares during the following twelve months.

The following table illustrates the aggregate fees and expenses that the Fund expects to incur and that holders of Shares can expect to bear directly or indirectly without the Fund’s annual use of leverage.

	Class A	Class I	Class L	Class M	Class T	Class U	Class U-2
Annual Fund Expenses (as a percentage of average net assets attributable to Shares)
Management Fee	1.60%	1.60%	1.60%	1.60%	1.60%	1.60%	1.60%
Other Expenses
Shareholder Servicing Fee	0.25%	None	0.25%	None	0.25%	None	0.25%
Distribution Fee	None	None	0.25%	0.25%	0.25%	0.75%	0.50%
Remaining Other Expenses	0.34%	0.34%	0.34%	0.34%	0.34%	0.34%	0.34%
Total Annual Fund Operating Expenses	2.19%	1.94%	2.44%	2.19%	2.44%	2.69%	2.69%
Fee Waiver and/or Expense Reimbursement	(0.09)%	(0.09)%	(0.09)%	(0.09)%	(0.09)%	(0.09)%	(0.09)%
Total Annual Fund Operating Expenses (after fee waiver and/or expense reimbursement)	2.10%	1.85%	2.35%	2.10%	2.35%	2.60%	2.60%

(3)
The Management Fee is calculated and payable quarterly in arrears at the annual rate of 1.60% of the Fund’s average daily gross assets during such period. The management fee shown in the table above is higher than the contractual rate because the management fee in the table is required to be calculated as a percentage of average net assets, rather than gross assets. Because the Management Fee is based on the Fund’s average daily gross assets, the Fund’s use of leverage, if any, will increase the Management Fee paid to FS Credit Income Advisor.

(4)
Includes estimated interest expenses associated with the Fund’s expected use of leverage at an assumed annual interest rate equal to 1.28%, which is subject to change based on market conditions. These amounts represent both interest payments on debt that the Fund issues and on which it is the borrower.

(5)
Class A Shares, Class L Shares, Class T Shares and Class U-2 Shares are subject to a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to the respective share class. The Class L Shares, Class M Shares and Class T Shares pay to the Distributor a Distribution Fee that accrues at an annual rate equal to 0.25% of the average daily net assets of the Fund attributable to the respective share class and is payable on a monthly basis. Class U Shares pay to the Distributor a Distribution Fee that accrues at an annual rate equal to 0.75% of the average daily net assets of the Fund attributable to this share class and is payable on a monthly basis. Class U-2 Shares pay to the Distributor a Distribution Fee that accrues at an annual rate equal to 0.50% of the average daily net assets of the Fund attributable to this share class and is payable on a monthly basis. See “Plan of Distribution.” Although Shares issued pursuant to the DRP will not be subject to any sales load, such Shares will be subject to the shareholder servicing fee and Distribution Fee, as applicable.

(6)
Other expenses include accounting, legal and auditing fees of the Fund, as well as the fees payable to Trustees who do not also serve in an executive officer capacity for the Fund or FS Credit Income Advisor. The amount presented in the table estimates the amounts the Fund expects to pay during the following twelve months, assuming the Fund raises $200.0 million of proceeds during such time and the Fund borrows approximately 15% of its average net assets during such period. If the Fund raises a lower amount of proceeds during such period, all else being equal, other expenses would be higher as a percentage of average net assets attributable to Shares.

(7)
On April 6, 2018, FS Credit Income Advisor and the Fund amended and restated the Expense Limitation Agreement under which FS Credit Income Advisor has agreed to pay or waive, on a quarterly basis, the “ordinary operating expenses” (as defined below) of the Fund to the extent that such expenses exceed 0.25% per annum of the Fund’s average daily net assets attributable to the applicable class of Shares. The Expense Limitation may be adjusted for other classes of Shares to account for class-specific expenses. In consideration of FS Credit Income Advisor’s agreement to limit the Fund’s expenses, the Fund has agreed to repay FS Credit Income Advisor in the amount of any Fund expenses paid or waived, subject to the limitations that: (1) the reimbursement for expenses will be made only if payable not more than three years following the time such payment or waiver was made; and (2) the reimbursement may not be made if it would cause the Fund’s then-current expense limitation, if any, and the expense limitation that was in effect at the time when FS Credit Income Advisor waived or reimbursed the ordinary operating expenses that are the subject of the repayment, to be exceeded. The Expense Limitation Agreement will continue indefinitely until terminated by the Board on written notice to FS Credit Income Advisor. The Expense Limitation Agreement may not be terminated by FS Credit Income Advisor. For the purposes of the Expense Limitation Agreement, “ordinary operating expenses” for a class of Shares consist of all ordinary expenses of the Fund attributable to such class, including administration fees, transfer agent fees, fees paid to the Fund’s trustees, legal expenses relating to the Fund’s registration statements (and any amendments or supplements thereto) and other filings with the SEC, administrative services expenses, and related costs associated with legal, regulatory compliance and investor relations, but excluding the following: (a) investment advisory fees, (b) portfolio transaction and other investment-related costs (including brokerage commissions, dealer and underwriter spreads, commitment fees on leverage facilities, prime broker fees and expenses, and dividend expenses related to short sales), (c) interest expense and other financing costs, (d) taxes, (e) distribution or shareholder servicing fees and (f) extraordinary expenses.
The Fees and Fund Expenses Table describes the fees and expenses that you may pay if you buy and hold Shares of the Fund. More information about discounts that may apply to purchases of Class A Shares, Class L Shares, Class T Shares and Class U-2 Shares is available from your financial professional and in “Plan of Distribution” starting on page 119 of this prospectus. More information about the Management Fees, fee waivers and other expenses is available in “Management of the Fund” starting on page 88 of this prospectus.

Examples:
The following examples demonstrate the projected dollar amount of total expenses that would be incurred over various periods with respect to a $1,000 investment assuming the Fund’s direct and indirect annual operating expenses would remain at the percentage levels set forth in the table above (assuming the Fund borrows an amount equal to 15% of its average net assets) and Shares earn a 5.0% annual return:
Share Class	1 Year	3 Years	5 Years	10 Years
Class A	$82	$132	$184	$328
Class I	$23	$71	$122	$262
Class L	$62	$118	$177	$335
Class M	$26	$79	$135	$287
Class T	$62	$118	$177	$335
Class U	$31	$94	$159	$335
Class U-2	$55	$116	$180	$351
The examples and the expenses in the tables above should not be considered a representation of the Fund’s future expenses, and actual expenses may be greater or less than those shown. You may also be required to pay transaction or other fees directly to your Financial Intermediary on purchases of Class U Shares of the Fund, which are not reflected in the example. While the examples assume a 5.0% annual return, as required by the SEC, the Fund’s performance will vary and may result in a return greater or less than 5.0%. In addition, the examples assume reinvestment of all distributions pursuant to the DRP. If Shareholders request repurchase proceeds be paid by wire transfer, such Shareholders will be assessed an outgoing wire transfer fee at prevailing rates charged by DST (currently $20). If a Shareholder requests an expedited payment by wire transfer, the applicable outgoing wire transfer fee may be deducted from the Shareholder’s repurchase proceeds. For a more complete description of the various fees and expenses borne directly and indirectly by the Fund, see “Fund Expenses,” “Management Fees” and “Plan of Distribution.”

FINANCIAL HIGHLIGHTS
The financial highlights in the tables below are intended to help you understand the Fund’s financial performance for the periods shown. Certain information reflects financial results for a single Fund Share. All amounts are in thousands, except Share and per Share amounts. The information has been audited by Ernst & Young LLP, the Fund’s independent registered public accounting firm, whose report, along with the Fund’s most recent audited financial statements is included in the Fund’s Annual Report for the year ended October 31, 2019. The Fund’s Annual Report has been filed with the SEC and is available on the SEC’s website at www.sec.gov, and is also available free of charge from the Fund upon request. This information should be read in conjunction with the financial statements and related notes included in the Fund’s Annual Report. No financial highlights information is presented for Class U-2 Shares because Class U-2 Shares had not commenced operations as of the date of this prospectus. The unaudited financial highlights for the six-month period ended April 30, 2020 are included in the Fund’s Semi-Annual Report on Form N-CSRS filed with the SEC on June 24, 2020, which is incorporated by reference into this Post-Effective Amendment.
FS Credit Income Fund
Financial Highlights — Class A Shares
(in thousands, except share and per share amounts)

	Year Ended October 31, 2019	Period from June 1, 2018 (Commencement of Operations) through October 31, 2018
Per Share Data:(1)
Net asset value, beginning of period	$12.87	$12.89
Results of operations
Net investment income(2)	0.63	0.23
Net realized gain (loss) and unrealized appreciation (depreciation)	(0.06)	0.12
Net increase (decrease) in net assets resulting from operations	0.57	0.35
Shareholder distributions(3)
Distributions from net investment income	(0.73)	(0.37)
Distributions from net realized gain on investments	(0.00)	—
Net decrease in net assets resulting from shareholder distributions	(0.73)	(0.37)
Net asset value, end of period	$12.71	$12.87
Shares outstanding, end of period	949,993	69,904
Total return(4)	4.56%	2.72%(5)
Ratio/Supplemental Data:
Net assets, end of period	$12,072	$900
Ratio of net investment income to average net assets(6)(7)	4.92%	4.30%
Ratio of total expenses to average net assets(6)	3.34%	4.28%
Ratio of expense reimbursement from adviser to average net assets(6)	(0.55)%	(1.59)%
Ratio of net expenses to average net assets(6)	2.79%	2.69%
Portfolio turnover rate	126%	114%
Total amount of senior securities outstanding exclusive of treasury securities	$36,094	$10,175
Asset coverage ratio per unit(8)	6.60	11.64

(1)
Per share data may be rounded in order to compute the ending net asset value per share.

FS Credit Income Fund
Financial Highlights — Class A Shares (continued)
(in thousands, except share and per share amounts)

(2)
The per share data was derived by using the average number of common shares outstanding during the applicable period.

(3)
The per share data for net decrease in net assets resulting from shareholder distributions reflects the actual amount of distributions declared per Class A common share during the applicable period.

(4)
The total return is historical and is calculated by determining the percentage change in net asset value, assuming the reinvestment of all distributions in additional common shares of the same class of the Fund at such class’ net asset value per share in accordance with the Fund’s distribution reinvestment plan. The total return does not consider the effect of any selling commissions or charges that may be incurred in connection with the sale of the Fund’s common shares. The historical calculation of total return in the table should not be considered a representation of the Fund’s future total return, which may be greater or less than the total return shown in the table due to a number of factors, including, among others, the Fund’s ability or inability to make investments that meet its investment criteria, the interest rates payable on the debt securities the Fund acquires, the level of the Fund’s expenses, the amount of the expense limitation, if any, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Fund encounters competition in its markets and general economic conditions. As a result of these and other factors, results for any previous period should not be relied upon as being indicative of performance in future periods. The total return calculations set forth above represent the total return on the Fund during the applicable period on a per class basis and do not represent an actual return to shareholders.

(5)
Information presented is not annualized.

(6)
Average daily net assets is used for this calculation. Data for periods of less than one year is annualized.

(7)
If the adviser had not waived or reimbursed certain expenses, the ratio of net investment income to average net assets would have been 4.37% and 2.71% for the year ended October 31, 2019 and for the period from June 1, 2018 (Commencement of Operations) through October 31, 2018, respectively.

(8)
Asset coverage per unit is the ratio of the carrying value of the Fund’s total assets available to cover senior securities, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness.

FS Credit Income Fund
Financial Highlights — Class I Shares
(in thousands, except share and per share amounts)

	Year Ended October 31,
	2019	2018
Per Share Data:(1)
Net asset value, beginning of year	$12.89	$12.50
Results of operations
Net investment income(2)	0.66	0.56
Net realized gain (loss) and unrealized appreciation (depreciation)	(0.06)	0.39
Net increase (decrease) in net assets resulting from operations	0.60	0.95
Shareholder distributions(3)
Distributions from net investment income	(0.75)	(0.56)
Distributions from net realized gain on investments	(0.00)	—
Net decrease in net assets resulting from shareholder distributions	(0.75)	(0.56)
Net asset value, end of year	$12.74	$12.89
Shares outstanding, end of year	14,845,927	8,322,844
Total return(4)	4.82%	7.68%
Ratio/Supplemental Data:
Net assets, end of year	$189,185	$107,317
Ratio of net investment income to average net assets(5)(6)	5.17%	4.38%
Ratio of total operating expenses to average net assets(5)	3.09%	3.65%
Ratio of expense reimbursement from adviser to average net assets(5)	(0.55)%	(1.33)%
Ratio of net operating expenses to average net assets(5)	2.54%	2.32%
Portfolio turnover rate	126%	114%
Total amount of senior securities outstanding exclusive of treasury securities	$36,094	$10,175
Asset coverage ratio per unit(7)	6.60	11.64

(1)
Per share data may be rounded in order to compute the ending net asset value per share.

(2)
The per share data was derived by using the average number of common shares outstanding during the applicable period.

(3)
The per share data for net decrease in net assets resulting from shareholder distributions reflects the actual amount of distributions declared per Class I common share during the applicable period.

(4)
The total return is historical and is calculated by determining the percentage change in net asset value, assuming the reinvestment of all distributions in additional common shares of the same class of the Fund at such class’ net asset value per share in accordance with the Fund’s distribution reinvestment plan. The total return does not consider the effect of any selling commissions or charges that may be incurred in connection with the sale of the Fund’s common shares. The historical calculation of total return in the table should not be considered a representation of the Fund’s future total return, which may be greater or less than the total return shown in the table due to a number of factors, including, among others, the Fund’s ability or inability to make investments that meet its investment criteria, the interest rates payable on the debt securities the Fund acquires, the level of the Fund’s expenses, the amount of the expense limitation, if any, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Fund encounters

FS Credit Income Fund
Financial Highlights — Class I Shares (continued)
(in thousands, except share and per share amounts)

competition in its markets and general economic conditions. As a result of these and other factors, results for any previous period should not be relied upon as being indicative of performance in future periods. The total return calculations set forth above represent the total return on the Fund during the applicable period on a per class basis and do not represent an actual return to shareholders.
(5)
Average daily net assets is used for this calculation.

(6)
If the adviser had not waived or reimbursed certain expenses, the ratio of net investment income to average net assets would have been 4.62% and 3.05% for the years ended October 31, 2019 and 2018, respectively.

(7)
Asset coverage per unit is the ratio of the carrying value of the Fund’s total assets available to cover senior securities, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness.

FS Credit Income Fund
Financial Highlights — Class T Shares
(in thousands, except share and per share amounts)

	Year Ended October 31, 2019	Period from August 14, 2018 (Commencement of Operations) through October 31, 2018
Per Share Data:(1)
Net asset value, beginning of period	$12.90	$13.03
Results of operations
Net investment income(2)	0.60	0.12
Net realized gain (loss) and unrealized appreciation (depreciation)	(0.06)	(0.07)
Net increase (decrease) in net assets resulting from operations	0.54	0.05
Shareholder distributions(3)
Distributions from net investment income	(0.70)	(0.18)
Distributions from net realized gain on investments	(0.00)	—
Net decrease in net assets resulting from shareholder distributions	(0.70)	(0.18)
Net asset value, end of period	$12.74	$12.90
Shares outstanding, end of period	71,205	5,832
Total return(4)	4.36%	0.39%(5)
Ratio/Supplemental Data:
Net assets, end of period	$907	$75
Ratio of net investment income to average net assets(6)(7)	4.67%	4.28%
Ratio of total expenses to average net assets(6)	3.59%	4.18%
Ratio of expense reimbursement from adviser to average net assets(6)	(0.55)%	(1.14)%
Ratio of net expenses to average net assets(6)	3.04%	3.04%
Portfolio turnover rate	126%	114%
Total amount of senior securities outstanding exclusive of treasury securities	$36,094	$10,175
Asset coverage ratio per unit(8)	6.60	11.64

(1)
Per share data may be rounded in order to compute the ending net asset value per share.

(2)
The per share data was derived by using the average number of common shares outstanding during the applicable period.

(3)
The per share data for net decrease in net assets resulting from shareholder distributions reflects the actual amount of distributions declared per Class T common share during the applicable period.

(4)
The total return is historical and is calculated by determining the percentage change in net asset value, assuming the reinvestment of all distributions in additional common shares of the same class of the Fund at such class’ net asset value per share in accordance with the Fund’s distribution reinvestment plan. The total return does not consider the effect of any selling commissions or charges that may be incurred in connection with the sale of the Fund’s common shares. The historical calculation of total return in the table should not be considered a representation of the Fund’s future total return, which may be greater or less than the total

FS Credit Income Fund
Financial Highlights — Class T Shares (continued)
(in thousands, except share and per share amounts)

return shown in the table due to a number of factors, including, among others, the Fund’s ability or inability to make investments that meet its investment criteria, the interest rates payable on the debt securities the Fund acquires, the level of the Fund’s expenses, the amount of the expense limitation, if any, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Fund encounters competition in its markets and general economic conditions. As a result of these and other factors, results for any previous period should not be relied upon as being indicative of performance in future periods. The total return calculations set forth above represent the total return on the Fund during the applicable period on a per class basis and do not represent an actual return to shareholders.
(5)
Information presented is not annualized.

(6)
Average daily net assets is used for this calculation. Data for periods of less than one year is annualized.

(7)
If the adviser had not waived or reimbursed certain expenses, the ratio of net investment income to average net assets would have been 4.12% and 3.14% for the year ended October 31, 2019 and for the period from August 14, 2018 (Commencement of Operations) through October 31, 2018, respectively.

(8)
Asset coverage per unit is the ratio of the carrying value of the Fund’s total assets available to cover senior securities, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness.

FS Credit Income Fund
Financial Highlights — Class U Shares
(in thousands, except share and per share amounts)

Period from September 17, 2019 (Commencement of Operations) through October 31, 2019
Per Share Data:(1)
Net asset value, beginning of period	$13.06
Results of operations
Net investment income(2)	0.07
Net realized gain (loss) and unrealized appreciation (depreciation)	(0.22)
Net increase (decrease) in net assets resulting from operations	(0.15)
Shareholder distributions(3)
Distributions from net investment income	(0.18)
Net decrease in net assets resulting from shareholder distributions	(0.18)
Net asset value, end of period	$12.73
Shares outstanding, end of period	1,531
Total return(4)(5)	(1.12)%
Ratio/Supplemental Data:
Net assets, end of period	$20
Ratio of net investment income to average net assets(6)(7)	4.28%
Ratio of total expenses to average net assets(6)	3.85%
Ratio of expense reimbursement from adviser to average net assets(6)	(0.55)%
Ratio of net expenses to average net assets(6)	3.30%
Portfolio turnover rate	126%
Total amount of senior securities outstanding exclusive of treasury securities	$36,094
Asset coverage ratio per unit(8)	6.60

(1)
Per share data may be rounded in order to compute the ending net asset value per share.

(2)
The per share data was derived by using the average number of common shares outstanding during the period.

(3)
The per share data for net decrease in net assets resulting from shareholder distributions reflects the actual amount of distributions declared per Class U common share during the applicable period.

(4)
The total return is historical and is calculated by determining the percentage change in net asset value, assuming the reinvestment of all distributions in additional common shares of the same class of the Fund at such class’ net asset value per share in accordance with the Fund’s distribution reinvestment plan. The total return does not consider the effect of any selling commissions or charges that may be incurred in connection with the sale of the Fund’s common shares. The historical calculation of total return in the table should not be considered a representation of the Fund’s future total return, which may be greater or less than the total return shown in the table due to a number of factors, including, among others, the Fund’s ability or inability to make investments that meet its investment criteria, the interest rates payable on the debt securities the Fund acquires, the level of the Fund’s expenses, the amount of the expense limitation, if any, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Fund encounters competition in its markets and general economic conditions. As a result of these and other factors, results for

FS Credit Income Fund
Financial Highlights — Class U Shares (continued)
(in thousands, except share and per share amounts)

any previous period should not be relied upon as being indicative of performance in future periods. The total return calculations set forth above represent the total return on the Fund during the period on a per class basis and does not represent an actual return to shareholders.
(5)
Information presented is not annualized.

(6)
Average daily net assets is used for this calculation. Data is annualized.

(7)
If the adviser had not waived or reimbursed certain expenses, the ratio of net investment income to average net assets would have been 3.73% for the period from September 17, 2019 (Commencement of Operations) through October 31, 2019.

(8)
Asset coverage per unit is the ratio of the carrying value of the Fund’s total assets available to cover senior securities, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this prospectus constitute forward-looking statements because they relate to future events or the Fund’s future performance or financial condition. The forward-looking statements contained in this prospectus may include statements as to:
•
the Fund’s future operating results;

•
the Fund’s business prospects and the prospects of the companies in which the Fund may invest, including the Fund’s and their ability to achieve their respective objectives as a result of the current COVID-19 pandemic;

•
the impact of the investments that the Fund expects to make;

•
the ability of the Fund’s portfolio companies to achieve their objectives;

•
the Fund’s current and expected financing arrangements and investments;

•
changes in the general interest rate environment;

•
the adequacy of the Fund’s cash resources, financing sources and working capital;

•
the timing and amount of cash flows, distributions and dividends, if any, from the Fund’s portfolio companies;

•
the Fund’s contractual arrangements and relationships with third-parties;

•
actual and potential conflicts of interest among FS Credit Income Advisor, GoldenTree or any of their affiliates, including the allocation of FS Credit Income Advisor’s or GoldenTree’s resources between the Fund and other investment activities;

•
the dependence of the Fund’s future success on the general economy and its effects on the industries in which the Fund may invest;

•
general economic and political trends and other external factors, including the current COVID-19 pandemic and related disruptions caused thereby;

•
the Fund’s use of financial leverage, if any;

•
the ability of the Advisors to locate suitable investments for the Fund and to monitor and administer the Fund’s investments;

•
the ability of the Advisors or their affiliates to attract and retain highly talented professionals;

•
the Fund’s ability to maintain its qualification as a RIC;

•
the impact on the Fund’s business of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the rules and regulations thereunder;

•
the effect of changes to tax legislation and the Fund’s tax position; and

•
the tax status of the enterprises in which the Fund may invest.

In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this prospectus involve risks and uncertainties. The Fund’s actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Types of Investments and Related Risks” and elsewhere in this prospectus. Other factors that could cause actual results to differ materially include:
•
changes in the economy, including material changes in interest rates or credit spreads;

•
risks associated with possible disruption in the Fund’s operations or the economy generally due to terrorism, natural disasters or pandemics; and

•
future changes in laws or regulations and conditions in the Fund’s operating areas.

The Fund has based the forward-looking statements included in this prospectus on information available to the Fund on the date of this prospectus. Except as required by the federal securities laws, the Fund undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. Prospective investors are advised to consult any additional disclosures that the Fund may make directly to such prospective investors or through reports that the Fund may file in the future with the SEC. The forward-looking statements and projections contained in this prospectus are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

MARKET DATA
Certain market data and forecasts contained in this prospectus have been obtained from independent industry sources as well as from research reports prepared for other purposes. The Fund has not independently verified the data obtained from these sources, and the Fund cannot assure you of the accuracy or completeness of any such data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements contained in this prospectus.
THE FUND
The Fund is a continuously offered, non-diversified, closed-end management investment company that is operated as an interval fund and registered under the 1940 Act. The Fund was organized as a Delaware statutory trust on October 27, 2016. The Fund commenced investment operations on November 1, 2017. The principal office of the Fund and FS Credit Income Advisor is located at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and its telephone number is (215) 495-1150.
FS Credit Income Advisor is the investment adviser to the Fund. FS Credit Income Advisor oversees the management of the Fund’s activities and is responsible for developing investment guidelines with the GoldenTree Sub-Adviser and overseeing decisions regarding the investment and allocation of the Fund’s portfolio. See “The Adviser.” FS Credit Income Advisor has engaged the GoldenTree Sub-Adviser to act as the Fund’s investment sub-adviser and make investment decisions for the Fund’s portfolio, subject to the oversight of FS Credit Income Advisor. The GoldenTree Sub-Adviser identifies investment opportunities and executes on its trading strategies subject to guidelines agreed to by FS Credit Income Advisor and GoldenTree Sub-Adviser. See “The Sub-Adviser.” Responsibility for monitoring and overseeing the Fund’s management and operation is vested in the individuals who serve on the Board. See “Management of the Fund.”
THE ADVISER
FS Credit Income Advisor, an investment adviser registered with the SEC under the Advisers Act, serves as the Fund’s investment adviser. The principal office of FS Credit Income Advisor is located at 201 Rouse Boulevard, Philadelphia, PA 19112. FS Credit Income Advisor is an affiliate of FS Investments, a national sponsor of alternative investment funds designed for the individual investor.
The Fund’s chairman, president and chief executive officer, Michael C. Forman, has led FS Credit Income Advisor since its inception. In 2007, he co-founded FS Investments with the goal of delivering alternative investment funds, advised by what FS Investments believes to be best-in-class institutional asset managers, to individual investors nationwide. In addition to leading FS Credit Income Advisor, Mr. Forman currently serves as chairman, president and/or chief executive officer of the FS Investments’ funds and their affiliated investment advisers.
FS Credit Income Advisor’s senior management team has significant experience in private debt, private equity and real estate investing, and has developed an expertise in using all levels of the corporate capital structure to produce income-generating investments, while focusing on risk management. The team also has extensive knowledge of the managerial, operational and regulatory requirements of publicly registered alternative asset entities, such as closed-end management investment companies. The Fund believes that the active and ongoing participation by FS Investments and its affiliates in the credit markets, and the depth of experience and disciplined investment approach of FS Credit Income Advisor’s management team, will allow FS Credit Income Advisor to successfully execute the investment strategies of the Fund. See “Management of the Fund” for biographical information regarding FS Credit Income Advisor’s senior management team.
The Fund’s Investment Advisory Agreement (the “Investment Advisory Agreement”) became effective on November 1, 2017 and continued in effect for a period of two years from its effective date. If not sooner terminated, the Investment Advisory Agreement will continue in effect for successive periods of twelve months thereafter, provided that each continuance is specifically approved at least annually by both (i) the vote of a majority of the Board or the vote of a majority of the outstanding securities of the Fund entitled to vote and (ii) by the vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval. In addition, the Investment Advisory Agreement has termination provisions that allow the parties to terminate the agreement without penalty. The Investment Advisory Agreement and the Administration Agreement may be terminated at any time, without penalty, by FS Credit Income Advisor, upon 60 days’ notice to the Fund.
THE SUB-ADVISER
FS Credit Income Advisor has engaged the GoldenTree Sub-Adviser, a wholly owned subsidiary of GoldenTree, to act as the Fund’s investment sub-adviser and make investment decisions for the Fund’s portfolio subject to the oversight of FS Credit Income Advisor. The GoldenTree Sub-Adviser will have full access to GoldenTree’s investment professionals and personnel as well as its administrative and operational support.
GoldenTree is an employee-owned, global asset management firm that specializes in opportunities across the credit universe in sectors such as high-yield bonds, leveraged loans, distressed, structured products, emerging markets, private equity and credit-themed equities. GoldenTree was founded in 2000 by Steven Tananbaum and is one of the largest independent asset managers focused on credit. The principal office of GoldenTree is located at 300 Park Avenue, 21st Floor, New York, NY 10022. GoldenTree manages over $35 billion for institutional investors including leading public and corporate pensions, endowments, foundations, insurance companies and sovereign wealth funds. GoldenTree’s investment team is one of the most senior teams of investment professionals focused on the credit markets. GoldenTree has over 50 investment professionals in New York, London, Dublin and Singapore with 16 years of experience on average. GoldenTree believes the number and experience of GoldenTree’s investment team is a key competitive advantage in evaluating investment opportunities across credit markets.
GoldenTree’s investment process focuses on disciplined, fundamental value analysis and invests only where in its view there is a catalyst to realize value and a margin of safety that limits the risk of loss. GoldenTree has a differentiated track record spanning 20 years capturing value across a large, diverse universe of credit instruments including bonds, loans, and structured products. GoldenTree believes its strategy stands apart from its peers due to GoldenTree’s disciplined investment process and experienced investment team that enable the Fund to opportunistically invest across credit sectors, deploying capital to sectors and securities which GoldenTree believes offer the most attractive risk-adjusted returns. GoldenTree’s specialist expertise across bonds, loans, and structured products is critical in implementing a global multi-sector credit strategy.
Please see “Management of the Fund” for information on the Key Personnel of GoldenTree.

USE OF PROCEEDS
The net proceeds of this Offering of Shares, after payment of the applicable sales load, will be invested in accordance with the Fund’s investment objective and policies (as stated below) as soon as practicable after receipt and no later than three months after receipt. Pending investment of the net proceeds in accordance with the Fund’s investment objective and policies, the Fund will invest in money market or short-term fixed-income mutual funds. Investors should expect, therefore, that before the Fund has fully invested the proceeds of the offering in accordance with its investment objective and policies, the Fund’s assets would earn interest income at a modest rate.

INVESTMENT OBJECTIVE, OPPORTUNITIES AND STRATEGIES
Investment Objective
The Fund’s investment objective is to provide attractive total returns, which will include current income and capital appreciation. There can be no assurance that the Fund will be able to achieve its investment objective.
Investment Opportunities and Strategies
General Investment Strategy.   Under normal investment conditions, the Fund will invest at least 80% of its assets (including borrowings for investment purposes) in debt obligations. The securities acquired by the Fund may include all types of debt and equity obligations and may have varying terms with respect to collateralization, seniority or subordination, purchase price, convertibility, interest payments and maturity, and may consist of the following: (i) public and private below-investment grade and nonrated debt, including 1st lien bank debt, 2nd lien bank debt, revolving loans, below-investment grade senior secured or unsecured bonds, convertible bonds, preferred stock, mezzanine loans, trade claims, liquidating trusts and assignments; (ii) debt and equity tranches of collateralized loan obligations (“CLOs”); structured credit; residential mortgage-backed securities; ABSs (including, student loans, auto loans and manufactured housing); debt and equity tranches of CDOs (e.g., commercial real estate CDOs); monoline-related securities; esoteric ABS (including, airplane leased-back securitizations, revenue securitizations (e.g., toll road and franchise fees), securitizations, whole business securitizations and trust preferred security CDOs); and any assets underlying the foregoing instruments; (iii) any other securities with fixed-income characteristics, including investment grade debt, debentures, notes, deferred interest, pay-in-kind or zero coupon, equipment lease and trust certificates and commercial paper; (iv) distressed debt or equity securities acquired in secondary market purchases and positions in selected classes of distressed securities, as well as distressed securities acquired in connection with bankruptcies and reorganizations of issuers; (v) treasury and government and agency bonds issued by the U.S. and foreign governments, money markets, bank deposits or commercial paper; (vi) registered investment companies (subject to applicable law) and (vii) equity securities (public and/or private), including common and preferred stocks; convertible securities; rights and warrants; depositary receipts; and pooled investment vehicles, such as real estate investment trusts, other investment companies, such as ETFs, non-ETF exchange-traded vehicles, and partnership interests. There is no geographical or currency limitation on securities acquired by the Fund. The Fund may purchase debt and equity securities of non-U.S. governments and corporate entities domiciled outside of the U.S., including emerging market issuers.
The Fund expects to access these markets through a combination of the primary and secondary markets, as well as selectively relying on investments sourced directly by the Advisors. The Fund may invest in securities globally but generally intends to focus on pursuing opportunities in North America and Europe. As the credit markets evolve, GoldenTree and FS Credit Income Advisor expect to evaluate new credit asset classes for possible inclusion in the Fund’s portfolio. In evaluating new asset classes, the Advisors may consider, among other things, the return profile of the new asset class versus income-producing debt investments, the risks associated with the asset class (both the risks of the underlying investments and the asset class generally) and the liquidity of the investments.
We believe the Fund can be an attractive alternative to a traditional fixed-income allocation and may offer the following benefits to investors:
Benchmark agnostic and enhanced flexibility to generate returns:   The Fund intends to employ an opportunistic and flexible global credit investment strategy based on absolute and relative value considerations that is untethered to benchmark-specific guidelines. This mandate enables the Fund to successfully capture returns across less efficient sectors of the market without the constraints of managing to a specific benchmark and with limited security overlap to traditional fixed-income indices.
Returns driven primarily by security selection with idiosyncratic return drivers:   GoldenTree’s experience and deep understanding of the credit cycle enhances its ability to identify and respond to market trends and conditions. GoldenTree’s investment process focuses on identifying idiosyncratic return drivers through a comprehensive, value oriented and disciplined security screening process. GoldenTree and FS Credit Income Advisor believe this experience and expertise is a benefit for the Fund and that security selection is paramount in capital protection and loss avoidance.
Focus on broad geographic exposure:   The Fund seeks to benefit from the global asset management footprint of GoldenTree. GoldenTree has had a physical presence in Europe for over 10 years and robust emerging markets expertise. The Fund’s global focus enables it to allocate dynamically, as changing market conditions may create more attractive opportunities in certain geographies or sub-sectors of the credit market. GoldenTree believes this flexibility across geographies and credit sectors is critical to delivering the most attractive risk-adjusted returns across market cycles.
Access to GoldenTree’s leading global platform:   FS Credit Income Advisor believes the Fund will benefit from the market presence, scale, infrastructure and demonstrated investment expertise of GoldenTree. GoldenTree has one of the most experienced investment and asset management teams in the marketplace with a proven differentiated track record in multi-sector fixed-income investing. The Fund will seek to benefit from GoldenTree’s time-tested investment process that has generated strong risk-adjusted returns for its clients since the firm’s founding in 2000.
Portfolio Composition
The Fund’s portfolio will consist of some combination of the following types of investments:
Syndicated Corporate Loans.   A syndicated loan is a loan offered to a borrower by a group, or syndicate, of lenders. Syndicated loans (also called senior loans) generally are in the form of term loans and/or revolving credit lines. Syndicated loans (e.g., 1st and 2nd lien loans) generally hold the most senior position in the capital structure of a borrower, are typically secured with specific collateral and have a claim on the assets and/or stock of the borrower that is senior to that held by unsecured creditors, subordinated debt holders and holders of equity of the borrower. Typically, in order to borrow money pursuant to a syndicated loan, a borrower will, for the term of the syndicated loan, pledge collateral (subject to typical exceptions), including (i) working capital assets, such as accounts receivable and inventory; (ii) tangible fixed assets, such as real property, buildings and equipment; (iii) intangible assets, such as trademarks and patent rights; and (iv) security interests in shares of stock of subsidiaries or affiliates. In the case of syndicated loans made to non-public companies, the company’s shareholders or owners may provide collateral in the form of secured guarantees and/or security interests in assets that they own. In many instances, a syndicated loan may be secured only by stock in the borrower or its subsidiaries. Collateral may consist of assets that may not be readily liquidated, and there is no assurance that the liquidation of such assets would satisfy fully a borrower’s obligations under a syndicated loan.
Corporate Bonds.   An issuer of corporate bonds typically pays the investor a fixed rate of interest and must repay the amount borrowed on or before maturity. The investment return of corporate bonds reflects interest on the security and changes in the market value of the security. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The value of intermediate- and longer-term corporate bonds is generally more sensitive to changes in interest rates than the value of shorter-term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the borrower, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s performance and perceptions of the issuer in the market place. There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. The Fund may utilize various types of derivative instruments, including swaps, for the purpose of gaining exposure to corporate bonds.
Structured Credit.   The Fund may invest in asset-backed opportunities across broad sectors such as consumer and commercial specialty finance and corporate credit. These investment opportunities may include (i) financings secured by pools of consumer loans, commercial loans or real estate assets; (ii) the outright purchase of pools of consumer loans, commercial loans or real estate assets; and (iii) debt and equity investments in U.S.-dollar-denominated CLOs that are primarily backed by corporate leveraged loans issued to primarily U.S. CLOs, as well as Euro-denominated CLOs that are backed primarily by corporate leveraged loans issued to primarily European CLOs. The investments in the “equity” of structured credit products (including CLOs) refers to the Residual Tranche.
Special Situations and Stressed Investments.   The Fund may invest in debt as well as preferred or common shares, or other instruments, of companies undergoing, or that have recently completed, bankruptcies, reorganizations, insolvencies, liquidations or other fundamental changes or similar proceedings or other stressed issuers. In any investment opportunity involving any such type of special situation, there exists the risk that the contemplated transaction either will be unsuccessful, will take considerable time or will result in a distribution of cash or new securities, the value of which will be less than the purchase price to the Fund of the securities or other financial instruments in respect of which such distribution is received.
Other Types of Investments.   The Fund may also invest in distressed securities, notes, bills, debentures, bank loans, convertible and preferred securities, government and municipal obligations and other credit instruments with similar economic characteristics. In addition, from time to time, the Fund may invest in first lien senior secured loans (including “unitranche” loans, which are loans that combine both senior and mezzanine debt, generally in a first lien position), second lien senior secured loans and mezzanine debt, which in some cases includes an equity component of U.S. and European middle-market companies, where the Advisor believes the supply of primary capital is limited and the investment opportunities are most attractive. The Fund may also purchase common shares and other equity securities outright or incident to the purchase or ownership of a syndicated loan or corporate bond or in connection with a reorganization of a borrower. The Fund may engage in short sales. The Fund may also use derivatives to gain investment exposure to credit instruments, provide down side protection and to dampen volatility. Derivatives may allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. The Fund may invest in securities of other investment companies, including ETFs, to the extent that these investments are consistent with the Fund’s investment objective, strategies and policies and permissible under the 1940 Act or any applicable exemption therefrom. The Fund may invest in other investment companies to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when the Advisors believe share prices of other investment companies offer attractive values.
Other Characteristics
Below Investment Grade Credit Instruments.   The credit instruments in which the Fund may invest may be rated below investment grade. Securities rated below investment grade are those that, at the time of investment, are rated “Ba1” or lower by Moody’s, or “BB+” or lower by S&P Global (“S&P”) or Fitch, or if unrated are determined by the Advisors to be of comparable quality. Below investment grade securities often are regarded as having predominately speculative characteristics with respect to an issuer’s capacity to pay interest and repay principal. In addition, lower quality debt securities tend to be more sensitive to general economic conditions. Although many of the Fund’s investments may consist of securities rated below investment grade, the Fund reserves the right to invest in credit instruments of any credit quality, maturity and duration.
Foreign Instruments.   The Fund may make investments in non-U.S. entities, including issuers in emerging markets. The Fund expects that its investment in non-U.S. issuers will be made primarily in U.S. dollar denominated securities, but it reserves the right to purchase securities that are foreign currency denominated. Some non-U.S. securities may be less liquid and more volatile than securities of comparable U.S. issuers.
Illiquid and Restricted Securities.   The Fund may invest in instruments that, at the time of investment, are illiquid (generally, those securities that cannot be disposed of within seven days in the ordinary course of business at approximately the value at which the Fund has valued the securities). The Fund may also invest, without limit, in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale.

The Investment Process
FS Credit Income Advisor has engaged the GoldenTree Sub-Adviser to identify investment opportunities and execute on its trading strategies subject to guidelines agreed to by FS Credit Income Advisor and the GoldenTree Sub-Adviser. GoldenTree employs a rigorous investment process to identify, evaluate, invest, monitor and exit all investment opportunities on behalf of the Fund. All investment decisions made by the GoldenTree Sub-Adviser are the ultimate responsibility of FS Credit Income Advisor and FS Credit Income Advisor has established investment guidelines, monitoring and reporting procedures to evaluate the performance of the GoldenTree Sub-Adviser relative to the Fund’s investment objectives.
FS Credit Income Advisor believes that GoldenTree’s investment process has successfully captured opportunities across credit sectors and market cycles by utilizing the following investment approach:
Robust fundamental analysis to determine enterprise value:   GoldenTree believes that the initial and critical stage in evaluating an investment is an accurate and conservative determination of an issuer’s enterprise value.
Analysis of capital structure to ensure high margin of safety:   After GoldenTree determines the valuation of the enterprise, it will then analyze the issuer’s capital structure to seek to ensure the investment has a high margin of safety.
Identify catalysts to drive total return:   Following an enterprise value and margin of safety analysis of an investment, GoldenTree requires a catalyst to drive total return and relies on a stringent sell discipline to realize value. Each investment must have an identifiable catalyst which may include accelerating earnings, expense reductions, equity issuance or injection, refinancing, call features, structural deleveraging, restructuring or assets sales. A target sale price is established at the time of purchase and the asset is sold (in whole or in part(s)) as it approaches that level, unless changes in circumstance dictate a revised target. Absent any meaningful change in credit fundamentals, the investment process requires strict adherence to sell targets.
Monitor and perform real-time rigorous relative value analysis:   GoldenTree has developed proprietary relative value systems, which enable the investment team to compare every potential investment’s total return and risk characteristics versus current investments within the portfolio. The firm’s proprietary systems capture a wide variety of data points, enabling a constant evaluation of existing investments compared to new opportunities and allow for a re-underwriting of the portfolio on a regular basis.
Leverage
The Fund intends to use leverage to pursue its investment objective, including by borrowing funds from banks or other financial institutions, investing in derivative instruments with leverage embedded in them, and/or issuing debt securities. The Fund may borrow money or issue debt securities in an amount up to 33 1∕3% of its Managed Assets (50% of its net assets). “Managed Assets” means the total assets of the Fund (including any assets attributable to money borrowed for investment purposes) minus the sum of the Fund’s accrued liabilities (other than money borrowed for investment purposes). The Fund intends to use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. The Fund may also use leverage to fund distributions and its quarterly repurchase offers.
The use of leverage can create risks. Changes in the value of the Fund’s portfolio, including securities bought with the proceeds of leverage, will be borne entirely by the Shareholders. If there is a net decrease or increase in the value of the Fund’s investment portfolio, leverage will decrease or increase, as the case may be, the NAV per Share to a greater extent than if the Fund did not utilize leverage. A reduction in the Fund’s NAV may cause a reduction in the market price of the Shares. During periods in which the Fund is using leverage, the fees paid to FS Credit Income Advisor will be higher than if the Fund did not use leverage, because the fees paid will be calculated on the basis of the Fund’s gross assets, which includes the proceeds from leverage. The Fund’s leverage strategy may not be successful.

Certain types of leverage by the Fund may result in the Fund being subject to covenants relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by one or more lenders or by guidelines of one or more rating agencies, which may issue ratings for any short-term debt securities issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. FS Credit Income Advisor does not believe that these covenants or guidelines will impede them from managing the Fund’s portfolio in accordance with its investment objective and policies if the Fund were to use leverage.
Under the 1940 Act, the Fund is not permitted to issue senior securities if, immediately after the issuance of such senior securities, the Fund would have an asset coverage ratio (as defined in the 1940 Act) of less than 300% with respect to senior securities representing indebtedness (i.e., for every dollar of indebtedness outstanding, the Fund is required to have at least three dollars of assets). The 1940 Act also provides that the Fund may not declare distributions, or purchase its stock (including through share repurchases), if immediately after doing so it will have an asset coverage ratio of less than 300%. Under the 1940 Act, certain short-term borrowings (such as for cash management purposes) are not subject to these limitations if (i) repaid within 60 days, (ii) not extended or renewed and (iii) not in excess of 5% of the total assets of the Fund.
See “Types of Investments and Related Risks — Risks Relating to Investment Strategies and Fund Investments — Leverage Risk” for an illustration of the effect of leverage on returns from an investment in the Shares.
On October 25, 2017, and effective November 1, 2017, the Fund entered into a facility arrangement (the “BNP Facility”) with BNP Paribas Prime Brokerage International, Ltd. (together with its affiliates “BNP Paribas”). The BNP Facility provides for borrowings in U.S. dollars and certain agreed upon foreign currencies. The Fund may borrow on an uncommitted basis, at the discretion of BNP Paribas, to the extent the pledged collateral provides sufficient coverage for such borrowings. The Fund may also borrow on a committed basis up to an aggregate principal amount equal to the average outstanding balance over the past ten business days. Under the BNP Facility, the Fund has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other requirements customary for facilities of this type. The BNP Facility agreements contain events of default and termination events customary for similar financing transactions.
In addition, in the future, a credit facility may be replaced or refinanced by one or more credit facilities having substantially different terms, by the issuance of debt securities or by the use of other forms of leverage. See “Types of Investments and Related Risks — Risks Relating to Investment Strategies and Fund Investments — Leverage Risk” for additional information on the BNP Facility and its effect on the Fund’s leverage.
The Fund may also use derivative strategies that have economic leverage embedded in them. The Fund may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities.
For risks associated with the Fund’s leverage strategies and the transactions associated therewith, see “Types of Investments and Related Risks.”
Temporary Investments
For defensive purposes, during periods in which FS Credit Income Advisor and GoldenTree determine that economic, market or political conditions are unfavorable to investors and a defensive strategy would benefit the Fund, the Fund may temporarily deviate from its investment strategies and objective. During such periods, the Fund may invest all or a portion of its Managed Assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities which have received the highest investment grade credit rating, certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; bank time deposits; shares of money market funds; credit-linked notes or repurchase agreements with respect to any of the foregoing. In addition, the Fund may also make these types of investments to comply with regulatory or contractual requirements, including with respect to leverage restrictions, or to keep cash fully invested pending the investment of assets. It is impossible to predict when, or for how long, the Fund will use these strategies. There can be no assurance that such strategies will be successful. The Fund is not required to adopt defensive positions or hedge its investments and may choose not to do so even in periods of extreme market volatility and economic uncertainty.
Segregation and Cover Requirements
As a closed-end investment company registered with the SEC, the Fund is subject to the federal securities laws, including the 1940 Act, the rules thereunder, and various SEC and SEC staff interpretive positions. In accordance with these laws, rules and positions, the Fund may “set aside” liquid assets (often referred to as “asset segregation”), or engage in other SEC- or staff-approved measures, to “cover” open positions with respect to certain kinds of derivatives and certain other portfolio transactions that could be considered “senior securities” as defined in Section 18(g) of the 1940 Act. With respect to certain derivatives that are contractually required to cash settle, for example, the Fund is permitted to set aside liquid assets in an amount equal to the Fund’s daily marked-to-market net obligations (i.e., the Fund’s daily net liability) under the contracts, if any, rather than such contracts’ full notional value. The Fund may enter into agreements with a futures commission merchant which provides for cash settlement of the Fund’s physical deliverable futures contracts. If this occurs, the Fund will treat such futures contracts as being cash-settled for purposes of determining the Fund’s asset coverage requirements. The Fund reserves the right to modify its asset segregation policies in the future to comply with any changes in the positions from time to time announced by the SEC or its staff regarding asset segregation. These segregation and coverage requirements could result in the Fund’s maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions.
Portfolio Turnover
The Fund is anticipated to be actively managed, and although the Fund cannot accurately predict its annual portfolio turnover rate, it is expected to exceed 100% in any fiscal year under normal circumstances. The Fund’s portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities for the particular fiscal year by the monthly average of the value of the portfolio securities owned by the Fund during the particular fiscal year. Given GoldenTree’s significant trading infrastructure, the Fund does not believe transaction costs will be an impediment to the strategy’s ability to achieve attractive risk-adjusted returns. However, portfolio turnover may have certain adverse tax consequences for Shareholders.

TYPES OF INVESTMENTS AND RELATED RISKS
Investing in the Fund involves risks, including the risk that an investor may receive little or no return on his, her or its investment or that an investor may lose part or all of such investment. Therefore, investors should consider carefully the following principal risks before investing in the Fund. The risks described below are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund and the Shares. Prospective investors should read this entire prospectus and consult with their own advisers before deciding whether to invest in the Fund. In addition, as the investment program of the Fund changes or develops over time, an investment in the Fund may be subject to risks not described in this prospectus. During the pendency of this Offering, the Fund will update this prospectus to account for any material changes in the risks involved with an investment in the Fund.
Risks Relating to Investment Strategies and Fund Investments
Investment and Market Risk.   An investment in the Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Shares represents an indirect investment in the portfolio of senior loans, corporate bonds and other securities and loans owned by the Fund, and the value of these securities and loans may fluctuate, sometimes rapidly and unpredictably. For instance, during periods of global economic downturn, the secondary markets for senior loans and investments with similar economic characteristics (such as second lien loans and unsecured loans) and corporate bonds can experience sudden and sharp price swings, which can be exacerbated by large or sustained sales by major investors in these markets, a high-profile default by a major borrower, movements in indices tied to these markets or related securities or investments, or a change in the market’s perception of senior loans and investments with similar economic characteristics (such as second lien loans and unsecured loans) and corporate bonds. At any point in time, an investment in the Shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund, if any, and the ability of Shareholders to reinvest dividends. The Fund anticipates using leverage, which will magnify the Fund’s risks and, in turn, the risks to the Shareholders. Use of leverage is subject to the risks described below under “—  Leverage Risk.”
Focused Investment Risk.   To the extent that the Fund focuses its investments in a particular industry, the NAV of the common shares will be more susceptible to events or factors affecting companies in that industry. These may include, but are not limited to, governmental regulation, inflation, rising interest rates, cost increases in raw materials, fuel and other operating expenses, technological innovations that may render existing products and equipment obsolete, competition from new entrants, high research and development costs, increased costs associated with compliance with environmental or other regulation and other economic, market, political or other developments specific to that industry. Also, the Fund may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens and whose securities may react similarly to the types of events and factors described above, which will subject the Fund to greater risk. The Fund also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular country or geographic region.
Senior Loans Risk.   The senior loans in which the Fund will invest will primarily be rated below investment grade, but may also be unrated and of comparable credit quality. As a result, although senior loans are senior and typically secured in a first or second lien position in contrast to other below investment grade fixed income instruments, which are often subordinated or unsecured, the risks associated with such senior loans are generally similar to the risks of other below investment grade fixed income instruments. See “Below Investment Grade Rating Risk.” Investments in below investment grade senior loans are considered speculative because of the credit risk of the borrowers. Such borrowers are more likely than investment grade borrowers to default on their payments of interest and principal owed to the Fund, and such defaults could reduce the NAV of the Shares and income distributions. An economic downturn would generally lead to a higher non-payment rate, and a senior loan may lose significant market value before a default occurs. Moreover, any specific collateral used to secure a senior loan may decline in value or become illiquid, which would adversely affect the senior loan’s value. Senior loans are subject to a number of risks described elsewhere in this prospectus, including non-payment of principal, liquidity risk and the risk of investing in below investment grade fixed-income instruments.
Senior loans are subject to the risk of non-payment of scheduled interest or principal. Such non-payment would result in a reduction of income to the Fund, a reduction in the value of the investment and a potential decrease in the NAV of the Shares. There can be no assurance that the liquidation of any collateral securing a senior loan would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments, whether when due or upon acceleration, or that the collateral could be liquidated, readily or otherwise. In the event of bankruptcy or insolvency of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral, if any, securing a senior loan. The collateral securing a senior loan, if any, may lose all or substantially all of its value in the event of the bankruptcy or insolvency of a borrower. Some senior loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate such senior loans to presently existing or future indebtedness of the borrower or take other action detrimental to the holders of senior loans including, in certain circumstances, invalidating such senior loans or causing interest previously paid to be refunded to the borrower. Additionally, a senior loan may be “primed” in bankruptcy, which reduces the ability of the holders of the senior loan to recover on the collateral. Priming takes place when a debtor in bankruptcy is allowed to incur additional indebtedness by the bankruptcy court and such indebtedness has a senior or pari passu lien with the debtor’s existing secured indebtedness, such as existing senior loans or secured corporate bonds.
There may be less readily available information about most senior loans and the borrowers thereunder than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act or registered under the Exchange Act, and borrowers subject to the periodic reporting requirements of Section 13 of the Exchange Act. Senior loans may be issued by companies that are not subject to SEC reporting requirements and these companies, therefore, do not file reports with the SEC that must comply with SEC form requirements and in addition are subject to a less stringent liability disclosure regime than companies subject to SEC reporting requirements. As a result, FS Credit Income Advisor will rely primarily on its own evaluation of a Borrower’s credit quality rather than on any available independent sources.
The secondary trading market for senior loans may be less liquid than the secondary trading market for registered investment grade debt securities. No active trading market may exist for certain senior loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that the Fund may not be able to sell senior loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. In addition, investments in bank loans may not be securities and may not have the protections of the federal securities laws.
Senior loans and other variable rate debt instruments are subject to the risk of payment defaults of scheduled interest or principal. Such payment defaults would result in a reduction of income to the Fund, a reduction in the value of the investment and a potential decrease in the NAV of the Shares. Similarly, a sudden and significant increase in market interest rates may increase the risk of payment defaults and cause a decline in the value of these investments and in the NAV of Shares. Other factors (including, but not limited to, rating downgrades, credit deterioration, a large downward movement in stock prices, a disparity in supply and demand of certain securities or market conditions that reduce liquidity) can reduce the value of senior loans and other debt obligations, impairing the NAV of the Shares.
Senior loans are subject to legislative risk. If legislation or state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of senior loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default. If legislation or federal or state regulations require financial institutions to increase their capital requirements, this may cause financial institutions to dispose of senior loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of FS Credit Income Advisor, do not represent fair value. If the Fund attempts to sell a senior loan at a time when a financial institution is engaging in such a sale, the price the Fund could receive for the senior loan may be adversely affected.
The Fund expects to acquire senior loans primarily through assignments and, to a lesser extent, through participations. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. In general, a participation is a contractual relationship only with the institution participating out the interest, not with the borrower. Sellers of participations typically include banks, broker-dealers, other financial institutions and lending institutions. In purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, (i) the Fund will be exposed to the credit risk of both the borrower and the institution selling the participation and (ii) both the borrower and the institution selling the participation will be considered issuers for purposes of the Fund’s investment restriction concerning industry concentration. See “Investment Restrictions.” Further, in purchasing participations in lending syndicates, the Fund may be more limited than it otherwise would be in its ability to conduct due diligence on the borrower. In addition, as a holder of the participations, the Fund may not have voting rights or inspection rights that the Fund would otherwise have if it were investing directly in the senior loan, which may result in the Fund being exposed to greater credit or fraud risk with respect to the borrower or the senior loan.
Subordinated Loans Risk.   Subordinated loans generally are subject to similar risks as those associated with investments in senior loans, except that such loans are subordinated in payment and/or lower in lien priority to first lien holders. In the event of default on a subordinated loan, the first priority lien holder has first claim to the underlying collateral of the loan to the extent such claim is secured. Additionally, an oversecured creditor may be entitled to additional interest and other charges in bankruptcy increasing the amount of their allowed claim. Subordinated loans are subject to the additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Subordinated loans generally have greater price volatility than senior loans and may be less liquid.
Unfunded Loan Commitments Risk.   Unfunded loan commitments generally involve risks that are additional to and different from those relating to bonds and other types of debt securities. Unfunded loan commitments are contractual obligations pursuant to which the Fund agrees in writing to make one or more loans up to a specified amount at one or more future dates. The underlying loan documentation sets out the terms and conditions of the lender’s obligation to make the loans as well as the economic terms of such loans. The portion of the amount committed by a lender that the borrower has not drawn down is referred to as “unfunded.” Loan commitments may be traded in the secondary market through dealer desks at large commercial and investment banks although these markets are generally not considered liquid. They also are difficult to value. Typically, the Fund receives a commitment fee for amounts that remain unfunded under its commitment.
In addition, unfunded loan commitments expose lenders to credit risk. A lender typically is obligated to advance the unfunded amount of a loan commitment at the borrower’s request, subject to satisfaction of certain contractual conditions, such as the absence of a material adverse change. Borrowers with deteriorating creditworthiness may continue to satisfy their contractual conditions and therefore be eligible to borrow at times when the lender might prefer not to lend. In addition, a lender may have assumptions as to when a borrower may draw on an unfunded loan commitment when the lender enters into the commitment. If the borrower does not draw as expected, the commitment may not prove as attractive an investment as originally anticipated.

Corporate Bond Risk.   The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of intermediate- and longer-term corporate bonds is generally more sensitive to changes in interest rates than is the market value of shorter-term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the borrower, such as investors’ perceptions of the creditworthiness of the borrower, the borrower’s financial performance, perceptions of the borrower in the market place, performance of management of the borrower, the borrower’s capital structure and use of financial leverage and demand for the borrower’s goods and services. Certain risks associated with investments in corporate bonds are described elsewhere in this prospectus in further detail, including under “— Credit Risk,” “— Prepayment and Maturity Extension Risk” and “— Inflation/Deflation Risk.” There is a risk that the borrowers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. The Fund expects to invest in corporate bonds that are high-yield issues rated below investment grade. High-yield corporate bonds are often high risk and have speculative characteristics. High-yield corporate bonds may be particularly susceptible to adverse borrower-specific developments. High-yield corporate bonds are subject to the risks described under “— Below Investment Grade Rating Risk.”
Mezzanine Investments Risk.   The Fund may invest in mezzanine debt instruments, which are expected to be unsecured and made in companies with capital structures having significant indebtedness ranking ahead of the investments, all or a significant portion of which may be secured.
While the investments may benefit from the same or similar financial and other covenants as those applicable to the indebtedness ranking ahead of the investments and may benefit from cross-default provisions and security over the company’s assets, some or all of such terms may not be part of particular investments and the mezzanine debt will be subordinated in recovery to senior classes of debt in the event of a default. Mezzanine investments generally are subject to various risks, including, without limitation: (i) a subsequent characterization of an investment as a “fraudulent conveyance;” (ii) the recovery as a “preference” of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing; (iii) equitable subordination claims by other creditors; (iv) so-called “lender liability” claims by the issuer of the obligations; and (v) environmental liabilities that may arise with respect to any collateral securing the obligations.
CLO Securities Risk.   The Fund will invest in CLO securities issued by CLOs that principally invest in senior loans (typically, 80% or more of their assets), diversified by industry and borrower. It is also possible that the underlying obligations of CLOs in which the Fund invests will include (i) subordinated loans; (ii) debt tranches of other CLOs; and (iii) equity securities incidental to investments in senior loans. Holders of such securities are subject to a number of risks, including the credit, liquidity, counterparty and other risks detailed below under “— Structured Products Risk,” and other market and asset specific risks.
CLO securities are typically privately offered and sold and may be thinly traded or have a limited trading market. As a result, investments in CLO securities may be characterized by the Fund as illiquid securities. In addition to the general risks associated with debt securities discussed above, CLOs carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; and (iii) the possibility that the investments in CLOs are subordinate to other classes or tranches of the CLOs.
CLOs issue securities in tranches with different payment characteristics and different credit ratings. The rated tranches of CLO securities are generally assigned credit ratings by one or more nationally recognized statistical rating organizations. The subordinated (or residual) tranches do not receive ratings. Below investment grade tranches of CLO securities typically experience a lower recovery, greater risk of loss or deferral or non-payment of interest than more senior tranches of the CLO.
The riskiest portion of the capital structure of a CLO is the subordinated (or residual) tranche, which bears the bulk of defaults from the loans in the CLO and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CLO typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the subordinated tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. The risks of an investment in a CLO depend largely on the collateral and the tranche of the CLO in which the Fund invests.
The Fund may invest in any portion of the capital structure of CLOs (including the subordinated or residual tranche). As a result, the CLOs in which the Fund invests may have issued and sold debt tranches that will rank senior to the tranches in which the Fund invests. By their terms, such more senior tranches may entitle the holders to receive payment of interest or principal on or before the dates on which the Fund is entitled to receive payments with respect to the tranches in which the Fund invests. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a CLO, holders of more senior tranches would typically be entitled to receive payment in full before the Fund receives any distribution. After repaying such senior creditors, such CLO may not have any remaining assets to use for repaying its obligation to the Fund. In the case of tranches ranking equally with the tranches in which the Fund invests, the Fund would have to share on an equal basis any distributions with other creditors holding such securities in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant CLO. Therefore, the Fund may not receive back the full amount of its investment in a CLO.
The transaction documents relating to the issuance of CLO securities may impose eligibility criteria on the assets of the CLO, restrict the ability of the CLO’s investment manager to trade investments and impose certain portfolio-wide asset quality requirements. These criteria, restrictions and requirements may limit the ability of the CLO’s investment manager to maximize returns on the CLO securities. In addition, other parties involved in CLOs, such as third-party credit enhancers and investors in the rated tranches, may impose requirements that have an adverse effect on the returns of the various tranches of CLO securities. Furthermore, CLO securities issuance transaction documents generally contain provisions that, in the event that certain tests are not met (generally interest coverage and over-collateralization tests at varying levels in the capital structure), proceeds that would otherwise be distributed to holders of a junior tranche must be diverted to pay down the senior tranches until such tests are satisfied. Failure (or increased likelihood of failure) of a CLO to make timely payments on a particular tranche will have an adverse effect on the liquidity and market value of such tranche.
Payments to holders of CLO securities may be subject to deferral. If cash flows generated by the underlying assets are insufficient to make all current and, if applicable, deferred payments on CLO securities, no other assets will be available for payment of the deficiency and, following realization of the underlying assets, the obligations of the borrower of the related CLO securities to pay such deficiency will be extinguished.
The market value of CLO securities may be affected by, among other things, changes in the market value of the underlying assets held by the CLO, changes in the distributions on the underlying assets, defaults and recoveries on the underlying assets, capital gains and losses on the underlying assets, prepayments on underlying assets and the availability, prices and interest rate of underlying assets. Furthermore, the leveraged nature of each subordinated class may magnify the adverse impact on such class of changes in the value of the assets, changes in the distributions on the assets, defaults and recoveries on the assets, capital gains and losses on the assets, prepayment on assets and availability, price and interest rates of assets. Finally, CLO securities are limited recourse and may not be paid in full and may be subject to up to 100% loss.
Asset-Backed Securities Risk.   Asset-backed securities often involve risks that are different from or more acute than risks associated with other types of debt instruments. For instance, asset-backed securities may be particularly sensitive to changes in prevailing interest rates. In addition, the underlying assets are subject to prepayments that shorten the securities’ weighted average maturity and may lower their return. Asset-backed securities are also subject to risks associated with their structure and the nature of the assets underlying the security and the servicing of those assets. Payment of interest and repayment of principal on asset-backed securities is largely dependent upon the cash flows generated by the assets backing the securities and, in certain cases, supported by letters of credit, surety bonds or other credit enhancements. The values of asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. Furthermore, debtors may be entitled to the protection of a number of state and federal consumer credit laws with respect to the assets underlying these securities, which may give the debtor the right to avoid or reduce payment. In addition, due to their often complicated structures, various asset-backed securities may be difficult to value and may constitute illiquid investments. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in asset-backed securities.
Residential Mortgage-Backed Securities.   The Fund’s portfolio may include residential mortgage-backed securities (“RMBS”). Holders of RMBS bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by one to four family residential mortgage loans. Such loans may be prepaid at any time. Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized by government agencies and the securities issued are guaranteed. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the geographic area where the mortgaged property is located, the terms of the mortgage loan, the borrower’s “equity” in the mortgaged property and the financial circumstances of the borrower. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process, and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited.
Further, each underlying residential mortgage loan in an issue of RMBS may have a balloon payment due on its maturity date. Balloon residential mortgage loans involve a greater risk to a lender than self-amortizing loans, because the ability of a borrower to pay such amount will normally depend on its ability to obtain refinancing of the related mortgage loan or sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment, which will depend on a number of factors prevailing at the time such refinancing or sale is required, including, without limitation, the strength of the residential real estate markets, tax laws, the financial situation and operating history of the underlying property, interest rates, conditions in credit markets and general economic conditions. If the borrower is unable to make such balloon payment, the related issue of RMBS may experience losses.
Certain mortgage loans may be of sub-prime credit quality. Originators of loans make sub-prime mortgage loans to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired or limited past credit history, lower credit scores, high loan-to-value ratios or high debt-to-income ratios. As a result of these factors, delinquencies and liquidation proceedings are more likely with sub-prime mortgage loans than with mortgage loans that satisfy customary credit standards. Another factor that may result in higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.
The economic recession that commenced in the United States in 2008 introduced a period of heightened levels of default on receivables and loans underlying residential mortgage-backed securities than were historically experienced. A future economic downturn could increase the risk that such assets underlying residential mortgage-backed securities purchased by the Fund will also suffer greater levels of default than were historically experienced. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. Also, a number of residential mortgage loan originators have experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for certain mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

Below Investment Grade Rating Risk.   The Fund may invest unlimited amounts in debt instruments that are rated below investment grade, which are often referred to as “high-yield” securities or “junk bonds.” Below investment grade senior loans, high-yield securities and other similar instruments are rated “Ba1” or lower by Moody’s, “BB+” or lower by S&P or “BB+” or lower by Fitch or, if unrated, are judged by FS Credit Income Advisor to be of comparable credit quality. While generally providing greater income and opportunity for gain, below investment grade debt instruments may be subject to greater risks than securities or instruments that have higher credit ratings, including a higher risk of default. The credit rating of a corporate bond and senior loan that is rated below investment grade does not necessarily address its market value risk, and ratings may from time to time change, positively or negatively, to reflect developments regarding the borrower’s financial condition. Below investment grade corporate bonds and senior loans and similar instruments often are considered to be speculative with respect to the capacity of the borrower to timely repay principal and pay interest or dividends in accordance with the terms of the obligation and may have more credit risk than higher rated securities. Lower grade securities and similar debt instruments may be particularly susceptible to economic downturns. It is likely that a prolonged or deepening economic recession could adversely affect the ability of some borrowers issuing such corporate bonds, senior loans and similar debt instruments to repay principal and pay interest on the instrument, increase the incidence of default and severely disrupt the market value of the securities and similar debt instruments.
The secondary market for below investment grade corporate bonds and senior loans and similar instruments may be less liquid than that for higher rated instruments. Because unrated securities may not have an active trading market or may be difficult to value, the Fund might have difficulty selling them promptly at an acceptable price. To the extent that the Fund invests in unrated securities, the Fund’s ability to achieve its investment objectives will be more dependent on FS Credit Income Advisor’s credit analysis than would be the case when the Fund invests in rated securities.
Under normal market conditions, the Fund may invest in debt instruments, including securities of stressed issuers, rated in the lower rating categories (“Caa1” or lower by Moody’s, “CCC+” or lower by S&P or “CCC+” or lower by Fitch) or unrated and of comparable quality. For these securities, the risks associated with below investment grade instruments are more pronounced. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to an investment, the Fund may lose its entire investment or may be required to accept cash or securities with a value substantially less than its original investment. See “Special Situations and Stressed Investments Risk.”
Special Situations and Stressed Investments Risk.   The Fund may invest in special situation investments. Although such investments may result in significant returns for the Fund, they are speculative and involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful investment in distressed assets is unusually high. Therefore, the Fund will be particularly dependent on the analytical abilities of FS Credit Income Advisor and the GoldenTree Sub-Adviser. In any reorganization or liquidation proceeding relating to a company in which the Fund invests, the Fund may lose its entire investment, may be required to accept cash or securities with a value less than the Fund’s original investment and/or may be required to accept payment over an extended period of time. Among the risks inherent in investments in a troubled company is that it may be difficult to obtain accurate information as to the financial condition of such company. Troubled company investments and other distressed asset-based investments require active monitoring.
The Fund may make such investments when FS Credit Income Advisor or the GoldenTree Sub-Adviser believes it is reasonably likely that the stressed issuer will make an exchange offer or will be the subject of a plan of reorganization pursuant to which the Fund will receive new securities in return for a special situation investment. There can be no assurance, however, that such an exchange offer will be made or that such a plan of reorganization will be adopted. In addition, a significant period of time may pass between the time at which the Fund makes its investment in the special situation investment and the time that any such exchange offer or plan of reorganization is completed, if at all. During this period, it is unlikely that the Fund would receive any interest payments on the special situation investment, the Fund would be subject to significant uncertainty whether the exchange offer or plan of reorganization will be completed and the Fund may be required to bear certain extraordinary expenses to protect and recover its investment. Therefore, to the extent the Fund seeks capital appreciation through investment in special situation investments, the Fund’s ability to achieve current income for its Shareholders may be diminished. The Fund also will be subject to significant uncertainty as to when, in what manner and for what value the obligations evidenced by special situation investments will eventually be satisfied (e.g., through a liquidation of the obligor’s assets, an exchange offer or plan of reorganization involving the special situation investments or a payment of some amount in satisfaction of the obligation). Even if an exchange offer is made or plan of reorganization is adopted with respect to special situation investments held by the Fund, there can be no assurance that the securities or other assets received by the Fund in connection with such exchange offer or plan of reorganization will not have a lower value or income potential than may have been anticipated when the investment was made or even no value. Moreover, any securities received by the Fund upon completion of an exchange offer or plan of reorganization may be restricted as to resale. Similarly, if the Fund participates in negotiations with respect to any exchange offer or plan of reorganization with respect to an issuer of special situation investments, the Fund may be restricted from disposing of such securities. To the extent that the Fund becomes involved in such proceedings, the Fund may have a more active participation in the affairs of the issuer than that assumed generally by an investor.
Credit Risk.   Credit risk is the risk that one or more loans or debt securities in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because one or more borrowers experiences an actual or perceived decline in its condition, financial or otherwise, or in its prospects. While a senior position in the capital structure of a borrower may provide some protection with respect to the Fund’s investments in senior loans, losses may still occur because the market value of the senior loans is affected by the creditworthiness of the borrowers and by general economic and industry-specific conditions. To the extent the Fund invests in below investment grade securities or loans, it will be exposed to a greater amount of credit risk than a fund that invests in investment grade securities or loans. Typically, the prices of lower grade securities or loans are more sensitive to negative developments, such as a decline in the borrower’s revenues or a general economic downturn, than are the prices of higher grade securities or loans.
Some senior loans are not readily marketable and may be subject to restrictions on resale. Senior loans generally are not listed on any national securities exchange and no active trading market may exist for the senior loans in which the Fund may invest. When a secondary market exists, the market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. In addition, investments in bank loans may not be securities and may not have the protections of the federal securities laws. The Fund has no limitation on the amount of its assets that may be invested in securities that are not readily marketable or are subject to restrictions on resale. Further, the lack of an established secondary market for illiquid securities may make it more difficult to value such securities, which may negatively affect the price the Fund would receive upon disposition of such securities. FS Credit Income Advisor’s judgment may play a greater role in the valuation process. See “Valuation Risk.”
Reinvestment Risk.   The Fund may reinvest the cash flows received from a security. There is a risk that the interest rate at which interim cash flows can be reinvested will fall. Reinvestment risk is greater for longer holding periods and for securities with large, early cash flows such as high-coupon bonds. Reinvestment risk also applies generally to the reinvestment of the proceeds the Fund receives upon the maturity or sale of an investment in a portfolio company.
Inflation/Deflation Risk.   Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of investments and distributions can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to the Shareholders. Deflation risk is the risk that prices throughout the economy decline over time — the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of borrowers and may make borrower defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Structured Products Risk.
General.   The Fund may invest in structured products, including, without limitation, CLO securities and structured notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The risks associated with investments in CLO securities are described above under “— CLO Securities Risk.”
The Fund may have the right to receive payments only from the structured product and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same assets, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter-term financing to purchase longer-term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.
Investments in structured products involve risks, including credit risk and market risk. Certain structured products may be thinly traded or have a limited trading market. Where the Fund’s investments in structured products are based upon the movement of one or more factors, including currency exchange rates, interest rates, reference bonds (or loans) and stock indices, depending on the factor used and the use of multipliers or deflators, changes in interest rates and movement of any factor may cause significant price fluctuations. Additionally, changes in the reference instrument or security may cause the interest rate on a structured product to be reduced to zero, and any further changes in the reference instrument may then reduce the principal amount payable on maturity of the structured product. Structured products may be less liquid than other types of securities and more volatile than the reference instrument or security underlying the product.
The Fund may invest in structured products collateralized by below investment grade or distressed loans or securities. Investments in such structured products are subject to the risks associated with below investment grade securities, described above under “Below Investment Grade Rating Risk.” Such securities are characterized by high risk. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities.
Structured Notes Risk.   Investments in structured notes involve risks, including credit risk and market risk. Where the Fund’s investments in structured notes are based upon the movement of one or more factors, including currency exchange rates, interest rates, referenced bonds and stock indices, depending on the factor used and the use of multipliers or deflators, changes in interest rates and movement of the factor may cause significant price fluctuations. Additionally, changes in the reference instrument or security may cause the interest rate on the structured note to be reduced to zero, and any further changes in the reference instrument may then reduce the principal amount payable on maturity. Structured notes may be less liquid than other types of securities and more volatile than the reference instrument or security underlying the note.
Derivatives Risks.
General Risks Associated with Derivatives.   The Fund may use derivative instruments including, in particular, swaps (including, total return swaps), synthetic CLOs, reverse repurchase agreements and other similar transactions, in seeking to achieve its investment objective or for other reasons, such as cash management, financing activities or to hedge its positions. Accordingly, these derivatives may be used in limited instances as a form of leverage or to seek to enhance returns, including speculation on changes in credit spreads, interest rates or other characteristics of the market, individual securities or groups of securities. If the Fund invests in a derivative for speculative purposes, the Fund will be fully exposed to the risks of loss of that derivative, which may sometimes be greater than the derivative’s cost. The use of derivatives may involve substantial leverage. On November 25, 2019, the SEC re-proposed a rule that would regulate the use of derivatives by registered investment companies. The new derivatives rule, if adopted, may impact the manner in which the Fund uses derivatives. The use of derivatives may subject the Fund to various risks, including, but not limited to, the following:
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Counterparty Risk.   The risk that the counterparty in a derivative transaction will be unable to honor its financial obligation to the Fund, or the risk that the reference entity in a credit default swap or similar derivatives will not be able to honor its financial obligations. Certain participants in the derivatives market, including larger financial institutions, have experienced significant financial hardship and deteriorating credit conditions. If the Fund’s counterparty to a derivative transaction experiences a loss of capital, or is perceived to lack adequate capital or access to capital, it may experience margin calls or other regulatory requirements to increase equity. Under such circumstances, the risk that a counterparty will be unable to honor its obligations may increase substantially. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract, the Fund may experience significant delays in obtaining any recovery under the derivative contract in bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.

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Currency Risk.   The risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

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Leverage Risk.   The risk associated with certain types of derivative strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

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Liquidity Risk.   The risk that certain instruments may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth. This risk is heightened to the extent the Fund engages in over-the-counter (“OTC”) derivative transactions. The illiquidity of OTC derivative transactions may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. Such illiquidity may also make it more difficult for the Fund to ascertain the market value of derivatives.

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Correlation Risk.   The risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market, security or loan to which the Fund seeks exposure.

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Index Risk.   If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below what the Fund paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

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Regulatory Risk.   Various legislative and regulatory initiatives may impact the availability, liquidity and cost of derivatives, including potentially limiting or restricting the ability of the Fund to use certain derivatives or certain counterparties as a part of its investment strategy, increasing the costs of using these instruments or making these instruments less effective. See “Legislation and Regulation Risk.”

Furthermore, the Fund’s ability to successfully use derivatives depends on FS Credit Income Advisor’s and GoldenTree’s ability to predict pertinent securities prices, interest rates, currency exchange rates and other economic factors, which cannot be assured. Additionally, segregated liquid assets, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to derivatives are not otherwise available to the Fund for investment purposes.

Swap Risk.   The Fund may also invest in credit default swaps, total return swaps and interest rate swaps, all of which are derivative instruments. In a total return swap, the Fund pays the counterparty a floating short-term interest rate and receives in exchange the total return of underlying reference assets. The Fund bears the risk of changes in value in the underlying reference assets. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest, such as an exchange of fixed-rate payments for floating rate payments.
In a credit default swap, the protection “buyer” may be obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract, provided that no credit event on the reference obligation occurs. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional amount) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or if the swap is cash settled the seller may be required to deliver the related net cash amount (the difference between the market value of the reference obligation and its par value). The credit default swap agreement may have as reference obligations one or more securities that are not currently held by the Fund. The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund will generally receive no payments from its counterparty under the swap if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional amount of the swap in exchange for an equal face amount of deliverable obligations of the reference entity, the value of which may have significantly decreased. As a seller, the Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap, which typically is between six months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional amount of the swap in exchange for an equal face amount of deliverable obligations of the reference entity, the value of which may have significantly decreased. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its Managed Assets, the Fund would be subject to investment exposure on the notional amount of the swap.
Credit default swap agreements involve greater risks than if the Fund had taken a position in the reference obligation directly (either by purchasing or selling) since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risks. A buyer generally will also lose its upfront payment or any periodic payments it makes to the seller counterparty and receive no payments from its counterparty should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional amount it pays to the buyer, resulting in a loss of value to the seller. A seller of a credit default swap or similar instrument is exposed to many of the same risks of leverage since, if a credit event occurs, the seller generally will be required to pay the buyer the full notional amount of the contract net of any amounts owed by the buyer related to its delivery of deliverable obligations. The Fund’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owed to the Fund). The Fund will at all times segregate or designate on its books and records in connection with each such transaction liquid assets or cash with a value at least equal to the Fund’s exposure (any accrued but unpaid net amounts owed by the Fund to any counterparty) on a marked-to-market basis (as required by the clearing organization with respect to cleared swaps or as calculated pursuant to requirements of the SEC). If the Fund is a seller of protection in a credit default swap transaction, it will designate on its books and records in connection with such transaction liquid assets or cash with a value at least equal to the full notional amount of the contract. Such designation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Fund’s portfolio. Such designation will not limit the Fund’s exposure to loss.
In addition, the credit derivatives market is subject to a changing regulatory environment. It is possible that regulatory or other developments in the credit derivatives market could adversely affect the Fund’s ability to successfully use credit derivatives.
The Fund would typically have to post collateral to cover its potential obligation under a swap. Swap transactions may be subject to market risk, liquidity risk, counterparty risk and risk of imperfect correlation between the value of such instruments and the underlying assets, and may involve commissions or other costs. When buying protection under a swap, the risk of loss with respect to the swap generally is limited to the net amount of payments that the Fund is contractually obligated to make. However, when selling protection under a swap, the risk of loss is often the notional value of the underlying asset, which can result in a loss substantially greater than the amount invested in the swap itself. The Fund will “cover” its swap positions by segregating or earmarking an amount of cash and/or liquid assets to the extent required by the 1940 Act and applicable SEC or SEC staff interpretations and guidance from time to time.
Swap agreements may be negotiated bilaterally and traded OTC between two parties or, in some instances, may be transacted through a futures commission merchant and cleared through a clearinghouse that serves as a central counterparty and may be exchange traded. Certain risks are reduced (but not eliminated) if the Fund invests in cleared or exchange-traded swaps. Certain standardized swaps, including certain credit default swaps, are subject to mandatory clearing, and more are expected to be in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared derivatives, but cleared contracts are not risk-free. However, clearing may subject the Fund to increased costs or margin requirements. There is no guarantee that a swap market will continue to provide liquidity. If FS Credit Income Advisor and GoldenTree are incorrect in their forecasts of market values, interest rates or currency exchange rates, the investment performance of the Fund would be less favorable than it would have been if these investment techniques were not used.
The Fund, to the extent permitted under applicable law, may enter into “swaptions,” which are options on swap agreements on either an asset-based or liability-based basis. A swaption is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. The Fund may write (sell) and purchase put and call swaptions. Depending on the terms of the particular option agreement, the Fund generally will incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When the Fund purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. When the Fund writes a swaption, upon exercise of the option, the Fund will become obligated according to the terms of the underlying agreement and may incur a loss, which may be substantial.
Among the income producing securities in which the Fund may invest are credit-linked securities, which are issued by a limited purpose trust or other vehicle that, in turn, invests in a derivative or basket of derivatives, such as credit default swaps, interest rate swaps and other securities, in order to provide exposure to certain fixed-income markets. For instance, the Fund may invest in credit-linked securities as a cash management tool in order to gain exposure to a certain market and/or to remain fully invested when more traditional income producing securities are not available.
Like an investment in a bond, investments in these credit-linked securities represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on the issuer’s receipt of payments from, and the issuer’s potential obligations to, the counterparties to the derivatives and other securities in which the issuer invests. For instance, the issuer may sell one or more credit default swaps, under which the issuer would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the issuer would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that the Fund would receive. The Fund’s investments in these instruments are indirectly subject to the risks associated with derivatives, including, among others, credit risk and leverage risk. There may be no established trading market for these securities and they may constitute illiquid investments.
The OTC derivatives markets have become subject to comprehensive statutes and regulations. In particular, in the United States, the Dodd-Frank Act requires that certain derivatives with U.S. persons must be executed on a regulated market and a substantial portion of OTC derivatives must be submitted for clearing to regulated clearinghouses. As a result, swap transactions entered into by the Fund may become subject to various requirements applicable to swaps under the Dodd-Frank Act, including clearing, exchange-execution, reporting and recordkeeping requirements, which may make it more difficult and costly for the Fund to enter into swap transactions and may also render certain strategies in which the Fund might otherwise engage impossible or so costly that they will no longer be economical to implement. Furthermore, the number of counterparties that may be willing to enter into swap transactions with the Fund may also be limited if the swap transactions with the Fund are subject to the swap regulation under the Dodd-Frank Act.
Credit default and total return swap agreements may effectively add leverage to the Fund’s portfolio because, in addition to its Managed Assets, the Fund would be subject to investment exposure on the notional amount of the swap. Total return swap agreements are subject to the risk that a counterparty will default on its payment obligations to the Fund thereunder. The Fund is not required to enter into swap transactions for hedging purposes or to enhance income or gain and may choose not to do so. In addition, the swaps market is subject to a changing regulatory environment. It is possible that regulatory or other developments in the swaps market could adversely affect the Fund’s ability to successfully use swaps.
Options and Futures Risk.   The Fund may utilize options and futures contracts and so-called “synthetic” options or other derivatives written by broker-dealers or other permissible Financial Intermediaries. Options transactions may be effected on securities exchanges or in the OTC market. When options are purchased OTC, the Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, the Fund may have difficulty closing out its position. OTC options also may include options on baskets of specific securities. The Fund will “cover” its options and futures positions by segregating or earmarking an amount of cash and/or liquid assets to the extent required by the 1940 Act and applicable SEC or SEC staff interpretations and guidance from time to time.
The Fund may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes, or to seek to enhance income or gain, in pursuing its investment objective. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option is a call option with respect to which the seller of the option owns the underlying security. The sale of a call option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid assets have been placed in a segregated account, or earmarked, on the books of or with a custodian to fulfill the obligation undertaken. The sale of a put option exposes the seller during the term of the option to a decline in price of the underlying security while depriving the seller of the opportunity to invest the segregated or earmarked assets.
The Fund may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. In such a case, the Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.
Purchasing a futures contract creates an obligation to take delivery of the specific type of financial instrument at a specific future time at a specific price for contracts that require physical delivery, or net payment for cash-settled contracts. Engaging in transactions in futures contracts involves risk of loss to the Fund. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. All terms of futures contracts are set forth in the rules of the exchange on which the futures contracts are traded. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses. Successful use of futures also is subject to FS Credit Income Advisor’s and GoldenTree’s ability to predict correctly the direction of movements in the relevant market, and, to the extent the transaction is entered into for hedging purposes, to determine the appropriate correlation between the transaction being hedged and the price movements of the futures contract.
Repurchase Agreements and Reverse Repurchase Agreements Risk.   The Fund may invest in repurchase agreements. Repurchase agreements carry certain risks not associated with direct investments in securities, including a possible decline in the market value of the underlying obligations. If their value becomes less than the repurchase price, plus any agreed-upon additional amount, the counterparty must provide additional collateral so that at all times the collateral is at least equal to the repurchase price plus any agreed-upon additional amount. The difference between the total amount to be received upon repurchase of the obligations and the price that was paid by the Fund upon acquisition is accrued as interest and included in its net investment income.
Repurchase agreements involving obligations other than U.S. government securities (such as commercial paper and corporate bonds) may be subject to special risks and may not have the benefit of certain protections in the event of the counterparty’s insolvency. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (i) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (ii) possible lack of access to income on the underlying security during this period; and (iii) expenses of enforcing its rights.
Reverse repurchase agreements involve the risk that the buyer of the securities sold by the Fund might be unable to deliver them when the Fund seeks to repurchase. In the event that the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the buyer, trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision.
When-Issued Securities, Forward Commitments and Delayed Delivery Transactions Risk.    Securities may be purchased on a “forward commitment” or “when-issued” basis, meaning securities are purchased or sold with payment and delivery taking place in the future (sometimes referred to as “delayed delivery”), in order to secure what is considered to be an advantageous price and yield at the time of entering into the transaction. However, the return on a comparable security when the transaction is consummated may vary from the return on the security at the time that the forward commitment or when-issued transaction was made. From the time of entering into the transaction until delivery and payment is made at a later date, the securities that are the subject of the transaction are subject to market fluctuations. In forward commitment or when-issued transactions, if the seller or buyer, as the case may be, fails to consummate the transaction, the counterparty may miss the opportunity of obtaining a price or yield considered to be advantageous. Forward commitment or when-issued transactions may occur a month or more before delivery is due. However, no payment or delivery is made until payment is received or delivery is made from the other party to the transaction.
Short Sales Risk.   The Fund may engage in short sales of securities. A short sale is a transaction in which the Fund sells a security it does not own as a means of attractive financing for purchasing other assets or in anticipation that the market price of that security will decline. The Fund may make short sales for financing, for risk management, in order to maintain portfolio flexibility or to enhance income or gain.
When the Fund makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to pay over any payments received on such borrowed securities.

The Fund’s obligation to replace the borrowed security may be secured by collateral deposited with the broker-dealer, usually cash, U.S. government securities or other liquid securities. The Fund may also be required to designate on its books and records similar collateral with its custodian to the extent, if any, necessary so that the aggregate collateral value is at all times at least equal to the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security regarding payment over of any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.
Short selling involves a number of risks. If a security sold short increases in price, the Fund may have to cover its short position at a higher price than the short sale price, resulting in a loss. The Fund may, but is not expected to, have substantial short positions and may engage in short sales where it does not own or have the immediate right to acquire the security sold short, and as such must borrow those securities to make delivery to the buyer under the short sale transaction. The Fund may not be able to borrow a security that it needs to deliver or it may not be able to close out a short position at an acceptable price and may have to sell related long positions earlier than it had expected. Thus, the Fund may not be able to successfully implement any short sale strategy it employs due to limited availability of desired securities or for other reasons. Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to the Fund.
Until the Fund replaces a security borrowed in connection with a short sale, it may be required to maintain a segregated account of, or earmark, cash or liquid assets with a broker or custodian to cover the Fund’s short position. Generally, assets that are earmarked, or held in a segregated account, cannot be sold unless they are replaced with other liquid assets. The Fund’s ability to access the pledged collateral may also be impaired in the event the broker becomes bankrupt, insolvent or otherwise fails to comply with the terms of the contract. In such instances, the Fund may not be able to substitute or sell the pledged collateral and may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. Additionally, the Fund must maintain sufficient liquid assets, less any additional collateral pledged to the broker, marked-to-market daily, to cover the borrowed securities obligations. This may limit the Fund’s investment flexibility, as well as its ability to meet other current obligations.
In times of unusual or adverse market, economic, regulatory or political conditions, the Fund may not be able, fully or partially, to implement its short selling strategy. Periods of unusual or adverse market, economic, regulatory or political conditions generally may exist for as long as six months and, in some cases, much longer.
Other Risks Relating to Fund Investments
Risks Associated with Investments in Equity Securities Incidental to Investments in Senior Loans.   From time to time, the Fund also may invest in or hold common stock and other equity securities incidental to the purchase or ownership of a senior loan or other debt instruments or in connection with a reorganization of a borrower. Investments in equity securities incidental to investments in senior loans or other debt instruments entail certain risks in addition to those associated with investments in senior loans or other debt instruments. Because equity is merely the residual value of a borrower after all claims and other interests, it is inherently more risky than senior loans or other debt instruments of the same borrower. The value of the equity securities may be affected more rapidly, and to a greater extent, by company- and industry-specific developments and general market conditions. These risks may increase fluctuations in the NAV of the Shares. The Fund frequently may possess material non-public information about a borrower as a result of its ownership of a senior loan or other debt instruments of a borrower. Because of prohibitions on trading in securities while in possession of material non-public information, the Fund might be unable to enter into a transaction in a security of the borrower when it would otherwise be advantageous to do so.
Warrants Risk.   Warrants give holders the right, but not the obligation, to buy common stock of an issuer at a given price, usually higher than the market price at the time of issuance, during a specified period. The risk of investing in a warrant is that the warrant may expire prior to the market value of the common stock exceeding the price fixed by the warrant. Warrants have a subordinate claim on a borrower’s assets compared with senior loans. As a result, the values of warrants generally are dependent on the financial condition of the borrower and less dependent on fluctuations in interest rates than are the values of many debt securities. The values of warrants may be more volatile than those of senior loans or corporate bonds and this may increase the volatility of the NAV of the Shares.
Lender Liability Risk.   A number of U.S. judicial decisions have upheld judgments of borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the borrower or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability.
In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (i) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower; (ii) engages in inequitable conduct to the detriment of the other creditors; (iii) engages in fraud with respect to, or makes misrepresentations to, the other creditors; or (iv) uses its influence as a stockholder to dominate or control a borrower to the detriment of other creditors of the borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”
Because affiliates of, or persons related to, FS Credit Income Advisor may hold equity or other interests in obligors of the Fund, the Fund could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.
Distressed Investments, Litigation, Bankruptcy and Other Proceedings Risk.   The Fund may invest in debt securities and other obligations of stressed issuers. Investments in distressed securities involve a material risk of involving the Fund in a related litigation. Such litigation can be time consuming and expensive, and can frequently lead to unpredicted delays or losses. Litigation expenses, including payments pursuant to settlements or judgments, generally will be borne by the Fund. The Fund may also invest in equity securities of companies involved in, or that have recently completed, bankruptcy or other reorganization proceedings.
There are a number of significant risks when investing in companies involved in bankruptcy or other reorganization proceedings, and many events in a bankruptcy are the product of contested matters and adversary proceedings which are beyond the control of the creditors. A bankruptcy filing may have adverse and permanent effects on a company. Further, if the proceeding is converted to a liquidation, the liquidation value of the company may not equal the liquidation value that was believed to exist at the time of the investment. In addition, the duration of a bankruptcy or other reorganization proceeding is difficult to predict. A creditor’s return on investment can be impacted adversely by delays while a plan of reorganization is being negotiated, approved by the creditors and, if applicable, confirmed by the bankruptcy court, and until it ultimately becomes effective. In bankruptcy, certain claims, such as claims for taxes, wages and certain trade claims, may have priority by law over the claims of certain creditors and administrative costs in connection with a bankruptcy proceeding are frequently high and will be paid out of the debtor’s estate prior to any return to creditors.
Certain fixed-income securities invested in by the Fund could be subject to U.S. federal, state or non-U.S. bankruptcy laws or fraudulent transfer or conveyance laws, if such securities were issued with the intent of hindering, delaying or defrauding creditors or, in certain circumstances, if the issuer receives less than reasonably equivalent value or fair consideration in return for issuing such securities. If a court were to find that the issuance of the securities was a fraudulent transfer or conveyance, the court could void the payment obligations under the securities, further subordinate the securities to other existing and future indebtedness of the issuer or require the Fund to repay any amounts received by it with respect to the securities. In the event of a finding that a fraudulent transfer or conveyance occurred, the Fund may not receive any payment on the securities. If the Fund or FS Credit Income Advisor is found to have interfered with the affairs of a company in which the Fund holds a debt investment, to the detriment of other creditors or common shareholders of such company, the

Fund may be held liable for damages to injured parties or a bankruptcy court. While the Fund will attempt to avoid taking the types of action that would lead to such liability, there can be no assurance that such claims will not be asserted or that the Fund will be able to successfully defend against them. Moreover, such debt may be disallowed or subordinated to the claims of other creditors or treated as equity.
Insofar as the Fund’s portfolio includes obligations of non-U.S. obligors, the laws of certain foreign jurisdictions may provide for avoidance remedies under factual circumstances similar to those described above or under different circumstances, with consequences that may or may not be analogous to those described above under U.S. federal or state laws. Changes in bankruptcy laws (including U.S. federal and state laws and applicable non-U.S. laws) may adversely affect the Fund’s securities.
U.S. Government Debt Securities Risk.   U.S. government debt securities generally do not involve the credit risks associated with investments in other types of debt securities, although, as a result, the yields available from U.S. government debt securities are generally lower than the yields available from other securities. Like other debt securities, however, the values of U.S. government debt securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV. Since the magnitude of these fluctuations will generally be greater at times when the Fund’s average maturity is longer, under certain market conditions the Fund may, for temporary defensive purposes, accept lower current income from short-term investments rather than investing in higher yielding long-term securities. In addition, economic events within and outside of the United States may negatively affect the value of U.S. government debt securities. See “Risks Relating to the Fund’s Investment Program — U.S. Credit Rating and European Economic Crisis Risk.”
Equity Securities Risk.   Stock markets are volatile, and the prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Although common stocks have historically generated higher average total returns than fixed-income securities over the long term, common stocks also have experienced significantly more volatility in those returns and, in certain periods, have significantly under-performed relative to fixed-income securities. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. A common stock may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of a particular common stock held by the Fund may decline for a number of other reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services. Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. Common equity securities in which the Fund may invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and are therefore inherently riskier than preferred stock or debt instruments of such issuers.
Investments in American depositary receipts (“ADRs”), European depositary receipts (“EDRs”), global depositary receipts (“GDRs”) and other similar global instruments are generally subject to risks associated with equity securities and investments in non-U.S. securities. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer. See “— Depositary Receipts.”
Dividends.   The Fund may invest in equity securities. Dividends relating to these equity securities may not be fixed but may be declared at the discretion of a portfolio company’s board of directors.

There is no guarantee that a company in which the Fund invests will declare dividends in the future or that, if declared, the dividends will remain at current levels or increase over time. Therefore, there is the possibility that such companies could reduce or eliminate the payment of dividends in the future. Dividend producing equity securities, in particular those whose market price is closely related to their yield, may exhibit greater sensitivity to interest rate changes. See “Interest Rate Risk.” The Fund’s investments in dividend producing equity securities may also limit its potential for appreciation during a broad market advance.
The prices of dividend producing equity securities can be highly volatile. Investors should not assume that the Fund’s investments in these securities will necessarily reduce the volatility of the Fund’s NAV or provide “protection,” compared to other types of equity securities, when markets perform poorly.
Smaller Capitalization Company Risk.   The Fund may invest from time to time in smaller and medium sized companies. Smaller capitalization companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, the Fund’s investment in a smaller capitalization company may lose substantial value. In addition, it is more difficult to get information on smaller companies, which tend to be less well known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts.
The securities of smaller capitalization companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger capitalization securities or the market as a whole. In addition, smaller capitalization securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in smaller capitalization securities requires a longer term view.
Small and Mid-Cap Stock Risk.   The Fund may invest in companies with small or medium capitalizations. Smaller and medium capitalization stocks can be more volatile than, and perform differently from, larger capitalization stocks. There may be less trading in a smaller or medium company’s stock, which means that buy and sell transactions in that stock could have a larger impact on the stock’s price than is the case with larger company stocks. Smaller and medium company stocks may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Smaller and medium companies may have fewer business lines; changes in any one line of business, therefore, may have a greater impact on a smaller and medium company’s stock price than is the case for a larger company. As a result, the purchase or sale of more than a limited number of shares of a small and medium company may affect its market price. The Fund may need a considerable amount of time to purchase or sell its positions in these securities. In addition, smaller or medium company stocks may not be well known to the investing public.
Investments in Unseasoned Companies Risk.   The Fund may invest in the securities of smaller, less seasoned companies. These investments may present greater opportunities for growth but also involve greater risks than customarily are associated with investments in securities of more established companies. Some of the companies in which the Fund may invest will be start-up companies which may have insubstantial operational or earnings history or may have limited products, markets, financial resources or management depth. Some may also be emerging companies at the research and development stage with no products or technologies to market or approved for marketing. In addition, it is more difficult to get information on smaller companies, which tend to be less well known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts. Securities of emerging companies may lack an active secondary market and may be subject to more abrupt or erratic price movements than securities of larger, more established companies or stock market averages in general. Competitors of certain companies, which may or may not be in the same industry, may have substantially greater financial resources than many of the companies in which the Fund may invest.
Securities of Smaller and Emerging Growth Companies.   Investment in smaller or emerging growth companies involves greater risk than is customarily associated with investments in more established companies. The securities of smaller or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general.

These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.
While smaller or emerging growth company issuers may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller or emerging growth companies may involve greater risks and thus may be considered speculative. Full development of these companies and trends frequently takes time.
Small cap and emerging growth securities will often be traded only in the OTC market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by the Fund of portfolio securities may require the Fund to make many small sales over a lengthy period of time, or to sell these securities at a discount from market prices or during periods when, in Fund management’s judgment, such disposition is not desirable.
The process of selection and continuous supervision by Fund management does not guarantee successful investment results. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper.
The Fund may invest in securities of small issuers in the relatively early stages of business development that have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not be counted upon to develop into major industrial companies.
Growth Stock Risk.   Securities of growth companies may be more volatile since such companies usually invest a high portion of earnings in their business, and they may lack the dividends of value stocks that can cushion stock prices in a falling market. Stocks of companies FS Credit Income Advisor or GoldenTree believes are fast growing may trade at a higher multiple of current earnings than other stocks. The values of these stocks may be more sensitive to changes in current or expected earnings than the values of other stocks. Earnings disappointments often lead to sharply falling prices because investors buy growth stocks in anticipation of superior earnings growth. If FS Credit Income Advisor’s or GoldenTree’s assessment of the prospects for a company’s earnings growth is wrong, or if FS Credit Income Advisor’s or GoldenTree’s judgment of how other investors will value the company’s earnings growth is wrong, then the price of the company’s stock may fall or may not approach the value that FS Credit Income Advisor has placed on it.
Value Stock Risk.   FS Credit Income Advisor or GoldenTree may be wrong in its assessment of a company’s value and the stocks the Fund owns may not reach what FS Credit Income Advisor or GoldenTree believes are their full values. A particular risk of the Fund’s value stock investments is that some holdings may not recover and provide the capital growth anticipated or a stock judged to be undervalued may actually be appropriately priced. Further, because the prices of value-oriented securities tend to correlate more closely with economic cycles than growth-oriented securities, they generally are more sensitive to changing economic conditions, such as changes in interest rates, corporate earnings, and industrial production. The market may not favor value-oriented stocks and may not favor equities at all. During those periods, the Fund’s relative performance may suffer.
Risks Associated with Private Company Investments.   At any given time, the Fund anticipates making investments in private companies that the Fund may need to hold for several years or longer. The Fund may invest in equity securities or debt securities, including debt securities issued with warrants to purchase equity securities or that are convertible into equity securities, of private companies. The Fund may enter into private company investments identified by FS Credit Income Advisor or GoldenTree, or may co-invest in private company investment opportunities owned or identified by other third-party investors, such as private equity firms, with which none of the Fund nor FS Credit Income Advisor nor GoldenTree is affiliated. However, the Fund does not intend to invest in hedge funds or private equity funds.
Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles (“GAAP”) and are not required to maintain effective internal controls over financial reporting. As a result, FS Credit Income Advisor and GoldenTree may not have timely or accurate information about the business, financial condition and results of operations of the private companies in which the Fund invests. There is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund’s investment performance. Private companies in which the Fund may invest may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. These companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity. In addition, the Fund’s investment also may be structured as pay-in-kind securities with minimal or no cash interest or dividends until the company meets certain growth and liquidity objectives.
Private Company Management Risk.   Private companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the company. The Fund generally does not intend to hold controlling positions in the private companies in which it invests. As a result, the Fund is subject to the risk that a company may make business decisions with which the Fund disagrees and that the management and/or stockholders of a portfolio company may take risks or otherwise act in ways that are adverse to the Fund’s interests. Due to the lack of liquidity of such private investments, the Fund may not be able to dispose of its investments in the event it disagrees with the actions of a private portfolio company and may therefore suffer a decrease in the value of the investment.
Private Company Liquidity Risk.   Securities issued by private companies are typically illiquid. If there is no readily available trading market for privately issued securities, the Fund may not be able to readily dispose of such investments at prices that approximate those at which the Fund could sell them if they were more widely traded. See “Liquidity Risk.”
Private Company Valuation Risk.   There is typically not a readily available market value for the Fund’s private investments. The Fund values private company investments in accordance with valuation guidelines adopted by the Board, that the Board, in good faith, believes are designed to accurately reflect the fair value of securities valued in accordance with such guidelines. The Fund is not required to but may utilize the services of one or more independent valuation firms to aid in determining the fair value of these investments. Valuation of private company investments may involve application of one or more of the following factors: (i) analysis of valuations of publicly traded companies in a similar line of business; (ii) analysis of valuations for comparable merger or acquisition transactions; (iii) yield analysis; and (iv) discounted cash flow analysis. Due to the inherent uncertainty and subjectivity of determining the fair value of investments that do not have a readily available market value, the fair value of the Fund’s private investments may differ significantly from the values that would have been used had a readily available market value existed for such investments and may differ materially from the amounts the Fund may realize on any dispositions of such investments. In addition, the impact of changes in the market environment and other events on the fair values of the Fund’s investments that have no readily available market values may differ from the impact of such changes on the readily available market values for the Fund’s other investments. The Fund’s NAV could be adversely affected if the Fund’s determinations regarding the fair value of the Fund’s investments were materially higher than the values that the Fund ultimately realizes upon the disposal of such investments.
Reliance on FS Credit Income Advisor and GoldenTree.   The Fund may enter into private investments identified by FS Credit Income Advisor and GoldenTree, in which case the Fund will be more reliant upon the ability of FS Credit Income Advisor and GoldenTree to identify, research, analyze, negotiate and monitor such investments, than is the case with investments in publicly traded securities. As little public information exists about many private companies, the Fund will be required to rely on FS Credit

Income Advisor’s and GoldenTree’s diligence efforts to obtain adequate information to evaluate the potential risks and returns involved in investing in these companies. The costs of diligencing, negotiating and monitoring private investments will be borne by the Fund, which may reduce the Fund’s returns.
Co-Investment Risk.   The Fund may also co-invest in private investments sourced by third-party investors unaffiliated with either the Fund, FS Credit Income Advisor or GoldenTree, such as private equity firms. The Fund’s ability to realize a profit on such investments will be particularly reliant on the expertise of the lead investor in the transaction. To the extent that the lead investor in such a co-investment opportunity assumes control of the management of the private company, the Fund will be reliant not only upon the lead investor’s ability to research, analyze, negotiate and monitor such investments, but also on the lead investor’s ability to successfully oversee the operation of the company’s business. The Fund’s ability to dispose of such investments is typically severely limited, both by the fact that the securities are unregistered and illiquid and by contractual restrictions that may preclude the Fund from selling such investment. Often, the Fund may exit such investment only in a transaction, such as an initial public offering or sale of the company, on terms arranged by the lead investor. Such investments may be subject to additional valuation risk, as the Fund’s ability to accurately determine the fair value of the investment may depend upon the receipt of information from the lead investor. The valuation assigned to such an investment through application of the Fund’s valuation procedures may differ from the valuation assigned to that investment by other co-investors.
Private Company Competition Risk.   Many entities may potentially compete with the Fund in making private investments. Many of these competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Fund. Some competitors may have a lower cost of funds and access to funding sources that are not available to the Fund. In addition, some competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of, or different structures for, private investments than the Fund. Furthermore, many competitors are not subject to the regulatory restrictions that the 1940 Act imposes on the Fund. As a result of this competition, the Fund may not be able to pursue attractive private investment opportunities from time to time.
Private Debt Securities Risk.   Private companies in which the Fund invests may be unable to meet their obligations under debt securities held by the Fund, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund realizing any guarantees it may have obtained in connection with its investment. Private companies in which the Fund invests may have, or may be permitted to incur, other debt that ranks equally with, or senior to, debt securities in which the Fund invests. Privately issued debt securities are often of below investment grade quality and frequently are unrated. See “High-Yield Instruments Risks.”
Affiliation Risk.   There is a risk that the Fund may be precluded from investing in certain private companies due to regulatory implications under the 1940 Act or other laws, rules or regulations or may be limited in the amount it can invest in the voting securities of a private company, in the size of the economic interest it can have in a private company or in the scope of influence it is permitted to have in respect of the management of a private company. Should the Fund be required to treat a private company in which it has invested as an “affiliated person” under the 1940 Act, the 1940 Act would impose a variety of restrictions on the Fund’s dealings with the private company. Moreover, these restrictions may arise as a result of investments by other clients of FS Credit Income Advisor, GoldenTree or their affiliates in a private company. These restrictions may be detrimental to the performance of the Fund compared to what it would be if these restrictions did not exist, and could impact the universe of investable private companies for the Fund. The fact that many private companies may have a limited number of investors and a limited amount of outstanding equity heightens these risks.
New Issues Risk.   “New Issues” are initial public offerings (“IPOs”) of U.S. equity securities. Investments in companies that have recently gone public have the potential to produce substantial gains for the Fund. However, there is no assurance that the Fund will have access to profitable initial public offerings and therefore investors should not rely on any past gains from IPOs as an indication of future performance. The investment performance of the Fund during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Fund is able to do so. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the IPO. When an IPO is brought to the market, availability may be limited and the Fund may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like.
Preferred Securities Risk.   The Fund may invest in two types of preferred securities, described below.
Preferred securities issued by an entity taxable as a corporation are generally referred to as traditional preferred securities. Traditional preferred securities generally pay fixed or adjustable rate dividends (or a combination thereof — e.g., a fixed rate that moves to an adjustable rate after some period of time) to investors and generally have a “preference” over common stock in the payment of dividends and the liquidation of a company’s assets. This means that a company must pay dividends on preferred stock before paying any dividends on its common stock. In order to be payable, distributions on such preferred securities must be declared by the issuer’s board of directors. Income payments on typical preferred securities currently outstanding are cumulative, causing dividends and distributions to accumulate even if not declared by the board of directors or otherwise made payable. In such a case all accumulated dividends must be paid before any dividend on the common stock can be paid. However, some traditional preferred stocks are non-cumulative, in which case dividends do not accumulate and need not ever be paid. A portion of the portfolio may include investments in non-cumulative preferred securities, whereby the issuer does not have an obligation to make up any arrearages to its shareholders. Should an issuer of a non-cumulative preferred stock held by the Fund determine not to pay dividends on such stock, the amount of dividends the Fund pays may be adversely affected. There are no assurances that dividends or distributions on the traditional preferred securities in which the Fund may invest will be declared or otherwise made payable.
Preferred stockholders usually have no right to vote for corporate directors or on other matters. Shares of traditional preferred securities have a liquidation value that generally equals the original purchase price at the date of issuance. The market value of preferred securities may be affected by favorable and unfavorable changes impacting companies in the utilities and financial services sectors, which are prominent issuers of preferred securities, and by actual and anticipated changes in tax laws, such as changes in corporate income tax rates or the “Dividends Received Deduction.” Because the claim on an issuer’s earnings represented by traditional preferred securities may become onerous when interest rates fall below the rate payable on such securities, the issuer may redeem the securities. Thus, in declining interest rate environments in particular, the Fund’s holdings of higher rate-paying fixed rate preferred securities may be reduced and the Fund may be unable to acquire securities of comparable credit quality paying comparable rates with the redemption proceeds.
The second type of preferred securities in which the Fund may invest are referred to as trust preferred securities. Trust preferred securities are a comparatively new asset class and are typically issued by corporations, generally in the form of interest-bearing notes with preferred security characteristics, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. The trust preferred securities market consists of both fixed and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates.
Trust preferred securities are typically junior and fully subordinated liabilities of an issuer or the beneficiary of a guarantee that is junior and fully subordinated to the other liabilities of the guarantor. In addition, trust preferred securities typically permit an issuer to defer the payment of income for eighteen months or more without triggering an event of default. Generally, the deferral period is five years or more. Because of their subordinated position in the capital structure of an issuer, the ability to defer payments for extended periods of time without default consequences to the issuer, and certain other features (such as restrictions on common dividend payments by the issuer or ultimate guarantor when full cumulative payments on the trust preferred securities have not been made), these trust preferred securities are often treated as close substitutes for traditional preferred securities, both by issuers and investors. Trust preferred securities have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.
Trust preferred securities include but are not limited to trust originated preferred securities (“TOPRS®”); monthly income preferred securities (“MIPS®”); quarterly income bond securities (“QUIBS®”); quarterly income debt securities (“QUIDS®”); quarterly income preferred securities (“QUIPS(SM)”); corporate trust securities (“CORTS®”); public income notes (“PINES®”); and other trust preferred securities.
Trust preferred securities are typically issued with a final maturity date, although some are perpetual in nature. In certain instances, a final maturity date may be extended and/or the final payment of principal may be deferred at the issuer’s option for a specified time without default. No redemption can typically take place unless all cumulative payment obligations have been met, although issuers may be able to engage in open-market repurchases without regard to whether all payments have been paid.
Many trust preferred securities are issued by trusts or other special purpose entities established by operating companies and are not a direct obligation of an operating company. At the time the trust or special purpose entity sells such preferred securities to investors, it purchases debt of the operating company (with terms comparable to those of the trust or special purpose entity securities), which enables the operating company to deduct, for tax purposes, the interest paid on the debt held by the trust or special purpose entity. The trust or special purpose entity is generally required to be treated as transparent for U.S. federal income tax purposes such that the holders of the trust preferred securities are treated as owning beneficial interests in the underlying debt of the operating company. Accordingly, holders of trust preferred securities are treated as recognizing interest rather than dividends for U.S. federal income tax purposes. The trust or special purpose entity in turn would be a holder of the operating company’s debt and would have priority with respect to the operating company’s earnings and profits over the operating company’s common shareholders, but would typically be subordinated to other classes of the operating company’s debt. Typically, a preferred share has a rating that is slightly below that of its corresponding operating company’s senior debt securities.
There are special risks associated with investing in each type of preferred security, including:
Deferral Risk.   Preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If the Fund owns a preferred security that is deferring its distributions, the Fund may be required to report income for tax purposes although it has not yet received such income.
Subordination Risk.   Preferred securities are subordinated to bonds and other debt instruments in a company’s capital structure in terms of having priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than debt instruments.
Limited Voting Rights Risk.   Generally, preferred security holders (such as the Fund) have no voting rights with respect to the issuing company unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may elect a number of directors to the issuer’s board. Generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights. In the case of trust preferred securities, holders generally have no voting rights, except if (i) the issuer fails to pay dividends for a specified period of time or (ii) a declaration of default occurs and is continuing.
Special Redemption Rights Risk.   In certain varying circumstances, an issuer of preferred securities may redeem the securities prior to a specified date. For instance, for certain types of preferred securities, a redemption may be triggered by certain changes in U.S. federal income tax or securities laws. As with call provisions, a special redemption by the issuer may negatively impact the return of the security held by the Fund.
New Types of Securities Risk.   From time to time, preferred securities, including trust preferred securities, have been, and may in the future be, offered having features other than those described herein. The Fund reserves the right to invest in these securities if FS Credit Income Advisor believes that doing so would be consistent with the Fund’s investment objective and policies. Since the market for these instruments would be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility.
Convertible Securities Risk.   Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock or other equity security of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally: (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities; (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.
The value of a convertible security is a function of its “investment value,” or determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege, and its “conversion value,” or the security’s worth, at market value, if converted into the underlying common stock. The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security. Generally, the amount of the premium decreases as the convertible security approaches maturity. Although under normal market conditions longer-term convertible debt securities have greater yields than do shorter-term convertible debt securities of similar quality, they are subject to greater price fluctuations.
A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.
A “synthetic” convertible security may be created by the Fund or by a third party by combining separate securities that possess the two principal characteristics of a traditional convertible security: an income producing component and a convertible component. The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. Unlike a traditional convertible security, which is a single security having a single market value, a synthetic convertible security comprises two or more separate securities, each with its own market value. Because the “market value” of a synthetic convertible security is the sum of the values of its income-producing component and its convertible component, the value of a synthetic convertible security may respond differently to market fluctuations than a traditional convertible security. The Fund also may purchase synthetic convertible securities created by other parties, including convertible structured notes. Convertible structured notes are income-producing debentures linked to equity. Convertible structured notes have the attributes of a convertible security; however, the issuer of the convertible note (typically an investment bank), rather than the issuer of the underlying common stock into which the note is convertible, assumes credit risk associated with the underlying investment and the Fund in turn assumes credit risk associated with the issuer of the convertible note.

Material, Non-Public Information.   From time to time, FS Credit Income Advisor, GoldenTree or their affiliates may come into possession of confidential or material, non-public information in a manner that would limit the ability of the Fund to acquire investments or dispose of investments held by the Fund. The Fund’s investment flexibility may be constrained because applicable law may prohibit the Fund from trading such securities. Therefore, FS Credit Income Advisor, GoldenTree or their affiliates may acquire confidential or material, non-public information in a manner that restricts them from initiating transactions in certain securities or liquidating or selling certain investments at a time when FS Credit Income Advisor or GoldenTree would otherwise take such an action.
Depositary Receipts.   The Fund may hold investments in sponsored and unsponsored ADRs, EDRs, GDRs and other similar global instruments. ADRs typically are issued by a U.S. bank or trust company and evidence ownership of underlying securities issued by a non-U.S. corporation. EDRs, which are sometimes referred to as continental depositary receipts, are receipts issued in Europe, typically by non-U.S. banks and trust companies, that evidence ownership of either non-U.S. or domestic underlying securities. GDRs are depositary receipts structured like global debt issues to facilitate trading on an international basis. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer. Investments in ADRs, EDRs and GDRs present the additional investment considerations of non-U.S. securities.
Rights Offerings and Warrants Risk.   The Fund may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe for and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Fund could lose the purchase value of a right or warrant if the right to subscribe for additional shares is not exercised prior to the right’s or warrant’s expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the related security’s market price such as when there is no movement in the level of the underlying security. This risk is substantially greater than the risk associated with investments in common stock because the price of rights and warrants do not necessarily move with the price of the underlying security. Buying a right or warrant does not make the Fund a shareholder of the underlying security.
Liquidity Risk.   The Fund may invest without limitation in securities that, at the time of investment, are illiquid, as determined by using the SEC’s standard applicable to registered investment companies (i.e., securities that cannot be disposed of by the Fund within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities). The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.
Illiquid and restricted securities may be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities may also be more difficult to value, especially in challenging markets. FS Credit Income Advisor’s judgment may play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities may restrict the Fund’s ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquirer of the securities. In either case, the Fund would bear market risks during that period.
To the extent that the traditional dealer counterparties that engage in debt trading do not maintain inventories of corporate bonds (which provide an important indication of their ability to “make markets”)

that keep pace with the growth of the bond markets over time, relatively low levels of dealer inventories could lead to decreased liquidity and increased volatility in the debt markets. Additionally, market participants other than the Fund may attempt to sell debt holdings at the same time as the Fund, which could cause downward pricing pressure and contribute to illiquidity.
Rule 144A Securities Risk.   The Fund may purchase certain securities eligible for resale to qualified institutional buyers as contemplated by Rule 144A under the Securities Act (“Rule 144A Securities”). Rule 144A provides an exemption from the registration requirements of the Securities Act for the resale of certain restricted securities to certain qualified institutional buyers. One effect of Rule 144A is that certain restricted securities may be considered liquid, though no assurance can be given that a liquid market for Rule 144A Securities will develop or be maintained. However, where a substantial market of qualified institutional buyers has developed for certain unregistered securities purchased by the Fund pursuant to Rule 144A under the Securities Act, the Fund intends to treat such securities as liquid securities in accordance with procedures approved by the Board. Because it is not possible to predict with certainty how the market for Rule 144A Securities will develop, the Board directs FS Credit Income Advisor to carefully monitor the Fund’s investments in such securities with particular regard to trading activity, availability of reliable price information and other relevant information. To the extent that, for a period of time, qualified institutional buyers cease purchasing restricted securities pursuant to Rule 144A, the Fund’s investing in such securities may have the effect of increasing the level of illiquidity in its investment portfolio during such period.
Other Investment Companies.   The Fund may invest in securities of other open- or closed-end investment companies (including ETFs and Business Development Companies (“BDCs”)), subject to applicable regulatory limits, that invest primarily in securities the types of which the Fund may invest directly. The market value of the shares of other investment companies may differ from their NAV. As a shareholder in an investment company, the Fund will bear its ratable share of that investment company’s expenses, and will remain subject to payment of the Fund’s advisory and other fees and expenses with respect to assets so invested. Shareholders will therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. FS Credit Income Advisor and GoldenTree will take expenses into account when evaluating the investment merits of an investment in an investment company relative to other available investments.
The securities of other investment companies, including ETFs or BDCs, in which the Fund may invest may be leveraged. As a result, the Fund may be indirectly exposed to leverage through an investment in such securities. An investment in securities of other investment companies, including ETFs or BDCs, that use leverage may expose the Fund to higher volatility in the market value of such securities and the possibility that the Fund’s long-term returns on such securities (and, indirectly, the long-term returns of the Shares) will be diminished.
The Fund may invest in ETFs, which are investment companies that typically aim to track or replicate a desired index, such as a sector, market or global segment. ETFs are typically passively managed and their shares are traded on a national exchange or The NASDAQ Stock Market. ETFs do not sell individual shares directly to investors and only issue their shares in large blocks known as “creation units.” The investor purchasing a creation unit may sell the individual shares on a secondary market. Therefore, the liquidity of ETFs depends on the adequacy of the secondary market. There can be no assurances that an ETF’s investment objectives will be achieved, as ETFs based on an index may not replicate and maintain exactly the composition and relative weightings of securities in the index. ETFs are subject to the risks of investing in the underlying securities. The Fund, as a holder of the securities of the ETF, will bear its pro rata portion of the ETF’s expenses, including advisory fees. These expenses are in addition to the direct expenses of the Fund’s own operations.
Risks Associated with Market Developments and Regulatory Changes
Market Developments Risk.   In 2007, the global financial markets experienced stress, volatility, instability, illiquidity and disruption evidenced by a lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of certain major financial institutions. While this volatility and disruption peaked in 2008 to 2009 and appears to have abated somewhat, these events contributed to general economic conditions that materially and adversely affected the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. While recent conditions have improved, there can be no assurance that adverse market conditions will not repeat themselves or worsen in the future. If these adverse and volatile market conditions worsen, the capital markets, and, in particular, the market for debt obligations, may be subject to heightened volatility, increased risks of default, periods of illiquidity and other situations adverse to investors.
Instability in the credit markets has made it more difficult at certain times for a number of issuers of debt instruments to obtain financing or refinancing for their investment or lending activities or operations. In particular, because of volatile conditions in the credit markets, issuers of debt instruments may be subject to increased cost for debt, tightening underwriting standards and reduced liquidity for loans they make, securities they purchase and securities they issue. Certain borrowers may, due to macroeconomic conditions, be unable to repay their senior loans or other debt obligations because of these conditions. A borrower’s failure to satisfy financial or operating covenants imposed by lenders could lead to defaults and, potentially, termination of the senior loans and foreclosure on the underlying secured assets, which could trigger cross-defaults under other agreements and jeopardize a borrower’s ability to meet its obligations under its debt instruments. The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting borrower. The Fund may also experience a loss of principal.
These developments also (i) may make it more difficult for the Fund to accurately value its portfolio securities or to sell its portfolio securities on a timely basis; (ii) could adversely affect the ability of the Fund to use leverage for investment purposes and increase the cost of such leverage, which would reduce returns to the Shareholders; and (iii) may adversely affect the broader economy, which in turn may adversely affect the ability of issuers of securities owned by the Fund to make payments of principal and interest when due, lead to lower credit ratings of the issuer and increased defaults by the issuer. Such developments could, in turn, reduce the value of securities owned by the Fund and adversely affect the NAV and market price of the Shares.
Government Intervention in the Financial Markets Risk.   Instability in the financial markets has led the U.S. government, the U.S. Federal Reserve and foreign governments and central banks around the world to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. U.S. federal and state and foreign governments, their regulatory agencies or self-regulatory organizations may take additional actions that affect the regulation of the securities, debt instruments or structured products in which the Fund invests, or the issuers of such securities or structured products, in ways that are unforeseeable or not fully understood or anticipated. See “Legislation and Regulation Risk.” Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such programs may have positive or negative effects on the liquidity, valuation and performance of the Fund’s portfolio holdings. Furthermore, volatile financial markets can expose the Fund to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Fund. FS Credit Income Advisor will monitor developments and seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objective, but there can be no assurance that it will be successful in doing so.
Legislation and Regulation Risk.   On July 21, 2010, the Dodd-Frank Act was enacted. The Dodd-Frank Act, among other things, grants regulatory authorities such as the U.S. Commodity Futures Trading Commission (the “CFTC”) and the SEC broad rulemaking authority to promulgate rules under the Dodd-Frank Act, including comprehensive regulation of the OTC derivatives market. It is unclear to what extent these regulators will exercise these revised and expanded powers and whether they will undertake rulemaking, supervisory or enforcement actions that would adversely affect the Fund or investments made by the Fund. Possible regulatory actions taken under these revised and expanded powers may include actions related to financial consumer protection, proprietary trading and derivatives.
While some rules have been promulgated by the CFTC and the SEC, a number of important rulemakings have not yet been finalized and there can be no assurance that future regulatory actions authorized by the Dodd-Frank Act will not significantly reduce the returns of the Fund. The implementation of the Dodd-Frank Act could adversely affect the Fund by increasing transaction and/or regulatory compliance costs and may affect the availability, liquidity and cost of entering into derivatives, including potentially limiting or restricting the ability of the Fund to use certain derivatives or certain counterparties as a part of its investment strategy, increasing the costs of using these instruments or making these instruments less effective. In addition, greater regulatory scrutiny may increase the Fund’s and the FS Credit Income Advisor’s exposure to potential liabilities. Increased regulatory oversight can also impose administrative burdens on the Fund and FS Credit Income Advisor, including, without limitation, responding to examinations or investigations and implementing new policies and procedures.
On November 25, 2019, the SEC re-proposed a rule that would regulate the use of derivatives by registered investment companies. The new derivatives rule, if adopted, may impact the manner in which the Fund uses derivatives. The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of a Fund’s derivative transactions, impede the employment of the Fund’s derivative strategies or adversely affect the Fund’s performance. Neither the Fund nor FS Credit Income Advisor can predict the effects of these regulations or interpretations on the Fund’s portfolio. FS Credit Income Advisor intends to monitor developments and seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objective, but there can be no assurance that it will be successful in doing so.
With respect to Europe (including the United Kingdom (the “UK”)), the Financial Stability Board (the “FSB’), which monitors and makes recommendations about the global financial system, has enhanced its monitoring and regulation of the so-called “shadow banking” system in Europe, broadly described as credit intermediation involving entities and activities outside the regular banking system. The FSB, working with the Basel Committee on Banking Supervision and the International Organization of Securities Commissions, also issued policy recommendations in November 2012 to strengthen the oversight and regulation of the shadow banking system. The recommendations were issued for public consultation and the FSB is targeting issuance of the final recommendations in September 2013. While at this stage it is difficult to predict the final scope of any new regulations, the recommendations contain proposals to, among other things, enhance data reporting and disclosure requirements for shadow banking activities. If the Fund was considered to be engaged in “shadow banking,” the regulatory and operating costs associated therewith could adversely affect the implementation of the Fund’s investment strategy and returns and may become prohibitive.
At any time after the date of this prospectus, legislation by U.S. and foreign governments may be enacted that could negatively affect the assets of the Fund or the issuers of such assets. Changing approaches to regulation may have a negative impact on the entities in which the Fund invests. Legislation or regulation may also change the way in which the Fund itself is regulated. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Fund or will not impair the ability of the Fund to achieve its investment objective.
Defensive Investing Risk.   In response to market conditions and for defensive purposes, the Fund may allocate assets into cash or short-term fixed-income securities without limitation. In doing so, the Fund may succeed in avoiding losses but may otherwise fail to achieve its investment objective. Further, the value of short-term fixed-income securities may be affected by changing interest rates and by changes in credit ratings of the investments. If the Fund holds cash uninvested, it will be subject to the credit risk of the depository institution holding the cash.
Risks Relating to the Fund’s Investment Program
Valuation Risk.   There may be no central place or exchange for certain of the securities or instruments in which the Fund invests. Bonds and certain other debt securities, for example, generally trade on an OTC market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of bonds and certain other debt securities may carry more risk than that of common stock which trades on national exchanges. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when a bond or other debt security is sold in the market, the amount received by the Fund is less than the value of such bond or other debt security carried on the Fund’s books.
Leverage Risk.   The Fund may use leverage to seek to achieve its investment objective. Leverage involves risks and special considerations for Shareholders, including (i) the likelihood of greater volatility of NAV and dividend rate of the Shares than a comparable portfolio without leverage; (ii) the risk that fluctuations in interest rates on borrowings and short-term debt or in the interest or dividend rates on any leverage that the Fund must pay will reduce the return to Shareholders; (iii) the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the Shares than if the Fund were not leveraged; (iv) when the Fund uses financial leverage, the Management Fee payable to FS Credit Income Advisor will be higher than if the Fund did not use leverage; and (v) the likelihood that leverage may increase operating costs, which may reduce total return.
Any decline in the NAV of the Fund’s investments will be borne entirely by the Shareholders (as opposed to, e.g., holders of the Fund’s preferred shares, if any). Therefore, if the market value of the Fund’s portfolio declines, leverage will result in a greater decrease in NAV to Shareholders than if the Fund were not leveraged. This greater NAV decrease will also tend to cause a greater decline in the market price for Shares when and if Shares are ever listed on a national securities exchange. While the Fund may from time to time consider reducing any outstanding leverage in response to actual or anticipated changes in interest rates in an effort to mitigate the increased volatility of current income and NAV associated with leverage, there can be no assurance that the Fund will actually reduce any outstanding leverage in the future or that any reduction, if undertaken, will benefit the Shareholders. Changes in the future direction of interest rates are very difficult to predict accurately. If the Fund were to reduce any outstanding leverage based on a prediction about future changes to interest rates, and that prediction turned out to be incorrect, the reduction in any outstanding leverage would likely operate to reduce the income and/or total returns to Shareholders relative to the circumstance where the Fund had not reduced any of its outstanding leverage. The Fund may decide that this risk outweighs the likelihood of achieving the desired reduction to volatility in income and share price if the prediction were to turn out to be correct, and determine not to reduce any of its outstanding leverage as described above.
The 1940 Act generally limits the extent to which the Fund may utilize borrowings and “uncovered” transactions that may give rise to a form of leverage, including reverse repurchase agreements, swaps, futures and forward contracts, options, the leverage incurred from securities lending transactions and other derivative transactions or short selling, together with any other senior securities representing indebtedness, to 33 1∕3% of the Fund’s Managed Assets at the time utilized. In addition, the 1940 Act limits the extent to which the Fund may issue preferred shares to 50% of the Fund’s Managed Assets (less the Fund’s obligations under senior securities representing indebtedness). “Covered” reverse repurchase agreements, swaps, futures and forward contracts, options, securities lending arrangements and other derivative transactions or short selling will not be counted against the foregoing limits under the 1940 Act. The Fund will “cover” its derivative positions by segregating or earmarking an amount of cash and/or liquid assets to the extent required by the 1940 Act and applicable SEC or SEC staff interpretations and guidance from time to time.
Alternatively, the Fund may enter into an offsetting position or own positions covering its obligations with respect to the transaction; otherwise, this transaction will be considered “uncovered.” The Fund may not cover an applicable derivative transaction if it does not need to do so to comply with the foregoing 1940 Act requirements and, in the view of FS Credit Income Advisor and GoldenTree, the assets that would have been used to cover could be better used for a different purpose. However, these transactions, even if covered, may represent a form of economic leverage and will create risks. The potential loss on derivative instruments may be substantial relative to the initial investment therein. In addition, these segregation/earmarking and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating/earmarking assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation/earmarking and coverage requirements will not limit or offset losses on related positions.
Certain types of leverage the Fund may use may result in the Fund being subject to covenants relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for any preferred shares issued by the Fund. The terms of any borrowings or these rating agency guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. FS Credit Income Advisor does not believe that these covenants or guidelines will impede it from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.
The Fund may invest in the securities of other investment companies. Such investment companies may also be leveraged, and will therefore be subject to the leverage risks described above. This additional leverage may in certain market conditions reduce the NAV of the Shares and the returns to Shareholders.
On October 25 , 2017, and effective November 1, 2017, the Fund entered into the BNP Facility with BNP Paribas. The BNP Facility provides for borrowings in U.S. dollars and certain agreed upon foreign currencies. The Fund may borrow on an uncommitted basis, at the discretion of BNP Paribas, to the extent the pledged collateral provides sufficient coverage for such borrowings. The Fund may also borrow on a committed basis up to an aggregate principal amount equal to the average outstanding balance over the past ten business days.
The following hypothetical example provides a demonstration of how the BNP Facility maximum committed financing amount is calculated and may fluctuate. On day one, the Fund has $50,000 in borrowings outstanding under the BNP Facility and this amount has been outstanding for over 10 days. Therefore, the maximum committed financing amount on day one is $50,000. On day two, the Fund repays $10,000, bringing the total amount of borrowings outstanding under the BNP Facility to $40,000. On days three through ten the Fund does not further repay outstanding borrowings or borrow additional amounts. As a result, the maximum committed financing amount on days three through ten will incrementally decrease as follows: on day three, $49,000, on day four, $48,000, on day five, $47,000, on day six, $46,000, on day seven, $45,000, on day eight, $44,000, on day nine, $43,000, on day 10, $42,000.
The Fund may terminate the BNP Facility at any time upon written notice to BNP Paribas. Absent a default or facility termination event (or the ratings decline described in the following sentence), BNP Paribas is required to provide the Fund with 179 days’ written notice prior to terminating or materially amending the BNP Facility. In addition, BNP Paribas has a cancellation right if BNP Paribas’ long-term credit rating declines three or more notches below its highest rating by any of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services or Fitch IBCA, Inc. during the term of the BNP Facility. Upon any such termination, BNP Paribas is required to pay the Fund a fee equal to 1.00% of the maximum amount of financing available on the termination date.
Under the BNP Facility, borrowings bear interest at the rate of one-month London Interbank Offered Rate (“LIBOR”) (or the relevant reference rate for any foreign currency borrowings) plus 1.00% per annum. Interest is payable monthly in arrears or may be capitalized on the principal balance as additional cash borrowing.
Under the BNP Facility, the Fund has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other requirements customary for facilities of this type. The value of securities required to be pledged by the Fund is determined in accordance with the margin requirements described in the BNP Facility agreements. The BNP Facility agreements contain events of default and termination events customary for similar financing transactions.
The Fund’s obligations under the BNP Facility are secured by a first priority security interest in the Fund’s assets held at certain specified custody accounts.

Illustration.   The following table illustrates the effect of leverage on returns from an investment in our shares, assuming various annual returns, net of expenses. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing below. The calculation assumes (i) $394.6 million in average total assets, (ii) a weighted average cost of funds of 1.28%, (iii) $51.5 million in borrowings outstanding (i.e. assumes the Fund borrows funds equal to 15% of its average net assets during such period) and (iv) $343.1 million in average Shareholders’ equity. In order to compute the corresponding return to Shareholders, the “Assumed Return on the Fund’s Portfolio (net of expenses)” is multiplied by the assumed average total assets to obtain an assumed return to the Fund. From this amount, the interest expense is calculated by multiplying the assumed weighted average cost of funds by the assumed borrowings outstanding, and the product is subtracted from the assumed return to the Fund in order to determine the return available to Shareholders. The return available to Shareholders is then divided by Shareholders’ equity to determine the corresponding return to Shareholders. Actual interest payments may be different.
Assumed Return on the Fund’s Portfolio (net of expenses)	-10%	-5%	0%	5%	10%
Corresponding return to Shareholders	(11.7)%	(5.9)%	(0.2)%	5.6%	11.3%
Similarly, assuming (i) $394.6 million in average total assets, (ii) a weighted average cost of funds of 1.28% and (iii) $51.5 million in borrowings outstanding, the Fund’s assets would need to yield an annual return (net of expenses) of approximately 0.2% in order to cover the annual interest payments on the Fund’s outstanding borrowings.
Cost of Capital and Net Investment Income Risk.   If the Fund uses debt to finance investments, its net investment income may depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. As a result, the Fund can offer no assurance that a significant change in market interest rates will not have a material adverse effect on the Fund’s net investment income. In periods of rising interest rates when it has debt outstanding, the Fund’s cost of funds will increase, which could reduce the Fund’s net investment income. The Fund may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act. These activities may limit its ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on the Fund’s business, financial condition and results of operations.
Prepayment and Maturity Extension Risk.   Prepayment risk occurs when a debt investment held by the Fund can be repaid in whole or in part prior to its maturity. The amount of prepayable obligations in which the Fund invests from time to time may be affected by general business conditions, market interest rates, borrowers’ financial conditions and competitive conditions among lenders. In a period of declining interest rates, borrowers may prepay investments more quickly than anticipated, reducing the yield to maturity and the average life of the relevant investment. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate of interest on the security that was prepaid. To the extent that the Fund purchases the relevant investment at a premium, prepayments may result in a loss to the extent of the premium paid. If the Fund buys such investments at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and unscheduled prepayments will also accelerate the recognition of income, which may be taxable as ordinary income to investors. In a period of rising interest rates, prepayments of investments may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change an investment that was considered short- or intermediate-term at the time of purchase into a longer-term investment. Since the value of longer-term investments generally fluctuates more widely in response to changes in interest rates than shorter-term investments, maturity extension risk could increase the volatility of the Fund. When interest rates decline, the value of an investment with prepayment features may not increase as much as that of other fixed-income securities, and, as noted above, changes in market rates of interest may accelerate or delay prepayments and thus affect maturities.
Non-U.S. Securities Risk.   Investments in certain non-U.S. securities involve factors not typically associated with investing in the United States or other developed countries, including risks relating to:

(i) differences between U.S. and non-U.S. securities markets, including potential price volatility in and relative illiquidity of some non-U.S. securities markets; the absence of uniform accounting, auditing and financial reporting standards, practices, and disclosure requirements; and less government supervision and regulation; (ii) other differences in law and regulation, including fewer investor protections, less stringent fiduciary duties, less developed bankruptcy laws and difficulty in enforcing contractual obligations; (iii) certain economic and political risks, including potential economic, political or social instability; exchange control regulations; restrictions on foreign investment and repatriation of capital, possibly requiring government approval; expropriation or confiscatory taxation; other government restrictions by the United States or other governments; higher rates of inflation; higher transaction costs; and reliance on a more limited number of commodity inputs, service providers, and/or distribution mechanisms; and (iv) the possible imposition of local taxes on income and gains recognized with respect to securities and assets. Certain non-U.S. markets may rely heavily on particular industries or non-U.S. capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, organizations, entities and/or individuals, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. International trade barriers or economic sanctions against non-U.S. countries, organizations, entities and/or individuals may adversely affect the Fund’s non-U.S. holdings or exposures. Certain non-U.S. investments may become less liquid in response to social, political or market developments or adverse investor perceptions, or become illiquid after purchase by the Fund, particularly during periods of market turmoil. Certain non-U.S. investments may become illiquid when, for instance, there are few, if any, interested buyers and sellers or when dealers are unwilling to make a market for certain securities. When the Fund holds illiquid investments, its portfolio may be harder to value, especially in changing markets. The risks of investments in emerging markets, as described below and including the risks described above, are usually greater than the risks involved in investing in more developed markets. Because non-U.S. securities may trade on days when the Shares are not priced, the Fund’s NAV may change at times when Shares cannot be sold.
Rules adopted under the 1940 Act permit the Fund to maintain its non-U.S. securities and foreign currency in the custody of certain eligible non-U.S. banks and securities depositories, and the Fund generally holds its non-U.S. securities and foreign currency in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than for investment companies invested only in the United States.
Certain banks in foreign countries may not be eligible sub-custodians for the Fund, in which event the Fund may be precluded from purchasing securities in certain foreign countries in which it otherwise would invest or the Fund may incur additional costs and delays in providing transportation and custody services for such securities outside of such countries. The Fund may encounter difficulties in effecting portfolio transactions on a timely basis with respect to any securities of issuers held outside their countries.
The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Fund’s ability to purchase or sell non-U.S. securities or transfer the

Fund’s assets or income back into the United States, or otherwise adversely affect the Fund’s operations. In addition, the U.S. government has from time to time in the past imposed restrictions, through penalties and otherwise, on foreign investments by U.S. investors such as the Fund. If such restrictions should be reinstituted, it might become necessary for the Fund to invest all or substantially all of its assets in U.S. securities.
Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Fund’s investments.
In general, less information is publicly available with respect to foreign issuers than is available with respect to U.S. companies. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for FS Credit Income Advisor and GoldenTree to completely and accurately determine a company’s financial condition.
Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Fund to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its non-U.S. securities.
Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments. Communications between the United States and foreign countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates in markets that still rely on physical settlement. At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable for any losses incurred.
While the volume of transactions effected on foreign stock exchanges has increased in recent years, it remains appreciably below that of U.S. exchanges. Accordingly, the Fund’s non-U.S. securities may be less liquid and their prices may be more volatile than comparable investments in securities in U.S. companies.
A number of countries have authorized the formation of closed-end investment companies to facilitate indirect foreign investment in their capital markets. In accordance with the 1940 Act, the Fund may invest up to 10% of its total assets in securities of closed-end investment companies, not more than 5% of which may be invested in any one such company. This restriction on investments in securities of closed-end investment companies may limit opportunities for the Fund to invest indirectly in certain smaller capital markets. Shares of certain closed-end investment companies may at times be acquired only at market prices representing premiums to their NAVs. If the Fund acquires shares in closed-end investment companies, Shareholders would bear both their proportionate share of the Fund’s expenses (including investment advisory fees) and, indirectly, the expenses of such closed-end investment companies. The Fund also may seek, at its own cost, to create its own investment entities under the laws of certain countries.

Emerging Markets Risk.   The Fund may invest in non-U.S. securities of issuers in so-called “emerging markets” (or lesser developed countries). Such investments are particularly speculative and entail all of the risks of investing in non-U.S. securities but to a heightened degree. “Emerging market” countries generally include all countries other than “developed” countries as determined by MSCI classifications. Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks that do not generally apply to investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets; (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments; (iv) national policies that may limit the Fund’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests; and (v) the lack, or relatively early development, of legal structures governing private and foreign investments and private property.
Foreign investment in certain emerging market countries may be restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in certain emerging market issuers and increase the costs and expenses of the Fund. Certain emerging market countries require governmental approval prior to investments by foreign persons in a particular issuer, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors.
Emerging markets are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely.
Many emerging markets have histories of political instability and abrupt changes in policies and these countries may lack the social, political and economic stability characteristic of more developed countries. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There are no assurances that such expropriations will not reoccur. In such an event, it is possible that the Fund could lose the entire value of its investments in the affected market. Some countries have pervasive corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Fund’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests. In such a dynamic environment, there can be no assurances that any or all of these capital markets will continue to present viable investment opportunities for the Fund.
Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments. Sometimes, those markets may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.
Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. The Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.
Foreign Currency Risk.   Investments made by the Fund, and the income received by the Fund with respect to such investments, may be denominated in various non-U.S. currencies. However, the books of the Fund are maintained in U.S. dollars. Accordingly, changes in currency values may adversely affect the U.S. dollar value of portfolio investments, interest and other revenue streams received by the Fund, gains and losses realized on the sale of portfolio investments, and the amount of distributions, if any, made by the Fund. In addition, the Fund may incur substantial costs in converting investment proceeds from one currency to another. The Fund may enter into derivative transactions designed to reduce such currency risks. Furthermore, the portfolio companies in which the Fund invests may be subject to risks relating to changes in currency values. If a portfolio company suffers adverse consequences as a result of such changes, the Fund may also be adversely affected as a result.
Sovereign Government and Supranational Debt Risk.   Investments in sovereign debt involve special risks. Foreign governmental issuers of debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or pay interest when due. In the event of default, there may be limited or no legal recourse in that, generally, remedies for defaults must be pursued in the courts of the defaulting party. Political conditions, especially a sovereign entity’s willingness to meet the terms of its debt obligations, are of considerable significance. The ability of a foreign sovereign issuer, especially an emerging market country, to make timely payments on its debt obligations will also be strongly influenced by the sovereign issuer’s balance of payments, including export performance, its access to international credit facilities and investments, fluctuations of interest rates and the extent of its foreign reserves. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Also, there can be no assurances that the holders of commercial bank loans to the same sovereign entity may not contest payments to the holders of sovereign debt in the event of default under commercial bank loan agreements. In addition, there is no bankruptcy proceeding with respect to sovereign debt on which a sovereign has defaulted and the Fund may be unable to collect all or any part of its investment in a particular issue. Foreign investment in certain sovereign debt is restricted or controlled to varying degrees, including requiring governmental approval for the repatriation of income, capital or proceeds of sales by foreign investors. These restrictions or controls may at times limit or preclude foreign investment in certain sovereign debt and increase the costs and expenses of the Fund.
LIBOR Risk.   In July 2017, the head of the United Kingdom Financial Conduct Authority announced the desire to phase out the use of the London Interbank Offered Rate (“LIBOR”) by the end of 2021. It is unclear if at that time LIBOR will cease to exist or if new methods of calculating LIBOR will be established such that it continues to exist after 2021. In addition, in April 2018, the Federal Reserve System, in conjunction with the Alternative Reference Rates Committee, announced a preferred replacement of U.S. dollar LIBOR with a new index, calculated by reference to short-term repurchase agreements collateralized by U.S. Treasury securities, called the Secured Overnight Financing Rate, or SOFR. SOFR is a measure of the cost of borrowing cash overnight, collateralized by U.S. Treasury securities, and is based on directly observable U.S. Treasury-backed repurchase transactions. Although a SOFR-derived rate appears to be the preferred replacement rate for U.S. dollar LIBOR, at this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or other reforms to LIBOR for U.S. dollars and other major currencies that may occur in the United States, the United Kingdom or elsewhere. As such, the potential effect of the phase-out or replacement of LIBOR on the Fund’s cost of capital and net investment income cannot yet be determined. If LIBOR ceases to exist, the Fund may need to renegotiate any credit or similar agreements extending beyond 2021 with its portfolio companies that utilize LIBOR as a factor in determining the interest rate and the Fund’s existing credit facilities, in each case to replace LIBOR with the new standard that is established. Moreover, the discontinuation of LIBOR and the transition to an alternative benchmark rate may adversely impact the functioning, liquidity, volatility and value of floating rate income securities and could lead to significant short-term and long-term uncertainty and market instability. These risks will be exacerbated if the work necessary to effect an orderly transition to an alternative reference rate is not completed in a timely manner. These events may also increase the difficulty of borrowing or refinancing and may diminish the effectiveness of hedging strategies. The precise impacts of a transition away from LIBOR on the Fund, on issuers of instruments in which we may invest and on the financing market generally remain uncertain. Additionally, because the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the end of 2021.
Alteration of the terms of a debt instrument or a modification of the terms of other types of contracts to replace an interbank offered rate with a new reference rate could result in a taxable exchange and the realization of income and gain/loss for U.S. federal income tax purposes. The IRS has issued proposed regulations regarding the tax consequences of the transition from interbank offered rates to new reference rates in debt instruments and non-debt contracts. Under the proposed regulations, to avoid such alteration or modification of the terms of a debt instrument being treated as a taxable exchange, the fair market value of the modified instrument or contract must be substantially equivalent to its fair market value before the qualifying change was made. The IRS may withdraw, amend or finalize, in whole or part, these proposed regulations and/or provide additional guidance, with potential retroactive effect.
Currency Hedging Risk.   FS Credit Income Advisor and GoldenTree may seek to hedge all or a portion of the Fund’s foreign currency risk. However, FS Credit Income Advisor and GoldenTree cannot guarantee that it will be practical to hedge these risks in certain markets or conditions or that any efforts to do so will be successful.
Arbitrage Risk.   The Fund may engage in arbitrage strategies. Arbitrage strategies entail various risks, including the risk that external events, regulatory approvals and other factors will impact the consummation of announced corporate events and/or the prices of certain positions.
U.S. Credit Rating and European Economic Crisis Risk.   In August 2011, S&P lowered its long-term sovereign credit rating on the United States from “AAA” to “AA+,” which was re-affirmed by S&P in April 2020. In January 2012, S&P lowered its long-term sovereign credit ratings for France, Italy, Spain and six other European countries, which negatively impacted global markets and economic conditions. S&P subsequently raised its long-term sovereign credit rating on Spain to “A-,” but its current credit rating still signifies significant ongoing risk. Furthermore, following the UK’s referendum to leave the European Union (“EU”), S&P lowered its long-term sovereign credit rating. In addition, the terms of the UK’s exit and any future referendums in other European countries may disrupt the global market. Recent U.S. budget deficit concerns, together with signs of deteriorating sovereign debt conditions in Europe, have increased the possibility of additional credit-rating downgrades and economic slowdowns. The impact of any further downgrade to the U.S. government’s sovereign credit rating, or its perceived creditworthiness, and the impact of the current crisis in Europe with respect to the ability of certain EU countries to continue to service their sovereign debt obligations is inherently unpredictable and could adversely affect the U.S. and global financial markets and economic conditions. In addition, the economic downturn and the significant government interventions into the financial markets and fiscal stimulus spending over the last several years have contributed to significantly increased U.S. budget deficits. There can be no assurance that future fiscal or monetary measures to aid economic recovery will be effective. These developments and reactions of the credit markets to these developments could cause interest rates and borrowing costs to rise, which may negatively impact the Fund’s ability to obtain debt financing on favorable terms. In addition, any adverse economic conditions resulting from any further downgrade of the U.S. government’s sovereign credit rating or the economic crisis in Europe could have a material adverse effect on the Fund’s business, financial condition and results of operations.
Eurozone and Redenomination Risk.   The Fund may invest from time to time in European companies and companies that may be affected by the Eurozone economy. In June 2016, citizens of the UK voted to leave the EU in a popular referendum, commonly referred to as “Brexit,” which sparked depreciation in the value of the British pound and heightened risk of continued worldwide economic volatility. As a result of the referendum, S&P downgraded the UK’s credit rating from “AAA” to “AA” and the EU’s credit rating from “AA+” to “AA” in the days that followed the vote. Other credit ratings agencies have taken similar actions. The UK sought to withdraw from the EU by invoking article 50 of the Lisbon Treaty in late March 2017 and commenced negotiations on the terms of the withdrawal. Following years of negotiation and multiple deadline extensions, the UK withdrew from the EU on January 31, 2020. The effects of this withdrawal will depend, in part, on agreements the UK negotiates to retain access to EU markets either during a transitional period scheduled to end on December 31, 2020 or more permanently including, but not limited to, current trade and finance agreements. The UK’s exit from the EU may cause significant market volatility and illiquidity, currency fluctuations, deterioration in economic activity, legal uncertainty, a decrease in business confidence, and increased likelihood of a recession in the UK. Further, Brexit may cause other member states to contemplate departing the EU, which would likely perpetuate political and economic instability in the region and cause additional market disruption in global financial markets. Other economic challenges facing Europe include high levels of public debt, significant rates of unemployment, aging populations, mass migrations from the Middle East and Africa and heavy regulation in certain economic sectors. European governments have taken unprecedented steps to respond to the economic crises and to boost growth in the region, which has increased the risk that regulatory uncertainty could negatively affect a Fund’s investments. In addition, ongoing concerns regarding the sovereign debt of various Eurozone countries, including the potential for investors to incur substantial write-downs, reductions in the face value of sovereign debt and/or sovereign defaults, as well as the possibility that one or more countries might leave the EU or the Eurozone create risks that could materially and adversely affect the Fund’s investments. Sovereign debt defaults and EU and/or Eurozone exits could have material adverse effects on the Fund’s investments in European companies, including, but not limited to, the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, increased currency risk in relation to contracts denominated in Euros and wider economic disruption in markets served by those companies, while austerity and/or other measures introduced in order to limit or contain these issues may themselves lead to economic contraction and resulting adverse effects for the Fund. Legal uncertainty about the funding of Euro-denominated obligations following any breakup or exits from the Eurozone, particularly in the case of investments in companies in affected countries, could also have material adverse effects on the Fund. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in Euros. To the extent a currency used for redenomination purposes is not specified in respect of certain Eurozone-related investments, or should the Euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.
Pandemic Risk.    The continuing spread of an infectious respiratory illness caused by a novel strain of coronavirus (known as COVID-19) has caused volatility, severe market dislocations and liquidity constraints in many markets, including securities the Fund holds, and may adversely affect the Fund’s investments and operations. The outbreak was first detected in December 2019 and subsequently spread globally. The transmission of COVID-19 and efforts to contain its spread have resulted in travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff reductions), supply chains and consumer activity, as well as general concern and uncertainty that has negatively affected the economic environment. These disruptions have led to instability in the market place, including stock market losses and overall volatility. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems. This crisis or other public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally.
The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Fund’s investments, the Fund and your investment in the Fund. In certain cases, an exchange or market may close or issue trading halts on either specific securities or even the entire market, which may result in the Fund being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price its investments.
To satisfy any shareholder repurchase requests during periods of extreme volatility, such as those associated with COVID-19, it is more likely the Fund may be required to dispose of portfolio investments at unfavorable prices compared to their intrinsic value. You should review this prospectus and the SAI to understand the Fund’s discretion to implement temporary defensive measures.
The Fund and its investment adviser have in place business continuity plans reasonably designed to ensure that they maintain normal business operations, and that the Fund, its portfolio and assets are protected. However, in the event of a pandemic or an outbreak, such as COVID-19, there can be no assurance that the Fund, its advisers and service providers, or the Fund’s portfolio companies, will be able to maintain normal business operations for an extended period of time or will not lose the services of key personnel on a temporary or long-term basis due to illness or other reasons. A pandemic or disease could also impair the information technology and other operational systems upon which the Fund’s advisers rely and could otherwise disrupt the ability of the Fund’s service providers to perform essential tasks.
Governmental authorities and regulators throughout the world, such as the U.S. Federal Reserve, have in the past responded to major economic disruptions with changes to fiscal and monetary policy, including but not limited to, direct capital infusions, new monetary programs and dramatically lower interest rates. Certain of those policy changes are being implemented in response to the COVID-19 pandemic. Such policy changes may adversely affect the value, volatility and liquidity of dividend and interest paying securities. The effect of recent efforts undertaken by the U.S. Federal Reserve to address the economic impact of the COVID-19 pandemic, such as the reduction of the federal funds target rate, and other monetary and fiscal actions that may be taken by the U.S. federal government to stimulate the U.S. economy, are not yet fully known. The duration of the COVID-19 outbreak and its full impacts are unknown, resulting in a high degree of uncertainty for potentially extended periods of time.
Market Developments.   At times, the U.S. and foreign markets have experienced extreme volatility or market disruption and such volatility and disruption may occur in the future. Instability in the credit markets may make it more difficult for issuers of debt securities to obtain financing or refinancing for their investment or lending activities or operations. In particular, because of volatile conditions in the credit markets, issuers of debt securities may be subject to increased cost for debt, tightening underwriting standards and reduced liquidity for loans they make, securities they purchase and securities they issue.
These developments may increase the volatility of the value of securities owned by the Fund. These developments also may make it more difficult for the Fund to accurately value its securities or to sell its securities on a timely basis. These developments, including rising interest rates, could adversely affect the ability of the Fund to use leverage for investment purposes and increase the cost of such leverage, which would reduce returns to investors. These developments also may adversely affect the broader economy, which in turn may adversely affect the ability of issuers of securities owned by the Fund to make payments of principal and interest when due, leading to lower credit ratings of the issuer and increased defaults by the issuer. Such developments could, in turn, reduce the value of securities owned by the Fund and adversely affect the Fund’s NAV.
Economic Recession or Downturn Risk.   Many of the Fund’s portfolio companies may be susceptible to economic slowdowns or recessions. Therefore, the Fund’s non-performing assets are likely to increase, and the value of its portfolio is likely to decrease, during these periods. A prolonged recession may result in losses of value in the Fund’s portfolio and a decrease in the Fund’s revenues, net income and NAV. Unfavorable economic conditions also could increase the Fund’s funding costs, limit the Fund’s access to the capital markets or result in a decision by lenders not to extend credit to it on terms it deems acceptable. These events could prevent the Fund from increasing investments and harm the Fund’s operating results.
Market Disruption and Geopolitical Risk.   The occurrence of events similar to those in recent years, such as the aftermath of the war in Iraq, instability in Afghanistan, Pakistan, Egypt, Libya, Syria, Russia, Ukraine and other parts of the Middle East, the outbreak of infectious diseases such as COVID-19, Ebola or the Zika Virus, terrorist attacks in the U.S. and around the world, social and political discord, debt crises (such as the recent Greek crisis), sovereign debt downgrades, or the exit or potential exit of one or more countries from the EU, among others, may result in market volatility, may have long-term effects on the U.S. and worldwide financial markets, and may cause further economic uncertainties in the U.S. and worldwide. The Fund does not know how long the securities markets may be affected by these events and cannot predict the effects of these and similar events in the future on the U.S. economy and securities markets. The Fund may be adversely affected by abrogation of international agreements and national laws which have created the market instruments in which the Fund may invest, failure of the designated national and international authorities to enforce compliance with the same laws and agreements, failure of local, national and international organizations to carry out the duties prescribed to them under the relevant agreements, revisions of these laws and agreements which dilute their effectiveness or conflicting interpretation of provisions of the same laws and agreements. The Fund may be adversely affected by uncertainties such as terrorism, international political developments, and changes in government policies, taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of the countries in which it is invested. The current contentious domestic political environment, as well as political and diplomatic events within the United States and abroad, such as the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown, which could have an adverse impact on the Fund’s investments and operations. Additional and/or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree.
Government Intervention and Regulatory Risks.   The instability in the financial markets discussed above led the U.S. government and certain foreign governments to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity, including through direct purchases of equity and debt securities. Federal, state, and other governments, their regulatory agencies or self-regulatory organizations may take actions that affect the regulation of the issuers in which the Fund invests in ways that are unforeseeable. Legislation or regulation may also change the way in which the Fund is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objective.
The Dodd-Frank Act contains sweeping financial legislation regarding the operation of banks, private fund managers and other financial institutions. The Dodd-Frank Act includes provisions regarding, among other things, the regulation of derivatives (see “Investment Objective, Policies and Risk — Other Portfolio Strategies — Derivatives and Derivative Strategies — Dodd-Frank Act Risk” in the Statement of Additional Information), the identification, monitoring and prophylactic regulation of systemic risks to financial markets, and the regulation of proprietary trading and investment activity of banking institutions. The continuing implementation of the Dodd-Frank Act and any other regulations could adversely affect FS Credit Income Advisor, GoldenTree and the Fund. FS Credit Income Advisor may attempt to take certain actions to lessen the impact of the Dodd-Frank Act and any other legislation or regulation affecting the Fund, although no assurances can be given that such actions would be successful and no assurances can be given that such actions would not have a significant negative impact on the Fund. The ultimate impact of the Dodd-Frank Act, and any additional future legislation or regulation, is not yet certain and FS Credit Income, GoldenTree and the Fund may be affected by governmental action in ways that are unforeseeable.
The SEC and its staff have also engaged in various initiatives and reviews that seek to improve and modernize the regulatory structure governing investment companies. These efforts appear to be focused on risk identification and controls in various areas, including embedded leverage through the use of derivatives and other trading practices, cybersecurity, liquidity, enhanced regulatory and public reporting requirements and the evaluation of systemic risks. On October 13, 2016, the SEC adopted new rules and forms, and amended existing rules and forms, to modernize the reporting of information provided by funds and to improve the quality and type of information that funds provide to the SEC and investors. In part, the new and amended rules and forms amend Regulation S-X and require standardized, enhanced disclosure about derivatives in a fund’s financial statements, as well as other amendments. Any additional new rules, guidance or regulatory initiatives resulting from these efforts could increase the Fund’s expenses and impact its returns to Shareholders or, in the extreme case, impact or limit the Fund’s use of various portfolio management strategies or techniques and adversely impact the Fund.
In the aftermath of the financial crisis, there appears to be a renewed popular, political and judicial focus on finance-related consumer protection. Financial institution practices are also subject to greater scrutiny and criticism generally. In the case of transactions between financial institutions and the general public, there may be a greater tendency toward strict interpretation of terms and legal rights in favor of the consuming public, particularly where there is a real or perceived disparity in risk allocation and/or where consumers are perceived as not having had an opportunity to exercise informed consent to the transaction. In the event of conflicting interests between retail investors holding common shares of a closed-end investment company such as the Fund and a large financial institution, a court may similarly seek to strictly interpret terms and legal rights in favor of retail investors.
Risks Associated with Commodity Futures Trading Commission Rulemaking.   FS Credit Income Advisor has claimed an exclusion from the definition of the term “commodity pool operator” in accordance with CFTC Regulation 4.5 so that FS Credit Income Advisor is not subject to registration or regulation as a commodity pool operator (“CPO”) under the Commodity Exchange Act (the “CEA”) with respect to the Fund. In order to maintain the exclusion for FS Credit Income Advisor, the Fund must invest no more than a prescribed level of its liquidation value in certain futures, certain swap contracts and certain other derivatives subject to the CEA’s jurisdiction, and the Fund must not market itself as providing investment exposure to such instruments. If the Fund’s investments no longer qualify FS Credit Income Advisor for the exclusion, FS Credit Income Advisor may be subject to the CFTC’s CPO registration requirements with respect to the Fund, and the disclosure and operations of the Fund would need to comply with all applicable regulations governing commodity pools registered as investment companies under the 1940 Act and commodity pool operators. Compliance with the additional registration and regulatory requirements may increase operating expenses. Other potentially adverse regulatory initiatives could also develop.
Failure of Futures Commission Merchants and Clearing Organizations.   The Fund may deposit funds required to margin open positions in the derivative instruments subject to the CEA with a clearing broker registered as a “futures commission merchant” (“FCM”). The CEA requires an FCM to segregate all funds received from customers with respect to any orders for the purchase or sale of U.S. domestic futures contracts and cleared swaps from the FCM’s proprietary assets. Similarly, the CEA requires each FCM to hold in a separate secure account all funds received from customers with respect to any orders for the purchase or sale of foreign futures contracts and segregate any such funds from the funds received with respect to domestic futures contracts. However, all funds and other property received by a clearing broker from its customers are held by the clearing broker on a commingled basis in an omnibus account and may be invested by the clearing broker in certain instruments permitted under the applicable regulation. There is a risk that assets deposited by the Fund with any swaps or futures clearing broker as margin for futures contracts may, in certain circumstances, be used to satisfy losses of other clients of the Fund’s clearing broker. In addition, the assets of the Fund may not be fully protected in the event of the clearing broker’s bankruptcy, as the Fund would be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing broker’s combined domestic customer accounts.
Similarly, the CEA requires a clearing organization approved by the CFTC as a derivatives clearing organization to segregate all funds and other property received from a clearing member’s clients in connection with domestic futures, swaps and options contracts from any funds held at the clearing organization to support the clearing member’s proprietary trading. Nevertheless, with respect to futures and options contracts, a clearing organization may use assets of a non-defaulting customer held in an omnibus account at the clearing organization to satisfy payment obligations of a defaulting customer of the clearing member to the clearing organization. As a result, in the event of a default or the clearing broker’s other clients or the clearing broker’s failure to extend own funds in connection with any such default, the Fund would not be able to recover the full amount of assets deposited by the clearing broker on its behalf with the clearing organization.
Interest Rate Risk.   The Fund is subject to financial market risks, including changes in interest rates. General interest rate fluctuations may have a substantial negative impact on the Fund’s investments and investment opportunities and, accordingly, have a material adverse effect on the Fund’s investment objective and the Fund’s rate of return on invested capital. In addition, an increase in interest rates would make it more expensive to use debt for the Fund’s financing needs, if any.
Interest rates have recently been at or near historic lows. The historically low interest rate environment increases the risks associated with rising interest rates, including the potential for periods of volatility. The Fund currently faces a heightened level of risk associated with rising interest rates and/or bond yields. This could be driven by a variety of factors, including but not limited to central bank monetary policies, changing inflation or real growth rates, general economic conditions, increasing bond issuances or reduced market demand for low yielding investments. In the event of a rising interest rate environment, payments under floating rate debt instruments would rise and there may be a significant number of issuers of such floating rate debt instruments that would be unable or unwilling to pay such increased interest costs and may otherwise be unable to repay their loans. Investments in floating rate debt instruments may also decline in value in response to rising interest rates if the interest rates of such investments do not rise as much, or as quickly, as market interest rates in general. Similarly, during periods of rising interest rates, fixed rate debt instruments may decline in value because the fixed rates of interest paid thereunder may be below market interest rates.
Investment Terms and Timeframe Risk.   Delays in investing the net proceeds of this Offering may impair the Fund’s performance. The Fund cannot assure investors that it will be able to identify any investments that meet the Fund’s investment objective or that any investment that the Fund makes will produce a positive return. The Fund may be unable to invest its assets on acceptable terms within the time period that it anticipates or at all, which could harm the Fund’s financial condition and results of operations.
Prior to investing in securities of portfolio companies, the Fund may invest primarily in cash, cash equivalents, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less from the time of investment, which may produce returns that are significantly lower than the returns which it expects to achieve when the Fund’s portfolio is fully invested in securities meeting its investment objective. As a result, any distributions that the Fund pays while its portfolio is not fully invested in securities meeting its investment objective may be lower than the distributions that the Fund may be able to pay when its portfolio is fully invested in securities meeting its investment objective.
Restrictions on Entering into Affiliated Transactions.   The Fund is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without relying on an available exemption or the prior approval of the SEC. For purposes of the 1940 Act, the following persons are considered an affiliate of the Fund and the Fund is generally prohibited from buying any securities from or selling any securities to such affiliate: (i) any person that owns, directly or indirectly, 5% or more of the Fund’s outstanding voting securities; (ii) any person that owns, directly or indirectly, 5% or more of the outstanding voting securities of FS Credit Income Advisor or GoldenTree (or either of their respective controlling entities); or (iii) any person in which FS Credit Income Advisor or GoldenTree or a person controlling or under common control with FS Credit Income Advisor or GoldenTree owns, directly or indirectly, 5% or more of such person’s voting securities. The 1940 Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which could include investments in the same portfolio company (whether at the same or different times), without the prior approval of the SEC. If a person, directly or indirectly, holds more than 5% of the voting securities of the Fund, FS Credit Income Advisor or GoldenTree (or either of their respective controlling entities), or is under common control with the Fund, FS Credit Income Advisor or GoldenTree, the Fund is prohibited from buying any securities or other property from or selling any securities or other property to such person or certain of that person’s affiliates, or entering into “joint” transactions with such person or certain of that person’s affiliates, absent an available exemption or the prior approval of the SEC. Similar restrictions limit the Fund’s ability to transact business with its officers or Trustees or their affiliates.
In addition, the Fund is not permitted to co-invest with certain entities affiliated with FS Credit Income Advisor or GoldenTree in transactions originated by FS Credit Income Advisor or GoldenTree or their respective affiliates unless it first obtains an exemptive order from the SEC or co-invests alongside FS Credit Income Advisor or GoldenTree or their respective affiliates in accordance with existing regulatory guidance and the allocation policies of FS Credit Income Advisor, GoldenTree and their respective affiliates, as applicable. The Fund has been granted exemptive relief by the SEC that permits the Fund to participate in certain negotiated co-investments alongside other funds managed by FS Credit Income Advisor, GoldenTree or certain of its affiliates, subject to certain conditions, including (i) that a majority of the Board who have no financial interest in the co-investment transaction and a majority of the Board who are not “interested persons,” as defined in the 1940 Act, approve the co-investment and (ii) that the price, terms and conditions of the co-investment will be identical for each fund participating pursuant to the exemptive relief. A copy of the Fund's application for exemptive relief, including all of the conditions, and the related order are available on the SEC's website at http://www.sec.gov.
In addition, entering into certain transactions that are not deemed “joint” transactions (for purposes of the 1940 Act and relevant guidance from the SEC) may potentially lead to joint transactions within the meaning of the 1940 Act in the future. This may be the case, for example, with issuers who are near default and more likely to enter into restructuring or work-out transactions with their existing debt holders, which may include the Fund and its affiliates. In some cases, to avoid the potential of future joint transactions, FS Credit Income Advisor and GoldenTree may avoid allocating an investment opportunity to the Fund that they would otherwise allocate, subject to FS Credit Income Advisor’s and GoldenTree’s then-current allocation policies and any applicable exemptive orders, and to FS Credit Income Advisor’s and GoldenTree’s obligations to allocate opportunities in a fair and equitable manner consistent with their fiduciary duties owed to the Fund and other accounts advised by FS Credit Income Advisor and GoldenTree and policies related to approval of investments.
Lack of Funds to Make Additional Investments Risk.   The Fund may not have the funds or ability to make additional investments in its portfolio companies. After the Fund’s initial investment in a portfolio company, it may be called upon from time to time to provide additional funds to such company or have the opportunity to increase its investment through the exercise of a warrant to purchase common stock. There is no assurance that the Fund will make, or will have sufficient funds to make, follow-on investments. Any decisions not to make a follow-on investment or any inability on the Fund’s part to make such an investment may have a negative impact on a portfolio company in need of such an investment, may result in a missed opportunity for the Fund to increase its participation in a successful operation or may reduce the expected return on the investment.
Funding Future Capital Needs Risk.   The net proceeds from this Offering may be used for the Fund’s investment opportunities, operating expenses and for payment of various fees and expenses, such as the Management Fee and other fees. Any working capital reserves the Fund maintains may not be sufficient for investment purposes, and the Fund may require debt or equity financing to operate. Accordingly, in the event that the Fund develops a need for additional capital in the future for investments or for any other reason, these sources of funding may not be available to it. Consequently, if the Fund cannot obtain debt or equity financing on acceptable terms, or at all, the Fund’s ability to acquire investments and to expand the Fund’s operations will be adversely affected. As a result, the Fund would be less able to allocate its portfolio among various issuers and industries and achieve its investment objective, which may negatively impact its results of operations and reduce its ability to make distributions.
Uncertain Exit Strategies.   Due to the illiquid nature of some of the positions that the Fund may acquire, as well as the risks associated with the Fund’s investment strategies, the Fund is unable to predict with confidence what the exit strategy may ultimately be for any given investment, or that one will definitely be available. Exit strategies which appear to be viable when an investment is initiated may be precluded by the time the investment is ready to be realized due to economic, legal, political or other factors.
Other Risks Relating to the Fund
Limited Operating History.   The Fund is a non-diversified, closed-end management investment company that is operated as an interval fund with a limited operating history. As a result, prospective investors have a limited track record and history on which to base their investment decisions. The Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Fund will not achieve its investment objective.
Limited Prior Investment Adviser Experience.   FS Credit Income Advisor is a relatively new entity and has limited prior experience managing a closed-end fund, interval fund or a RIC. Although GoldenTree has experience managing assets of the type in which the Fund intends to invest, GoldenTree has limited experience advising a RIC such as the Fund. Therefore, FS Credit Income Advisor and GoldenTree Sub-Adviser may not be able to successfully operate the Fund’s business or achieve the Fund’s investment objective. As a result, an investment in Shares may entail more risk than the shares of a comparable company with a substantial operating history.
Senior Management Personnel of FS Credit Income Advisor and GoldenTree.   Since the Fund has no employees, it depends on the investment expertise, skill and network of business contacts of FS Credit Income Advisor and GoldenTree. FS Credit Income Advisor, with the assistance of GoldenTree, evaluates, negotiates, structures, executes, monitors and services the Fund’s investments. The Fund’s future success depends to a significant extent on the continued service and coordination of FS Credit Income Advisor and its senior management team. The departure of any members of FS Credit Income Advisor’s senior management team could have a material adverse effect on the Fund’s ability to achieve its investment objective. Likewise, the departure of any key employees of GoldenTree may impact its ability to render services to the Fund under the terms of the Investment Sub-Advisory Agreement.
The Fund’s ability to achieve its investment objective depends on FS Credit Income Advisor’s ability, with the assistance of GoldenTree, to identify, analyze, invest in, finance and monitor companies that meet the Fund’s investment criteria. FS Credit Income Advisor’s capabilities in managing the investment process, providing competent, attentive and efficient services to the Fund, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve the Fund’s investment objective, FS Credit Income Advisor and GoldenTree Sub-Adviser may need to hire, train, supervise and manage new investment professionals to participate in the Fund’s investment selection and monitoring process. FS Credit Income Advisor and GoldenTree Sub-Adviser may not be able to find investment professionals in a timely manner or at all. Failure to support the Fund’s investment process could have a material adverse effect on the Fund’s business, financial condition and results of operations.
In addition, the Investment Advisory Agreement, the Administration Agreement and the Investment Sub-Advisory Agreement have termination provisions that allow the parties to terminate the agreements without penalty. The Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice by FS Credit Income Advisor or, if the

Board or the holders of a majority of the Fund’s outstanding voting securities determine that the Investment Advisory Agreement with FS Credit Income Advisor should be terminated, by the Fund. The Administration Agreement may be terminated at any time, without penalty, by either party, upon 60 days’ written notice to the other party. The Investment Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice by the GoldenTree Sub-Adviser or, if the Board or the holders of a majority of the Fund’s outstanding voting securities determine that the Investment Sub-Advisory Agreement with GoldenTree should be terminated, by FS Credit Income Advisor. In addition, the Investment Sub-Advisory Agreement provides that FS Credit Income Advisor may be required to make ongoing payments to the GoldenTree Sub-Adviser if the Investment Sub-Advisory Agreement is terminated or not renewed other than for Cause (as defined below). See “Management Fees — Investment Advisory and Sub-Advisory Agreements.”
If any of these agreements are terminated, it may adversely affect the quality of the Fund’s investment opportunities. In addition, in the event such agreements are terminated, it may be difficult for the Fund to replace FS Credit Income Advisor or for FS Credit Income Advisor to replace the GoldenTree Sub-Adviser. Furthermore, the termination of any of these agreements may adversely impact the terms of the Fund’s or its subsidiaries’ financing facilities or any financing facility into which the Fund or its subsidiaries may enter in the future, which could have a material adverse effect on the Fund’s business and financial condition.
FS Credit Income Advisor and GoldenTree Relationships.   The Fund expects that FS Credit Income Advisor and GoldenTree will depend on their relationships with private equity sponsors, investment banks, commercial banks and other market participants, and the Fund expects to rely to a significant extent upon these relationships, to provide it with potential investment opportunities. If FS Credit Income Advisor or GoldenTree fails to maintain their existing relationships or develop new relationships with other sponsors or sources of investment opportunities, the Fund may not be able to grow its investment portfolio. In addition, individuals with whom FS Credit Income Advisor and GoldenTree have relationships are not obligated to provide the Fund with investment opportunities and, therefore, there is no assurance that such relationships will generate investment opportunities for the Fund.
Closed-End Interval Fund Structure; Liquidity Risks.   The Fund has been organized as a non-diversified, closed-end management investment company structured as an “interval fund” and designed primarily for long-term investors. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares. Instead, the Fund will provide limited liquidity to Shareholders by offering to repurchase a limited amount of the Fund’s Shares (at least 5% but no more than 25%) quarterly. See “Quarterly Repurchases of Shares.” The Fund, similar to a mutual fund, is subject to continuous asset in-flows, although not subject to the continuous out-flows. Therefore, an investment in the Fund, unlike an investment in a mutual fund or listed closed-end fund, is not a liquid investment.
Competition for Investment Opportunities.   The Fund competes for investments with other closed-end funds and investment funds, as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, have begun to invest in areas in which they have not traditionally invested. As a result of these new entrants, competition for investment opportunities may intensify. Many of the Fund’s competitors are substantially larger and have considerably greater financial, technical and marketing resources than it does. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to the Fund. In addition, some of the Fund’s competitors may have higher risk tolerances or different risk assessments than it has. These characteristics could allow the Fund’s competitors to consider a wider variety of investments, establish more relationships and pay more competitive prices for investments than it is able to do. The Fund may lose investment opportunities if it does not match its competitors’ pricing. If the Fund is forced to match its competitors’

pricing, it may not be able to achieve acceptable returns on its investments or may bear substantial risk of capital loss. A significant increase in the number and/or the size of the Fund’s competitors could force it to accept less attractive investment terms. Furthermore, many of the Fund’s competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on it as a closed-end fund.
Litigation.   From time to time, in the ordinary course of their operations, the Advisors and their affiliates may be subject to litigation and arbitration, which can be costly and divert significant portions of the Advisors’ time and resources. Any litigation or arbitration could have a materially adverse effect on the Fund.
Systems Risks.   The Fund depends on the Advisors to develop and implement appropriate systems for the Fund’s activities. The Fund relies extensively on computer programs and systems to evaluate certain securities based on real-time trading information, to monitor its portfolio and net capital, and to generate risk management and other reports that are critical to oversight of the Fund’s activities. In addition, certain of the Fund’s and the Advisors’ operations interface with or depend on systems operated by third parties, including market counterparties and other service providers, and the Fund or the Advisors may not be in a position to verify the risks or reliability of such third-party systems. These programs or systems may be subject to certain defects, failures or interruptions, including, but not limited to, those caused by worms, viruses and power failures. Any such defect or failure could have a material adverse effect on the Fund. For example, such failures could cause settlement of trades to fail, lead to inaccurate accounting, recording or processing of trades and cause inaccurate reports, which may affect the Fund’s ability to monitor its investment portfolio and its risks. Studies have shown that a lack of adequate systems is often a significant contributing factor to failures of funds like the Fund.
Cybersecurity Risk.   As part of its business, the Advisors process, store and transmit large amounts of electronic information, including information relating to the transactions of the Fund and personally identifiable information of the Shareholders. Similarly, service providers of the Advisors or the Fund, especially the Fund’s Administrator, may process, store and transmit such information. The Advisors have procedures and systems in place that they believe are reasonably designed to protect such information and prevent data loss and security breaches. However, such measures cannot provide absolute security. The techniques used to obtain unauthorized access to data, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time. Hardware or software acquired from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Network connected services provided by third parties to the Advisors may be susceptible to compromise, leading to a breach of the Advisors’ networks. The Advisors’ systems or facilities may be susceptible to employee error or malfeasance, government surveillance, or other security threats. Online services provided by the Advisors to the Shareholders may also be susceptible to compromise. Breach of the Advisors’ information systems may cause information relating to the transactions of the Fund and personally identifiable information of the Shareholders to be lost or improperly accessed, used or disclosed.
The service providers of the Advisors and the Fund are subject to the same electronic information security threats as the Advisors. In addition, the Fund and the Advisors have limited ability to prevent or mitigate cybersecurity incidents affecting third-party service providers. If a service provider fails to adopt or adhere to adequate data security policies, or in the event of a breach of its networks, information relating to the transactions of the Fund and personally identifiable information of the Shareholders may be lost or improperly accessed, used or disclosed.
The loss or improper access, use or disclosure of the Advisors’ or the Fund’s proprietary information may cause the Advisors or the Fund to suffer, among other things, financial loss, the disruption of its business, liability to third parties, regulatory intervention or reputational damage. Any of the foregoing events could have a material adverse effect on the Fund and the Shareholders’ investments therein.
Operational Risk.   The Fund depends on the Advisors to develop the appropriate systems and procedures to control operational risk. Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in the Fund’s operations may cause the Fund to suffer financial loss, the disruption of its business, liability to clients or third parties, regulatory intervention or reputational damage. The Fund relies heavily on its financial, accounting and other data processing systems. The ability of its systems to accommodate an increasing volume of transactions could also constrain the Fund’s ability to properly manage the portfolio.
Purchase Price Risk.   The purchase price at which an investor purchases Shares will be determined at each daily closing and will equal the NAV per Share of the applicable class as of such date, plus the applicable Sales Load. As a result, in the event of an increase in the Fund’s NAV per Share of an applicable class, an investor’s purchase price may be higher than the prior daily closing price per Share of the applicable class, and therefore an investor may receive fewer Shares than if an investor had subscribed at the prior daily closing price.
Insufficient Capital Raise Risk.   There is no assurance that the Fund will raise sufficient proceeds in this Offering to allow the Fund to purchase a portfolio of investments allocated among various issuers and industries and generate income sufficient to cover the Fund’s expenses. Even if the Fund raises sufficient funds to cover the Fund’s expenses, a lower capital raise will result in the Fund’s fees and expenses constituting a larger percentage of an investor’s investment payable to the Fund’s fees and expenses. As a result, the Fund may be unable to achieve its investment objective and an investor could lose some or all of the value of his or her investment in the Fund.
“Best-Efforts” Offering Risk.   This Offering is being made on a best efforts basis, whereby the Distributor is only required to use its best efforts to sell the Shares and has no firm commitment or obligation to purchase any of the Shares. To the extent that less than the maximum number of Shares is subscribed for, the opportunity for the allocation of the Fund’s investments among various issuers and industries may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of the Fund’s expenses over a smaller capital base.
Fluctuations in Results.   The Fund could experience fluctuations in its operating results due to a number of factors, including the Fund’s ability or inability to make investments that meet the Fund’s investment objective, the interest or dividend rates payable on the securities it acquires, the level of the Fund’s expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which it encounters competition in its markets and general economic conditions. As a result of these and other factors, results for any previous period should not be relied upon as being indicative of performance in future periods.
Repurchase Risks.   Quarterly repurchases by the Fund of its Shares typically will be funded from available cash or sales of portfolio securities. If a repurchase offer is oversubscribed, the Fund may determine to increase the amount repurchased by up to 2.00% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, but any such increases in the amounts repurchased may not exceed an aggregate of 2.00% in any three-month period. In the event that the Fund determines not to repurchase more than the repurchase offer amount, or if Shareholders tender more than the repurchase offer amount plus 2.00% of the Fund’s outstanding Shares (less any additional amounts repurchased in prior repurchase offers within a three-month period) as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request.
Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than FS Credit Income Advisor otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover. FS Credit Income Advisor may take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of Shares. If the Fund borrows to finance repurchases, interest on any such borrowing will negatively affect Shareholders who do not tender their Shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase proceeds by selling investments, the Fund may hold a larger proportion of its net assets in less liquid securities. The Fund’s investments are subject to liquidity risk. Liquidity risk exists when particular investments of the Fund would be difficult to purchase or sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations. Funds with principal investment strategies that involve securities of companies with smaller market capitalizations, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. The sale of securities to fund repurchases could reduce the market price of those securities, which in turn would reduce the Fund’s NAV. Additionally, to the extent the Fund consistently is in a “net repurchase” position, its assets will likely decline, which will in turn increase the Fund’s expense ratio and could place the continued viability of the Fund in jeopardy. If the Fund were to liquidate after a period of net repurchases, the assets left in the Fund would likely be the Fund’s more illiquid assets, which may result in remaining Shareholders being required to hold their investment in the Fund, and be subject to changes (including declines) in value, for a prolonged period of time while the Fund seeks to liquidate its remaining investments. In such a scenario, a Shareholder could lose the entire value of his or her investment in the Fund.
Distribution Payment Risk.   The Fund cannot assure investors that it will achieve investment results that will allow it to make a specified level of cash distributions or year-to-year increases in cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, maintenance of the Fund’s RIC status, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time.
In the event that the Fund encounters delays in locating suitable investment opportunities, all or a substantial portion of the Fund’s distributions to Shareholders may constitute a return of capital to Shareholders and will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment rather than a return of earnings or gains derived from the Fund’s investment activities.
Investment Dilution Risk.   The Fund’s investors do not have preemptive rights to any Shares that the Fund may issue in the future. The Fund’s declaration of trust authorizes it to issue an unlimited number of Shares. A majority of the Board may amend the Fund’s declaration of trust. After an investor purchases Shares, the Board may elect to sell additional Shares or other classes of Shares in the future or issue equity interests in private offerings. To the extent the Fund issues additional equity interests after an investor purchases its Shares, such investor’s percentage ownership interest in the Fund will be diluted.
Anti-Takeover Risk.   The Fund’s declaration of trust and bylaws, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire it or from attempting to change the composition of the Board. Under the Fund’s declaration of trust, the Fund is not required to hold annual meetings of Shareholders. The Trustees are elected for indefinite terms and do not stand for reelection. The Fund’s declaration of trust provides that any Trustee may be removed (provided that after the removal the aggregate number of Trustees is not less than the minimum required by the declaration of trust) with or without cause (i) at any meeting of Shareholders by a vote of 75% of the outstanding Shares or (ii) by a written instrument signed by at least two-thirds (66 2∕3%) of the remaining Trustees. Subject to the limitations of the 1940 Act, the Board may, without Shareholder action, authorize the issuance of Shares in one or more classes or series, including preferred shares; and the Board may, without Shareholder action, amend the Fund’s declaration of trust. These anti-takeover provisions may inhibit a change of control in circumstances that could give Shareholders the opportunity to realize a premium over the value of the Shares.
Conflicts of Interest Risk.   FS Credit Income Advisor, GoldenTree and certain of their affiliates may experience conflicts of interest in connection with the management of the Fund, including, but not limited to: the allocation of FS Credit Income Advisor’s and GoldenTree’s time and resources between the Fund and other investment activities; compensation payable by the Fund to FS Credit Income Advisor and its affiliates; competition with certain affiliates of FS Credit Income Advisor or GoldenTree for investment opportunities; investments at different levels of an entity’s capital structure by the Fund and other clients of FS Credit Income Advisor and GoldenTree, subject to the limitations of the 1940 Act; GoldenTree and its affiliates potential ownership of securities in which the Fund invests; differing recommendations given by FS Credit Income Advisor or GoldenTree to the Fund versus other clients; restrictions on FS Credit Income Advisor’s and GoldenTree’s existing business relationships or use of material non-public information with respect to potential investments by the Fund; the formation of additional investment funds or entrance into other investment banking, advisory, investment advisory, and other relationships by FS Credit Income Advisor, GoldenTree or their affiliates; and limitations on purchasing or selling securities to other clients of FS Credit Income Advisor, GoldenTree or their respective affiliates and on entering into “joint” transactions with certain of the Fund’s, FS Credit Income Advisor’s or GoldenTree’s affiliates. See “Conflicts of Interest.”
In addition, GoldenTree can engage in securities transactions and investment strategies for the Fund that may differ from the transactions and strategies executed on behalf of other GoldenTree clients and/or GoldenTree and its employees. Therefore, GoldenTree can invest in certain securities or loan instruments of a particular issuer for the Fund, but invest in a different part of the same issuer’s capital structure for other GoldenTree clients. To this end, GoldenTree may purchase on behalf of the Fund different classes of debt of the same issuer and debt and equity of the same issuer for other GoldenTree clients. These and other investments can be deemed to create conflicts of interest, particularly because GoldenTree can take certain actions for some of its clients that can have an adverse effect on the Fund, including, for example, in connection with restructuring and reorganization situations. In such cases, GoldenTree will seek to act in a manner it reasonably believes to be equitable to the Fund and GoldenTree’s clients under the circumstances. Further, if GoldenTree becomes a member of creditors’ committee due to its loan holdings in a particular issuer, it may be restricted from trading on behalf of the Fund if it holds securities of the same issuer. Investors in the Fund should be aware that conflicts will not necessarily be resolved in favor of their interests, and GoldenTree will attempt to resolve such matters fairly, but even fair resolution can be resolved in a manner that does not favor the Fund. In this regard, GoldenTree has adopted policies and procedures intended to prevent and mitigate such potential conflicts of interest. This includes, but is not limited to, the review of transactions by GoldenTree’s compliance department.
GoldenTree can also recommend that the Fund purchase or sell securities in which GoldenTree and or its employees also invest or otherwise have a financial interest in. To this end, employees whose primary responsibilities are portfolio management, subject to GoldenTree’s code of ethics, can engage in personal securities transactions in which the underlying issuer is within his or her sector of coverage. This may present the appearance of a conflict, namely that GoldenTree is trading in a particular investment on behalf of the Fund because of a financial interest in the underlying security by GoldenTree, or that employees who trade in issuers within their coverage sector are taking for themselves investment opportunities that may be suitable for the Fund. Furthermore, this may also present a conflict of interest in that GoldenTree and its employees may purchase a particular investment where the Fund purchases the same investment but at a different point in time (as the investment is not seen to be initially suitable the Fund) and at a different price. In this regard, GoldenTree has adopted policies and procedures intended to prevent and mitigate such potential conflicts of interest. This includes, but is not limited to, the review of Fund transactions by GoldenTree’s compliance department, a requirement for GoldenTree’s employees to obtain pre-approval for certain personal securities transactions, blackout periods that apply to employee trading in securities and issuers that are also held by the Fund, and minimum holding periods that apply to securities that are purchased by employees.
Portfolio Fair Value Risk.   Under the 1940 Act, the Fund is required to carry its portfolio investments at market value or, if there is no readily available market value, at fair value. There is not a public market for the securities of the privately-held companies in which the Fund may invest. Certain of the Fund’s investments may not be exchange-traded, but may, instead, be traded on a privately negotiated OTC secondary market for institutional investors. As a result, the Board has adopted methods for determining the fair value of such securities and other assets, and has delegated the responsibility for applying the valuation methods to FS Credit Income Advisor. On a quarterly basis, the Board reviews the valuation determinations made with respect to the Fund’s investments during the preceding quarter and evaluates whether such determinations were made in a manner consistent with the Fund’s valuation process. See “Determination of Net Asset Value.”
Certain factors that may be considered in determining the fair value of the Fund’s investments include dealer quotes for securities traded on the OTC secondary market for institutional investors, the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to comparable publicly traded companies, discounted cash flow and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, determinations of fair value may differ materially from the values that would have been used if an exchange-traded market for these securities existed. Due to this uncertainty, the Fund’s fair value determinations may cause the Fund’s NAV on a given date to materially understate or overstate the value that it may ultimately realize upon the sale of one or more of its investments. Additionally, fair valuation processes for certain securities necessarily involve subjective judgments and assumptions about the value of an asset or liability and these judgments and assumptions may ultimately be incorrect.
ASC 820 and Other Changes in Accounting Rules.   The Fund’s assets and liabilities are valued in accordance with the valuation policies set forth herein, subject to the policies and control of the Board. However, for purposes of preparing the Fund’s annual audited financial statements, which are prepared in accordance with GAAP, certain of the Fund’s assets and liabilities may be valued in a manner that while consistent with GAAP, is different from the manner in which such assets are valued in accordance with the valuation policies set forth herein.
Specifically, for purposes of GAAP-compliant financial reporting, the Fund is required to follow a specific framework for measuring the fair value of its assets and liabilities, and is required to provide certain additional disclosures regarding the use of fair value measurements in their audited financial statements. Many of these requirements are set forth in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), which defines and establishes a framework for measuring fair value under GAAP and expands financial statement disclosure requirements relating to fair value measurements. Other valuation-related requirements are contained in other provisions of GAAP, and other related Financial Accounting Standards Board (“FASB”) Statements and guidance. Additional FASB Statements and guidance, and additional provisions of GAAP, that may be adopted in the future may also impose additional, or different, specific requirements as to the valuation of assets and liabilities for purposes of GAAP-compliant financial reporting.
The Fund may determine in certain instances to value a particular asset at a different value for financial reporting purposes than the value of that same asset as determined in accordance with the valuation policies set forth herein. For example, the Fund may determine that ASC 820 may require the Fund, for purposes of GAAP-compliant financial reporting, to value its investments at values that are at a discount to the values that are determined in accordance with the valuation policies set forth herein. Conversely, under other accounting guidelines, such as those set forth in ASC No. 805, “Business Combinations,” GAAP may require investments to be priced at values that would be different than values assigned under the valuation policies.
Accordingly, to the extent that GAAP would require any of the Fund’s assets or liabilities to be valued in a manner that differs from the valuation policies set forth herein, such assets or liabilities will be valued (x) in accordance with GAAP, solely for purposes of preparing the Fund’s GAAP-compliant annual audited financial statements, and (y) in accordance with the valuation policies set forth herein, subject to the policies and control of the Board (without regard to any GAAP requirements relating to the determination of fair value), for all other purposes.
Generally, ASC 820 and other accounting rules applicable to investment funds and various assets they invest in are evolving. Such changes may adversely affect the Fund. For example, the evolution of rules governing the determination of the fair market value of assets to the extent such rules become more stringent would tend to increase the cost and/or reduce the availability of third-party determinations of fair market value. This may in turn increase the costs associated with selling assets or affect their liquidity due to inability to obtain a third-party determination of fair market value.
ASC 740 — Accounting Changes; Effect on NAV.   Pursuant to FASB ASC 740, formerly known as FIN 48 (“ASC 740”), which provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in financial statements, the Fund is required to determine whether a tax position, based on its technical merits, meets a more-likely-than-not recognition threshold that the position will be sustained upon examination. As a result of such a determination, the Fund may be required to recognize a contingent tax liability in its NAV calculation if the related tax position meets the recognition criterion in ASC 740 and, conversely, may be required to unrecognize a contingent tax liability in its NAV calculation if the related tax position does not meet the recognition criterion in ASC 740. In addition, the NAV of the Fund may be adjusted if an uncertain tax position is settled. Recognition and measurement of each tax position, including any tax position for which there is a lack of authority and audit experience, is determined by the Board, in its sole discretion, based on discussions with the Advisors, tax advisers and the auditor and based on the facts and circumstances known at the time. There can be no assurance that any such determination will not change over time. Adjustments made to the NAV of the Fund in connection with the recognition or unrecognition of contingent tax liabilities may have a material positive or negative effect on certain Shareholders and prospective investors, depending on the circumstances.
Portfolio Turnover Risk.   The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is expected to exceed 100% going forward under normal circumstances. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to Shareholders, will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.
Non-Diversification Risk.   The Fund is classified as “non-diversified” under the 1940 Act. As a result, it can invest a greater portion of its assets in obligations of a single issuer than a “diversified” fund. The Fund may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence.
Risks Relating to the Fund’s RIC Status.   To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Code, the Fund must, among other things, meet certain source-of-income, asset diversification and annual distribution requirements. Very generally, in order to qualify as a RIC, the Fund must derive at least 90% of its gross income for each tax year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, other income derived with respect to its business of investing in stock or other securities, or net income from “qualified publicly traded partnerships” (as defined in the Code). The Fund must also meet certain asset diversification requirements at the end of each quarter of each of its tax years. As a result of these diversification requirements, the Fund may have to dispose of certain investments quickly in order to prevent the loss of RIC status. Any such dispositions could be made at disadvantageous prices or times, and may result in substantial losses to the Fund. In addition, in order to be eligible for the special tax treatment accorded RICs, the Fund must meet the annual distribution requirement, requiring it to distribute with respect to each tax year at least 90% of the sum of its “investment company taxable income” (generally its taxable ordinary income and the excess, if any, of its net short-term capital gains over its net long-term capital losses) and its net tax-exempt income (if any), to Shareholders. If the Fund fails to qualify for taxation as a RIC for any reason, it would be subject to regular corporate-level U.S. federal income taxes on all of its taxable income and gains, and the resulting corporate taxes could substantially reduce its net assets, the amount of income available for distribution and the amount of its distributions. Such a failure would have a material adverse effect on the Fund and Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions in order to re-qualify as a RIC.
RIC-Related Risks of Investments Generating Non-Cash Taxable Income.   Certain of the Fund’s investments may require the Fund to recognize taxable income in a tax year in excess of the cash generated on those investments during that year. In particular, the Fund may invest in loans and other debt obligations that will be treated as having “market discount” and/or OID for U.S. federal income tax purposes. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, raise additional debt or equity capital, make taxable distributions of Shares or debt securities, or reduce new investments, to obtain the cash needed to make these distributions. If the Fund liquidates assets to raise cash, the Fund may realize gain or loss on such liquidations, which may further increase the amount that the Fund must distribute to maintain RIC status or avoid Fund-level U.S. federal income or excise taxes.
Instruments that are treated as having OID for U.S. federal income tax purposes may have unreliable valuations because their continuing accruals require judgments about the collectability of the deferred payments and the value of any collateral. Loans that are treated as having OID generally represent a significantly higher credit risk than coupon loans. Accruals on such instruments may create uncertainty about the source of Fund distributions to Shareholders. OID creates the risk of non-refundable cash payments to FS Credit Income Advisor based on accruals that may never be realized. In addition, the deferral of paid-in-kind (“PIK”) interest also reduces a loan’s loan-to-value ratio at a compounding rate.
Uncertain Tax Treatment.   The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund to the extent necessary in order to seek to ensure that it distributes sufficient income so that it does not become subject to U.S. federal income or excise tax.

MANAGEMENT OF THE FUND
General
Under the Fund’s declaration of trust and bylaws, the Fund’s business and affairs are managed under the direction of the Board, which has overall responsibility for monitoring and overseeing the Fund’s management and operations. The Board consists of five members, three of whom are considered Independent Trustees. The Trustees are subject to removal or replacement in accordance with the laws of the State of Delaware (“Delaware law”) and the Fund’s declaration of trust. Four of the five Trustees serving on the Board were elected by the organizational Shareholder of the Fund. The Statement of Additional Information provides additional information about the Trustees.
FS Credit Income Advisor serves as the Fund’s investment adviser pursuant to the terms of the Investment Advisory Agreement and subject to the authority of, and any policies established by, the Board. Under the Investment Advisory Agreement, FS Credit Income Advisor manages the Fund’s investment portfolio, directs and/or oversees the investment and allocation of the portfolio and reports thereon to the Fund’s officers and Trustees regularly. FS Credit Income Advisor has engaged the GoldenTree Sub-Adviser to act as the Fund’s investment sub-adviser and make investment decisions for the Fund’s portfolio, subject to oversight of FS Credit Income Advisor.
The Board, including a majority of the Independent Trustees, oversees and monitors the Fund’s investment performance and, beginning with the second anniversary of the effective date of the Investment Advisory Agreement, annually reviews the Investment Advisory Agreement and the Investment Sub-Advisory Agreement to determine, among other things, whether the fees payable under such agreements are reasonable in light of the services provided.
Investment Personnel
The management of the Fund’s investment portfolio is the responsibility of FS Credit Income Advisor and its investment committee, which includes the Fund’s portfolio managers. The members of FS Credit Income Advisor’s investment committee are Michael Kelly, Daniel Picard, Kenneth Miller and Robert Hoffman. The members of FS Credit Income Advisor’s investment committee are not employed by the Fund and receive no direct compensation from the Fund in connection with their portfolio management activities. See “Management Fees” for additional information regarding the compensation payable to FS Credit Income Advisor.
Below is biographical information relating to the Fund’s portfolio managers:
Michael Kelly has served as president of FS Investments since July 2017. Mr. Kelly has also served as chief investment officer of FS Investments since January 2015. Among other things, Mr. Kelly oversees the investment management and product development functions at FS Investments. Before joining FS Investments, Mr. Kelly was the chief executive officer of ORIX USA Asset Management (“ORIX”), where he led the company’s acquisition of Robeco, a $250 billion global asset management company and the largest acquisition in ORIX’s 50-year history. Mr. Kelly started his career on Wall Street at Salomon Brothers and went on to join hedge fund pioneers Omega Advisors and Tiger Management. Mr. Kelly then helped build and lead the hedge fund firm, FrontPoint Partners, where he first served as chief investment officer and eventually co-chief executive officer. Mr. Kelly is a graduate of Cornell University and earned his M.B.A. at Stanford University. Mr. Kelly is a co-founder and board member of the Spotlight Foundation, and serves as a trustee of the Tiger Foundation and the Stanford Business School Trust.
Daniel Picard currently serves as head of product development and due diligence and has been with FS Investments since June 2012. He is responsible for researching, designing and launching new alternative investment offerings as well as onboarding new products with FS’s broker-dealer partners and RIAs. Before joining the Product Development team, Mr. Picard worked in the firm’s Product Strategy group, where he produced education, research and marketing content for financial advisors. Prior to FS Investments, Mr. Picard was a Vice President at Barclays Capital, where he worked for five years as a trader of leveraged loans and loan credit derivatives. Prior to Barclays, he spent three years at Citi, working first as a corporate banking analyst in Citi’s energy group in Houston and then as a fixed-income analyst in Citi’s project finance group in New York. Mr. Picard graduated with honors from Trinity College where he received his BA in Economics.
Kenneth G. Miller has served in various capacities for FS Investments and its affiliated investment advisers since February 2009. He currently serves as head of finance, primarily responsible for the financial planning and analysis function at FS Investments. Before joining the Finance team, Mr. Miller worked in the firm’s Portfolio Management group, where he focused on portfolio management and fund operations. Prior to joining FS Investments, Mr. Miller was an analyst in the mergers and acquisitions group within Citigroup’s investment banking division. He earned a B.S. in Finance from Rutgers University and holds the CFA Institute’s Chartered Financial Analyst designation.
Robert Hoffman is a managing director and head of the investment research group at FS Investments where he serves as a subject matter expert on the corporate credit markets and the firm’s alternative investment solutions. In this role, he develops key communications and resources to help educate on and position the firm’s products. Mr. Hoffman has over 20 years of experience in the investment and financial services industry and has been with FS Investments since 2013. Prior to joining FS Investments, he was an executive director at Nomura Corporate Research and Asset Management, Inc., an asset management firm with approximately $20 billion in assets under management. At Nomura, he was responsible for loan portfolio management and trading, and he and his team managed nearly $3 billion in loan assets for retail and institutional clients. Prior to becoming a portfolio manager, he was a senior credit analyst focusing primarily on first- and second-lien corporate loan issues. He covered a range of sectors including energy and gas, utilities, healthcare, chemicals, technology, autos and industrials. Mr. Hoffman graduated from Columbia University with a B.A. in Political Science and holds the CFA Institute’s Chartered Financial Analyst designation.
The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed and ownership of securities of the Fund.
Control Persons and Principal Holders of Securities
A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. As of September 30, 2020, the Board and individuals and entities affiliated with FS Credit Income Advisor and GoldenTree held 4,787,695 Shares, valued at approximately $58.9 million based on the NAV per Share on such date. FS Investments, GoldenTree, and their respective employees, partners, officers and affiliates therefore may own a significant percentage of the Fund’s outstanding Shares for the foreseeable future. This ownership will fluctuate as other investors subscribe for Shares in this Offering and any other offerings the Fund may determine to conduct in the future, and as the Fund repurchases Shares pursuant to its quarterly repurchase offers. Depending on the size of this ownership at any given point in time, it is expected that these affiliates will, for the foreseeable future, either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote of investors. See “Plan of Distribution.”
Administrative Services
Under the Administration Agreement, FS Credit Income Advisor oversees the day-to-day operations of the Fund, including the provision of general ledger accounting, fund accounting, legal services, investor relations and other administrative services. Under the Sub-Advisory Agreement, the GoldenTree Sub-Adviser may perform certain administrative services at the request of or on behalf of the Fund or FS Credit Income Advisor. FS Credit Income Advisor also performs, or oversees the performance of, the Fund’s corporate operations and required administrative services, which includes being responsible for the financial records which the Fund is required to maintain and preparing reports to Shareholders and reports filed with the SEC, if and as necessary. In addition, FS Credit Income Advisor assists the Fund in calculating its NAV, overseeing the preparation and filing of its tax returns and the printing and dissemination of reports to Shareholders, and generally overseeing the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.

The Fund reimburses FS Credit Income Advisor and the GoldenTree Sub-Adviser, as applicable, for their actual costs incurred in providing these administrative services, including the allocable portion of the compensation and related expenses of certain personnel of FS Investments providing administrative services to the Fund on behalf of FS Credit Income Advisor, subject to the limitations set forth in the Administration Agreement and the Expense Limitation Agreement. FS Credit Income Advisor is required to allocate the cost of such services to the Fund based on factors such as assets, revenues, time allocations and/or other methods. At least annually, the Board reviews the methodology employed in determining how the expenses are allocated to the Fund and the proposed allocation of administrative expenses among the Fund and certain affiliates of FS Credit Income Advisor. The Board then assesses the reasonableness of such reimbursements for expenses allocated to the Fund based on the breadth, depth and quality of such services as compared to the estimated cost to the Fund of obtaining similar services from third-party service providers known to be available. In addition, the Board considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, the Board, among other things, compares the total amount paid to FS Credit Income Advisor for such services as a percentage of the Fund’s net assets to the same ratios reported by other comparable investment companies. The Fund will not reimburse FS Credit Income Advisor for any services for which it receives a separate fee or for any administrative expenses allocated to a controlling person of FS Credit Income Advisor.
Reimbursements of administrative expenses to FS Credit Income Advisor are subject to the terms of the Administration Agreement and the Expense Limitation Agreement, and the GoldenTree Sub-Adviser has agreed in the Investment Sub-Advisory Agreement to defer amounts owed to it for certain administrative services during periods in which FS Credit Income Advisor is waiving expenses or making payments pursuant to the Expense Limitation Agreement. Reimbursement of administrative expenses is ultimately subject to the limitations contained in the Administration Agreement and the Expense Limitation Agreement and FS Credit Income Advisor and the GoldenTree Sub-Adviser have agreed to share such reimbursements pro rata, with priority being given to the then-oldest unreimbursed expenses.
Pursuant to the Administration Agreement, FS Credit Income Advisor will be reimbursed for the administrative services performed by it on behalf of the Fund; provided, however, that (1) such costs are reasonably allocated by FS Credit Income Advisor to the Fund on the basis of assets, revenues, time allocations and/or other method; (2) such reimbursement shall be subject to any expense limitation of the Fund in effect at the time at which such reimbursement is otherwise payable; and (3) FS Credit Income Advisor shall not be entitled to reimbursement for any expenses relating to the salaries and direct expenses of administrative personnel paid by FS Credit Income Advisor (and the Fund shall have no obligation to pay any such expenses) to the extent that certain third-party expenses incurred by the Fund, whether directly or indirectly by FS Energy Advisor or GoldenTree, in connection with administering the Fund’s business (“Third-Party Other Operating Expenses”) exceed 0.25% of the average net assets attributable to each class of shares.
In addition, the Fund has contracted with State Street Bank and Trust Company (“State Street”) to provide various accounting and administrative services, including preparing preliminary financial information for review by FS Credit Income Advisor, preparing and monitoring expense budgets, maintaining accounting books and records, processing trade information for the Fund and performing certain portfolio compliance testing.
Custodian, Distribution Paying Agent, Transfer Agent and Registrar
State Street, which has its principal office at One Lincoln Street, Boston, Massachusetts 02111, serves as custodian for the Fund. State Street also provides accounting services to the Fund. DST, which has its principal office at 430 W. 7th Street, Kansas City, Missouri 64105, serves as the Fund’s distribution paying agent, transfer agent and registrar.

Key Personnel of GoldenTree
Steven A. Tananbaum
Founding Partner & Chief Investment Officer
Steven Tananbaum is Founder, Managing Partner and Chief Investment Officer of GoldenTree Asset Management, overseeing the firm’s investments across all fund offerings. In addition, Mr. Tananbaum is a Lead Portfolio Manager for GoldenTree Loan Management. Mr. Tananbaum chairs GoldenTree Asset Management’s Executive Committee and is a member of the Risk Committee and Distressed Committee. A veteran of the credit markets with over 25 years of investing experience, Mr. Tananbaum founded GoldenTree in 2000 and was instrumental in building the firm into an organization that is highly regarded for its investment process and partnership culture. Known for its focus on fundamental and relative value analysis, GoldenTree has produced strong competitive returns across product lines since its inception. The firm has grown into an organization of 24 partners, approximately 250 employees and over $35 billion of assets under management. Prior to forming GoldenTree, Mr. Tananbaum spent over a decade at MacKay Shields. He was head of the firm’s high yield group beginning on June 1, 1991 and, in 1997, founded its hedge fund business and served as the lead portfolio manager. Under Mr. Tananbaum’s leadership, MacKay Shields’ high yield mutual funds were rated in the top 5% by Lipper from June 1, 1991 through December 31, 1999. Prior to joining MacKay Shields, Mr. Tananbaum worked primarily on high yield and merger & acquisition transactions in the corporate finance department of Kidder, Peabody & Co. He is a graduate of Vassar College with a B.A. in Economics. Mr. Tananbaum is a CFA charterholder. He is a Member of the Board of Trustees of The Museum of Modern Art and a Member of the Council on Foreign Relations.
Steven Shapiro
Partner
Steven Shapiro is a Founding Partner at GoldenTree Asset Management and is a member of GoldenTree’s Executive Committee. Prior to joining GoldenTree, Mr. Shapiro was a Managing Director in the High Yield Group at CIBC World Markets, where he headed Media and Telecommunications Research. Prior to its acquisition by CIBC in 1995, Mr. Shapiro was a research analyst with The Argosy Group, a high yield investment-banking boutique in New York. Before joining Argosy, Mr. Shapiro was a bankruptcy attorney with Stroock & Stroock & Lavan in New York. Mr. Shapiro is a member of the board of various not-for-profit entities including the Board of Overseers of the University of Pennsylvania Law School. He is also President of the Board of Trustees of the Abraham Joshua Heschel School in New York. Mr. Shapiro is a graduate of The University of Pennsylvania Law School, where he served as Senior Editor of the Labor Law Journal. He graduated with Honors from the University of Pennsylvania College of Arts & Sciences with a major in Modern Diplomatic History and was a member of the History Honor Society.
Lee Kruter
Partner & Head of North American Bonds and Loans
Lee Kruter is a Partner and Head of North American Bonds & Loans at GoldenTree Asset Management. He is also the Lead Portfolio Manager of the firm’s Value Fund Strategy that has a track record spanning over 15 years and has ranked in the top decile of its peer group since inception. In addition, Mr. Kruter is a Lead Portfolio Manager for GoldenTree Loan Management. Mr. Kruter is a member of GoldenTree Asset Management’s Executive Committee and the firm’s Risk Committee. Mr. Kruter’s leadership has been instrumental in the performance and growth of the firm’s long only offerings including our Value, Loan and Multi-Sector strategies. Mr. Kruter’s current responsibilities at GoldenTree also include overseeing investments across the firm in the services, lodging, consumer and healthcare industries. Prior to joining GoldenTree, Mr. Kruter was a Vice President at Credit Suisse and spent seven years in the Leveraged Finance Research group, where he was responsible for the healthcare and services sectors. During his time at Credit Suisse, Mr. Kruter also covered various other sectors including metals & mining and wireless & wireline telecommunications. Mr. Kruter holds a B.S. in Finance and Management Information Systems from New York University’s Leonard N. Stern School of Business. Mr. Kruter is also a CFA charterholder.
Pierre de Chillaz
Partner
Pierre de Chillaz is a Partner at GoldenTree Asset Management and is a member of GoldenTree’s Distressed Committee. In addition, Mr. de Chillaz is a member of GoldenTree’s Executive Committee and the firm’s Risk Committee. GoldenTree has been investing in Europe for over 15 years and has had a local presence in Europe for over a decade. Mr. de Chillaz leadership over the last decade has contributed to significant growth of the firm’s presence and recognition in the European credit markets. In Europe, the firm is active across a broad array of opportunities including distressed, senior secured, structured products and special situations. Prior to joining GoldenTree, Mr. de Chillaz worked in investment banking for Bank of America Securities. Mr. de Chillaz earned his B.A. from Paris Dauphine University and received a Master’s degree in International Economics and Finance from Brandeis University.
Joseph Naggar
Partner, Head of Structured Products & Chair of Risk Committee
Joseph Naggar is a Partner and Head of Structured Products at GoldenTree Asset Management. In addition, Mr. Naggar is a Portfolio Manager at GoldenTree Loan Management. Mr. Naggar is a member of GoldenTree Asset Management’s Executive Committee and chairs the firm’s Risk Committee. GoldenTree expanded its investing efforts in Structured Products in 2007 with the hiring of Mr. Naggar, who has been instrumental in building the firm’s structured products investment team. Under Mr. Naggar’s direction, GoldenTree built highly sophisticated, proprietary systems to analyze opportunities in structured products, which integrate the firm’s proprietary knowledge of single name credits into the analysis of structured products investments. Prior to joining GoldenTree, Mr. Naggar was a Managing Director at Morgan Stanley in its Global Fixed Income Division and Global Principal Credit Group. Mr. Naggar is a member of The MIT Sloan School Americas Executive Board supporting engagement in North and Latin America. He also serves on the advisory board of the MIT Center for Finance and Policy. He holds an M.B.A from the MIT Sloan School of Business with a concentration in Financial Engineering and a B.S. from the Pennsylvania State University in Mechanical Engineering through the University Scholars program.
Ted S. Lodge
Partner & Global Head of Restructurings and Turnarounds
Ted Lodge is a Partner and Global Head of Restructurings and Turnarounds at GoldenTree Asset Management and is a member of GoldenTree’s Distressed Committee. In addition, Mr. Lodge is a member of GoldenTree’s Executive Committee. Mr. Lodge has extensive operational, financial and legal experience, and has worked in a broad array of industries, including media and telecommunications, oil and gas, manufacturing, distribution, travel and leisure and financial services. Prior to joining GoldenTree, Mr. Lodge spearheaded restructurings and turnarounds of businesses in his capacities as Chairman of the Board, Executive Chairman or President, and served on numerous Boards of Directors. Mr. Lodge is a graduate of the University of Pennsylvania Law School, where he served as Executive Editor of Comparative Business and Capital Markets Law Journal. In addition, Mr. Lodge earned a Master of Science degree in Economic History from the London School of Economics. Mr. Lodge holds an A.B. in Political Economy (Magna Cum Laude) from Brown University. Mr. Lodge is a member of the Institute for Law and Economics of the University of Pennsylvania Law School (Board of Advisors), National Association of Corporate Directors (Board Leadership Fellow), Turnaround Management Association and American Bankruptcy Institute.

Kathy Sutherland
Partner & Head of Business Development and Strategy
Kathy Sutherland is a Partner and Head of Business Development and Strategy at GoldenTree Asset Management. In addition, Ms. Sutherland is a member of GoldenTree’s Executive Committee. Ms. Sutherland oversees the firm’s global Business Development effort located in New York, London, Singapore, Tokyo and Sydney. Prior to joining GoldenTree, Ms. Sutherland was a Managing Director at JP Morgan where she was responsible for Fund and Structured Product Distribution across the Americas, Europe, the Middle East, and Asia from 2005 to 2008. During that period, JPMorgan became recognized as a leading Fund and Structured Product franchise, advising many of the most important asset managers and investors globally. In her 12 years at JP Morgan, Ms. Sutherland held several management positions across Portfolio Management, Structured Credit and High Yield including Senior US CLO Structurer, Co-Head of European Secondary Loan Trading, Head of High Yield Credit Derivatives Marketing, and Global Head of Structured Syndicate. Ms. Sutherland graduated from the University of Virginia with a B.A. in Chemistry and specialization in Biochemistry.
Deeb Salem
Partner & Global Head of Trading
Deeb Salem is a Partner and Global Head of Trading at GoldenTree Asset Management, where he oversees the firm’s trading functions, and is also a Lead Portfolio Manager on many of the firm’s special situation offerings. Mr. Salem is also responsible for investments in structured products. In addition, Mr. Salem is a member of GoldenTree’s Executive Committee, Distressed Committee and Risk Committee. Prior to joining GoldenTree, Mr. Salem was a Managing Director at Goldman Sachs, where he oversaw the non-agency mortgage and asset-backed trading businesses. He graduated Summa Cum Laude from Princeton University with a B.S.E in Engineering.
Christopher Hayward
Partner & President
Christopher Hayward is a Partner and President of GoldenTree Asset Management. In addition, Mr. Hayward is a member of GoldenTree’s Executive Committee and chairs the firm’s Business Management Operating Committee. Mr. Hayward manages GoldenTree’s Business Management infrastructure, which provides operational and infrastructure support to GoldenTree’s investment products and client franchise. Prior to joining GoldenTree, Mr. Hayward was Managing Partner and Co-Head of J.P. Morgan Global Alternatives. Within this Alternatives Group, Mr. Hayward was also a Managing Partner of Highbridge Capital Management and Chairman of the Highbridge Management Committee. Prior to joining J.P. Morgan, he was Managing Director and Chief Operating Officer for Global Equities Markets at Bank of America Merrill Lynch. Prior to this role, Mr. Hayward was Global Finance Director and Global Treasurer for Merrill Lynch. Before joining Merrill Lynch, he held senior positions in Risk Advisory Services and Global Risk Management for Bankers Trust. He began his career as a digital telecommunications engineer at AT&T Network Systems/Bell Labs. Mr. Hayward is a Board member and member of the Executive Committee of the Managed Funds Association (MFA), a global trade association representing the alternative investment industry. He is Board of Directors Chair of the New York non-profit organization, PENCIL, which supports public schools. In addition, he is Board of Trustees President of the non-profit organization, Westmoreland Sanctuary, a nature preserve in Westchester County, New York. Mr. Hayward earned his B.S. in Electrical Engineering from Illinois Institute of Technology and his M.B.A. in Finance and Public Policy from the University of Chicago Booth School of Business.

FUND EXPENSES
FS Credit Income Advisor bears all of its own costs incurred in providing investment advisory services to the Fund. As described below, however, the Fund bears all other expenses incurred in the business of the Fund, including amounts that the Fund reimburses to FS Credit Income Advisor or the GoldenTree Sub-Adviser for certain administrative services that FS Credit Income Advisor or the GoldenTree Sub-Adviser provides or arranges at their expense to be provided to the Fund pursuant to the Administration Agreement or the Sub-Advisory Agreement, as applicable. The services provided pursuant to the Administration Agreement include providing office space and other support services, maintaining and preserving certain records, preparing and filing various materials with state and U.S. federal regulators, providing general ledger accounting, fund accounting, legal services, investor relations and other administrative services and arranging for payment of the Fund’s expenses.
Expenses borne directly by the Fund (and thus indirectly by Shareholders) include:
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interest expense;

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other share class-specific expenses;

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corporate, legal, accounting and other administrative expenses relating to the Fund’s registration statements (and any amendments or supplements thereto) and other filings with the SEC;

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the cost of calculating the NAV of Shares per class, including the cost of any third-party pricing or valuation services;

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the cost of effecting sales and repurchases of Shares and other securities;

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the Management Fee;

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distribution and/or Shareholder servicing fees;

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investment-related expenses (e.g., expenses that, in FS Credit Income Advisor’s discretion, are related to the investment of the Fund’s assets, whether or not such investments are consummated), including (as applicable) brokerage commissions, borrowing charges on securities sold short, clearing and settlement charges, recordkeeping, dividends on securities sold but not yet purchased, margin fees, investment-related travel and lodging expenses and research-related expenses and other due diligence expenses;

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investment-related professional fees, including expenses of consultants, investment bankers, attorneys, accountants and other experts;

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fees and expenses relating to software tools, programs or other technology (including risk management software, fees to risk management services providers, third-party software licensing, implementation, data management and recovery services and custom development costs);

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research and market data (including news and quotation equipment and services, and any computer hardware and connectivity hardware (e.g., telephone and fiber optic lines) incorporated into the cost of obtaining such research and market data);

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all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among FS Credit Income Advisor and any custodian or other agent engaged by the Fund;

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transfer agent and custodial fees;

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certain fees and expenses associated with marketing efforts;

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federal and any state registration or notification fees;

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federal, state and local taxes;

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fees and expenses of Trustees not also serving in an executive officer capacity for the Fund or FS Credit Income Advisor (or FS Credit Income Advisor’s affiliates);

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the costs of preparing, printing and mailing reports and other communications, including proxy, quarterly repurchase offer correspondence or similar materials, to Shareholders;

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fidelity bond, trustees and officers/errors and omissions liability insurance and other insurance premiums;

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direct costs such as printing, mailing, long distance telephone and staff costs;

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legal expenses (including those expenses associated with preparing the Fund’s public filings, attending and preparing for Board meetings, as applicable, and generally serving as counsel to the Fund);

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external accounting expenses (including fees and disbursements and expenses related to the annual audit of the Fund and the preparation of the Fund’s tax information);

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costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws, including compliance with The Sarbanes-Oxley Act of 2002, as amended;

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all other third-party expenses incurred by FS Credit Income Advisor or the Fund in connection with administering the Fund’s business;

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expenses incurred by FS Credit Income Advisor or the GoldenTree Sub-Adviser in performing administrative services for the Fund, including salaries and direct expenses of administrative personnel paid by FS Credit Income Advisor, to the extent they are not controlling persons of FS Credit Income Advisor, or any of its affiliates, subject to the limitations included in the Administration Agreement; and

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any expenses incurred outside of the ordinary course of business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding and indemnification expenses, including as provided for in the Fund’s organizational documents.

Except as otherwise described in this prospectus, FS Credit Income Advisor and the GoldenTree Sub-Adviser will be reimbursed by the Fund for any of the above expenses that they pay on behalf of the Fund, including administrative expenses they incur on such entity’s behalf. Reimbursements of administrative expenses are subject to the terms of the Administration Agreement and the Expense Limitation Agreement.
Pursuant to the Administration Agreement, FS Credit Income Advisor will be reimbursed for the administrative services performed by it on behalf of the Fund; provided, however, that (1) such costs are reasonably allocated by FS Credit Income Advisor to the Fund on the basis of assets, revenues, time allocations and/or other method; (2) such reimbursement shall be subject to any expense limitation of the Fund in effect at the time at which such reimbursement is otherwise payable; and (3) FS Credit Income Advisor shall not be entitled to reimbursement for any expenses relating to the salaries and direct expenses of administrative personnel paid by FS Credit Income Advisor (and the Fund shall have no obligation to pay any such expenses) to the extent that Third-Party Other Operating Expenses exceed 0.25% of the average net assets attributable to each class of shares.
Class A, Class L, Class T and Class U-2 Shares are subject to a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to the respective share class. Class L, Class M and Class T Shares pay to the Distributor a Distribution Fee that accrues at an annual rate equal to 0.25% of the Fund’s average daily net assets attributable to the applicable class of Shares and is payable on a monthly basis. Class U-2 Shares pay to the Distributor a Distribution Fee that accrues at an annual rate equal to 0.50% of the Fund’s average daily net assets attributable to this share class and is payable on a monthly basis. Class U Shares pay to the Distributor a Distribution Fee that accrues at an annual rate equal to 0.75% of the Fund’s average daily net assets attributable to this share class and is payable on a monthly basis. Further, while neither the Fund nor the distributor imposes an initial sales charge on Class U Shares, if you buy Class U Shares through certain Financial Intermediaries, they may directly charge you transaction or other fees in such amounts as they may determine. Please consult your Financial Intermediary for additional information.
FS Credit Income Advisor and the Fund have entered into the Expense Limitation Agreement under which FS Credit Income Advisor has agreed to pay or waive, on a quarterly basis, the “ordinary operating expenses” (as defined below) of the Fund to the extent that such expenses exceed 0.25% per annum of the Fund’s average daily net assets attributable to the applicable class of Shares. The Expense Limitation may be adjusted for other classes of Shares to account for class-specific expenses. In consideration of FS Credit Income Advisor’s agreement to limit the Fund’s expenses, the Fund has agreed to repay FS Credit Income Advisor in the amount of any Fund expenses paid or waived, subject to the limitations that: (1) the reimbursement for expenses will be made only if payable not more than three years following the time such payment or waiver was made; and (2) the reimbursement may not be made if it would cause the Fund’s then-current expense limitation, if any, and the expense limitation that was in effect at the time when FS Credit Income Advisor waived or reimbursed the ordinary operating expenses that are the subject of the repayment, to be exceeded. The Expense Limitation Agreement will continue indefinitely until terminated by the Board on written notice to FS Credit Income Advisor. The Expense Limitation Agreement may not be terminated by FS Credit Income Advisor. For the purposes of the Expense Limitation Agreement, “ordinary operating expenses” for a class of Shares consist of all ordinary expenses of the Fund attributable to such class, including administration fees, transfer agent fees, fees paid to the Fund’s trustees, legal expenses relating to the Fund’s registration statements (and any amendments or supplements thereto) and other filings with the SEC, administrative services expenses, and related costs associated with legal, regulatory compliance and investor relations, but excluding the following: (a) investment advisory fees, (b) portfolio transaction and other investment-related costs (including brokerage commissions, dealer and underwriter spreads, commitment fees on leverage facilities, prime broker fees and expenses, and dividend expenses related to short sales), (c) interest expense and other financing costs, (d) taxes, (e) distribution or shareholder servicing fees and (f) extraordinary expenses.

MANAGEMENT FEES
Management Fee
Under the Investment Advisory Agreement, FS Credit Income Advisor is entitled to a Management Fee, calculated and payable quarterly in arrears, at the annual rate of 1.60% of the Fund’s average daily gross assets during such period. Prior to April 6, 2018, the Management Fee was 1.75% of the Fund’s average daily gross assets. The Management Fee may or may not be taken in whole or in part at the discretion of FS Credit Income Advisor. All or any part of the Management Fee not taken as to any quarter will be deferred without interest and may be taken in any such other quarter as FS Credit Income Advisor may determine. The Management Fee for any partial quarter will be appropriately prorated.
The Investment Sub-Advisory Agreement provides that the GoldenTree Sub-Adviser will receive a sub-advisory fee (payable out of the Management Fee) at a rate of 0.775% (on an annualized basis) of the Fund’s average daily gross assets.
Investment Advisory and Sub-Advisory Agreements
The Investment Advisory Agreement and Investment Sub-Advisory Agreement were approved by the Board and the sole initial Shareholder and became effective upon the commencement of the Fund’s investment operations in November 2017. Such approvals were made in accordance with, and on the basis of an evaluation satisfactory to the Board as required by, Section 15(c) of the 1940 Act and the applicable rules and regulations thereunder, including a consideration of, among other factors, (i) the nature, quality and extent of the advisory and other services to be provided under the agreements; (ii) the investment performance of the personnel who manage investment portfolios with objectives similar to the Fund’s; (iii) comparative data with respect to advisory fees or similar expenses paid by other investment companies with similar investment objectives; and (iv) information about the services to be performed and the personnel performing such services under each of the agreements. A discussion regarding the basis for the approval and renewal of the Investment Advisory Agreement and Investment Sub-Advisory Agreement by the Board is available in the Fund’s Semi-Annual Report to Shareholders for the period ended April 30, 2020.
The Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice by FS Credit Income Advisor or, if the Board or the holders of a majority of the Fund’s outstanding voting securities determine that the Investment Advisory Agreement with FS Credit Income Advisor should be terminated, by the Fund. The Investment Advisory Agreement will automatically terminate in the event of its assignment (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).
The Investment Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice by the GoldenTree Sub-Adviser or, if the Board or the holders of a majority of the Fund’s outstanding voting securities determine that the Investment Sub-Advisory Agreement with the GoldenTree Sub-Adviser should be terminated, by FS Credit Income Advisor. The Investment Sub-Advisory Agreement will automatically terminate in the event of its assignment (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act) or the termination of the Investment Advisory Agreement. In the event that (1) the Investment Sub-Advisory Agreement expires as a result of a failure for its continuation to be approved by the Board other than for Cause (as defined below) or is terminated by FS Credit Advisor or the Board other than for Cause, (2) FS Credit Income Advisor or its affiliate continues to serve as an investment adviser to the Fund and retains a third party that is not an affiliate of the GoldenTree Sub-Adviser to serve as an investment sub-adviser to the Fund (the “Successor Sub-Adviser”), and (3) the ratio of the sub-advisory fee payable to the Successor Sub-Adviser to the management fee payable to FS Credit Income Advisor following such termination is less than the ratio of the sub-advisory fee to management fee at the time of termination, FS Credit Income Advisor, and not the Fund, will be required to make a payment (the “Make-Whole Payment”) to the GoldenTree Sub-Adviser in consideration of the efforts of the GoldenTree Sub-Adviser in assisting in the initial structuring and development of the Fund. As described in the Investment Sub-Advisory

Agreement, the amount of the Make-Whole Payment is determined based on the amount of the post-termination management fee and the length of time the GoldenTree Sub-Adviser served as sub-adviser to the Fund, but in no event will be payable more than 24 months following termination.
For purposes of the Investment Sub-Advisory Agreement, “Cause” means any of the following: (1) fraud, criminal conduct, willful misconduct or breach of fiduciary duty by the GoldenTree Sub-Adviser in connection with the performance of its obligations under the Investment Sub-Advisory Agreement (or otherwise under the 1940 Act with respect to the Sub-Adviser’s relationship with the Fund), (2) a material breach of the Investment Sub-Advisory Agreement by the GoldenTree Sub-Adviser or (3) a material failure by the GoldenTree Sub-Adviser to dedicate the personnel and financial resources necessary to effectively manage the Fund or perform its duties and obligations under the Investment Sub-Advisory Agreement, in each case of (1), (2) and (3), determined solely by the Board, including a majority of the Independent Directors; and, in the case of either (2) or (3) that, after receipt of notice from FS Credit Income Advisor, remains uncured after thirty (30) days, to the extent curable.

DETERMINATION OF NET ASSET VALUE
The Fund determines the NAV of Shares on each day that the NYSE is open for business as of the close of the regular trading session. Each Class A, Class L, Class T and Class U-2 Share is offered at NAV plus the applicable Sales Load, while each Class I, Class M and Class U Share is offered at NAV. The Fund calculates NAV per Share on a class-specific basis. The NAV of a class of shares depends on the number of shares of the applicable class outstanding at the time the NAV is determined. As such, the NAV of each class of Shares may vary if the Fund sells different amounts of Shares per class, among other things. The Fund calculates NAV by subtracting liabilities (including accrued expenses and distributions) from the total assets of the Fund (the value of securities, plus cash or other assets, including interest and distributions accrued but not yet received) and dividing the result by the total number of outstanding common shares. The Fund’s assets and liabilities are valued in accordance with the principles set forth below.
FS Credit Income Advisor values the Fund’s assets in good faith pursuant to the Fund’s valuation policy and consistently applied valuation process, which was developed by the Board’s audit committee and approved by the Board. Portfolio securities and other assets for which market quotes are readily available are valued at market value. In circumstances where market quotes are not readily available, the Board has adopted methods for determining the fair value of such securities and other assets, and has delegated the responsibility for applying the valuation methods to FS Credit Income Advisor. On a quarterly basis, the Board reviews the valuation determinations made with respect to the Fund’s investments during the preceding quarter and evaluates whether such determinations were made in a manner consistent with the Fund’s valuation process.
Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”), issued by the Financial Accounting Standards Board, clarifies the definition of fair value and requires companies to expand their disclosure about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 also establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, which includes inputs such as quoted prices for similar securities in active markets and quoted prices for identical securities where there is little or no activity in the market; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions.
When determining the fair value of an asset, FS Credit Income Advisor seeks to determine the price that would be received from the sale of the asset in an orderly transaction between market participants at the measurement date, in accordance with ASC Topic 820. Fair value determinations are based upon all available inputs that FS Credit Income Advisor deems relevant, which may include indicative dealer quotes, values of like securities, recent portfolio company financial statements and forecasts, and valuations prepared by third-party valuation services. However, determination of fair value involves subjective judgments and estimates. Accordingly, the notes to the Fund’s financial statements refer to the uncertainty with respect to the possible effect of such valuations and any change in such valuations on the Fund’s financial statements.
The Fund expects that its portfolio will primarily consist of securities listed or traded on a recognized securities exchange or automated quotation system (an “Exchange-Traded Security”) or securities traded on a privately negotiated OTC secondary market for institutional investors for which indicative dealer quotes are available (an “OTC Security”).
In making its determination of fair value, FS Credit Income Advisor, under supervision of the Board, may use any approved independent third-party pricing or valuation services; provided that FS Credit Income Advisor, under supervision of the Board, shall not be required to determine fair value in accordance with the valuation provided by any single source, and FS Credit Income Advisor, under supervision of the Board, shall retain the discretion to use any relevant data, including information obtained by FS Credit Income Advisor, any investment sub-adviser, or from any approved independent third-party valuation or pricing service, that FS Credit Income Advisor, under supervision of the Board, deems to be reliable in determining fair value under the circumstances.
Below is a description of factors that FS Credit Income Advisor, any approved independent third-party valuation service and the Board may consider when determining the fair value of the Fund’s investments.
Valuation of fixed-income investments, such as loans and debt securities, depends upon a number of factors, including prevailing yields for like securities, expected volatility in future interest rates, call features, put features and other relevant terms of the debt. For investments without readily available market prices, these factors may be incorporated into valuation models to arrive at fair value. Other factors that may be considered include the borrower’s ability to adequately service its debt, the fair market value of the borrower in relation to the face amount of its outstanding debt and the quality of the collateral securing its debt investments.
For convertible debt securities, fair value will generally approximate the fair value of the debt plus the fair value of an option to purchase the underlying security (i.e. the security into which the debt may convert) at the conversion price. To value such an option, a standard option pricing model may be used.
The Fund’s equity interests in companies for which no active secondary market exists and, therefore, no bid and ask prices can be readily obtained, will be valued at fair value. FS Credit Income Advisor, under supervision of the Board, in its determination of fair value, may consider various factors, including, but not limited to, multiples of earnings before interest, taxes, depreciation and amortization (“EBITDA”), cash flows, net income, revenues or, in limited instances, book value or liquidation value. All of these factors may be subject to adjustments based upon the particular circumstances of a company or the Fund’s actual investment position. For example, adjustments to EBITDA may take into account compensation to previous owners or non-recurring costs related to an acquisition, recapitalization, restructuring or other related items.
Other factors that may be considered in valuing securities include private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in the companies, the acquisition price of such investment or industry practices in determining fair value. FS Credit Income Advisor, any approved independent third-party valuation service and the Board may also consider the size and scope of a company and its specific strengths and weaknesses, and may apply discounts or premiums, where and as appropriate, due to the higher (or lower) financial risk and/or the size of the company relative to comparable firms, as well as such other factors as FS Credit Income Advisor, under supervision of the Board, and any approved independent third-party valuation service, if applicable, may consider relevant in assessing fair value.
When the Fund receives warrants or other equity securities at nominal or no additional cost in connection with an investment in a debt security, the cost basis in the investment will be allocated between the debt securities and any such warrants or other equity securities received at the time of origination. Such warrants or other equity securities will subsequently be valued at fair value.
Publicly traded securities that carry certain restrictions on sale will typically be valued at a discount from the public market values of the securities, where applicable.
If events materially affecting the price of foreign portfolio securities occur between the time when their price was last determined on such foreign securities exchange or market and the time when the Fund’s NAV was last calculated (for example, movements in certain U.S. securities indices which demonstrate strong correlation to movements in certain foreign securities markets), such securities may be valued at their fair value as determined in good faith in accordance with procedures established by the Board. For purposes of calculating NAV, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at prevailing exchange rates as may be determined in good faith by FS Credit Income Advisor, under supervision of the Board, in consultation with any approved independent third-party valuation service, if applicable.

Forward foreign currency exchange contracts typically will be valued at their quoted daily prices obtained from an independent third party. Futures contracts traded on exchanges typically will be valued daily at their last sale price. Swaps (other than centrally cleared) typically will be valued at their prices obtained from an independent third party and generally will be based on the present value of fixed and projected floating rate cash flows over the term of the swap contract and, in the case of credit default swaps, generally will be based on credit spread quotations obtained from broker-dealers and expected default recovery rates determined by the third-party pricing service using proprietary models. Future cash flows on swaps will be discounted to their present value using swap rates provided by electronic data services or by broker-dealers. Centrally cleared swaps are valued at the daily settlement price provided by the central clearing counterparty.
While the Fund’s policy is intended to result in a calculation of the Fund’s NAV that fairly reflects security values as of the time of pricing, the Fund cannot ensure that fair values determined by FS Credit Income Advisor would accurately reflect the price that the Fund could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the securities were sold. The Fund will periodically benchmark the bid and ask prices received from the third-party pricing service and/or dealers, as applicable, and valuations received from the third-party valuation service against the actual prices at which it purchases and sells its investments. The Fund believes that these prices will be reliable indicators of fair value.

CONFLICTS OF INTEREST
FS Credit Income Advisor, GoldenTree and certain of their affiliates may experience conflicts of interest in connection with the management of the Fund, including, but not limited to, the following:
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The managers, officers and other personnel of FS Credit Income Advisor allocate their time, as they deem appropriate, between advising the Fund and managing and operating other investment activities and business activities in which they may be involved;

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The personnel of GoldenTree allocate their time, as they deem appropriate, between assisting FS Credit Income Advisor in identifying investment opportunities and making investment decisions and performing similar functions for other business activities in which they may be involved;

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The principals of FS Credit Income Advisor or GoldenTree Sub-Adviser may serve as officers, paid advisors, directors or in comparable management functions for portfolio companies in which the Fund invests, and may receive compensation in connection therewith;

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The Fund may now, or in the future, compete with certain affiliates for investments, subjecting FS Credit Income Advisor and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions or sales on the Fund’s behalf;

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The Fund may now, or in the future, compete with other funds or clients managed or advised by GoldenTree or affiliates of GoldenTree for investment opportunities, subjecting GoldenTree and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on the Fund’s behalf;

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FS Credit Income Advisor or GoldenTree are subject to conflicts of interest because of the varying compensation arrangements among their respective clients. For example, the Fund is not subject to incentive fees while certain other funds of FS Credit Income Advisor or GoldenTree are, which could incentivize FS Credit Income Advisor or GoldenTree to favor such funds over the Fund when allocating investments;

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GoldenTree also has an interest in an entity that it has retained to provide various services for clients in its structured products group, which includes the Fund, and the Fund pays its portion of the expenses for these services. Specifically, GoldenTree, through an affiliated entity, has acquired a 20% membership interest in Clarity Solutions Group LLC, the remaining 80% of which is controlled by a former employee of GoldenTree;

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Subject to applicable law, GoldenTree and its affiliates may now, or in the future, acquire, hold or sell securities in which the Fund invests;

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Regardless of the quality of the assets acquired by the Fund, the services provided to the Fund or whether the Fund makes distributions to Shareholders, FS Credit Income Advisor and the GoldenTree Sub-Adviser will receive the Management Fee in connection with the management of the Fund’s portfolio;

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From time to time, to the extent consistent with the 1940 Act and the rules and regulations promulgated thereunder, the Fund and other clients for which FS Credit Income Advisor or GoldenTree provides investment management services or carry on investment activities may make investments at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities, as may be permitted by law and subject to compliance with appropriate procedures. These investments give rise to inherent conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by the Fund and such other clients and may make certain investment opportunities, which might otherwise be desirable, unavailable or impractical even if appropriate procedures are in place. Additionally, investment at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities by the Fund and other clients of FS Credit Income Advisor or GoldenTree may result in FS Credit Income Advisor or GoldenTree coming into possession of confidential or material, non-public information that would limit the ability of the Fund to acquire or dispose of investments (or of GoldenTree to recommend to FS Credit Income Advisor the acquisition or disposition of an investment), even if such acquisition or disposition would otherwise be desirable. This could constrain the Fund’s investment flexibility and result in the Fund being unable or restricted from initiating transactions in certain securities or liquidating or selling certain investments at a time when FS Credit Income Advisor or GoldenTree would otherwise take an action;
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FS Credit Income Advisor, GoldenTree and their respective affiliates may give advice and recommend securities to other clients, family or friends, in accordance with the investment objectives and strategies of such other clients, family or friends, which may differ from advice given to, or the timing or nature of the action taken with respect to, the Fund so long as it is their policy, to the extent practicable, to recommend for allocation and/or allocate investment opportunities to the Fund on a fair and equitable basis relative to their other clients, family and friends, even though their investment objectives may overlap with those of the Fund;

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GoldenTree and its affiliates may have existing business relationships or access to material non-public information that would prevent GoldenTree from recommending, considering or consummating certain investment opportunities (including a disposition of an existing investment) that would otherwise fit within the Fund’s investment objective and strategies. Similarly, FS Credit Income Advisor and its affiliates may have existing business relationships or access to material non-public information that would prevent it from considering, approving or consummating an investment opportunity (including a disposition of an existing investment) that would otherwise fit within the Fund’s investment objective and strategies. This could constrain the Fund’s investment flexibility and result in the Fund being unable or restricted from initiating transactions in certain securities or liquidating or selling certain investments at a time when FS Credit Income Advisor or GoldenTree would otherwise take such an action;

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To the extent permitted by the 1940 Act and interpretations of the staff of the SEC, and subject to the allocation policies of FS Credit Income Advisor, GoldenTree and any of their respective affiliates, as applicable, FS Credit Income Advisor, GoldenTree and any of their respective affiliates may deem it appropriate for the Fund and one or more other investment accounts managed by FS Credit Income Advisor, GoldenTree or any of their respective affiliates to participate in an investment opportunity. The Fund has been granted exemptive relief by the SEC that permits the Fund to participate in certain negotiated co-investments alongside other funds managed by FS Credit Income Advisor, GoldenTree or certain of its affiliates, subject to certain conditions, including (i) that a majority of the Board who have no financial interest in the co-investment transaction and a majority of the Board who are not “interested persons,” as defined in the 1940 Act, approve the co-investment and (ii) that the price, terms and conditions of the co-investment will be identical for each fund participating pursuant to the exemptive relief. A copy of the Fund's application for exemptive relief, including all of the conditions, and the related order are available on the SEC's website at http://www.sec.gov. Any of these co-investment opportunities may give rise to conflicts of interest or perceived conflicts of interest among the Fund and the other participating accounts. To mitigate these conflicts, FS Credit Income Advisor and/or GoldenTree, as applicable, will seek to execute such transactions for all of the participating investment accounts, including the Fund, on a fair and equitable basis and in accordance with their respective allocation policies, taking into account such factors as the relative amounts of capital available for new investments and the investment programs and portfolio positions of the Fund, the clients for which participation is appropriate and any other factors deemed appropriate; and

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The 1940 Act prohibits certain “joint” transactions with certain of the Fund’s affiliates, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times), without the prior approval of the SEC. If a person, directly or indirectly, acquires more than 5% of the voting securities of the Fund, FS Credit Income Advisor or GoldenTree (or either of their respective controlling entities), the Fund will be prohibited from buying any securities or other property from or selling any securities or other property to such person or certain of that person’s affiliates, or entering into joint transactions with such persons, absent the availability of an exemption or prior approval of the SEC.

Similar restrictions limit the Fund’s ability to transact business with its officers or Trustees or their affiliates. The SEC has interpreted the 1940 Act rules governing transactions with affiliates to prohibit certain “joint transactions” involving entities that share a common investment adviser. As a result of these restrictions, the scope of investment opportunities that would otherwise be available to the Fund may be limited.

QUARTERLY REPURCHASES OF SHARES
No Right of Redemption
No Shareholder will have the right to require the Fund to redeem its Shares. No public market exists for the Shares, and none is expected to develop. Consequently, investors will not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, as described below.
Repurchases of Shares
The Fund operates as an interval fund under Rule 23c-3 of the 1940 Act and, as such, provides a limited degree of liquidity to Shareholders. As an interval fund, the Fund has adopted a fundamental policy to offer to repurchase a specified percentage of its outstanding Shares at the NAV at regular intervals.
Once each quarter, the Fund will offer to repurchase at NAV no less than 5% and no more than 25% of the outstanding Shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). The offer to purchase Shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). The NAV per share of repurchased shares will be determined as of the close of regular trading on the NYSE on a day to be determined but no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”).
Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their Shares and the Repurchase Request Deadline. Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to Shareholders and the Repurchase Request Deadline may vary from no more than 42 days to no less than 21 days. Payment pursuant to the repurchase will be made by checks to the Shareholder’s address of record, or credited directly to a predetermined bank account on the purchase payment date (each a “Purchase Payment Date”), which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.
Determination of Repurchase Offer Amount
The Board, or a committee thereof, in its sole discretion, will determine the number of Shares for each Share class that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will be no less than 5% and no more than 25% of the total number of Shares outstanding on the Repurchase Request Deadline. Typically, the Repurchase Offer Amount will be 5% of the Shares outstanding on the Repurchase Request Deadline. Repurchase offers in excess of this amount will be made solely at the discretion of the Board.
Notice to Shareholders
No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund shall send to each Shareholder of record and to each beneficial owner of Shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information Shareholders should consider in deciding whether to tender their Shares for repurchase. The notice also will include detailed instructions on how to tender Shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how Shareholders may ascertain the NAV after the notification date.

Repurchase Price
The repurchase price of the Shares will be the NAV of the Share class as of the close of regular trading on the NYSE on the Repurchase Pricing Date (the “Repurchase Price”). You may call (877) 372-9880 to learn the Repurchase Price and other available information on the NAV of the Fund. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.
Repurchase Amounts and Payment of Proceeds
Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase will be made by check to the Shareholder’s address of record, or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.
If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2.00% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2.00% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered.
Suspension or Postponement of Repurchase Offer
The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the Commission may by order permit for the protection of Shareholders of the Fund.
Liquidity Requirements
The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the notice is sent to Shareholders until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets (including cash and borrowings) that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.
Consequences of Repurchase Offers
Repurchase offers will typically be funded from available cash or sales of portfolio securities. Payment for repurchased Shares, however, may require the Fund to liquidate portfolio holdings earlier than FS Credit Income Advisor otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. FS Credit Income Advisor intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of Shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s NAV.
Repurchases of the Fund’s Shares will tend to reduce the amount of outstanding Shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional Shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of Shares by the Fund will be a taxable event to Shareholders.
The Fund is intended as a long-term investment. The Fund does not intend to list its Shares on any securities exchange and does not expect a secondary market in its Shares to develop. The Fund’s quarterly repurchase offers are a Shareholder’s only means of liquidity with respect to his or her Shares. Shareholders have no rights to redeem or transfer their Shares.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES
The following description is based on relevant portions of the Delaware Statutory Trust Act and on the Fund’s declaration of trust and bylaws. This summary is not intended to be complete. Please refer to the Delaware Statutory Trust Act and the Fund’s declaration of trust and bylaws, copies of which are filed with the books and records of the Fund, for a more detailed description of the provisions summarized below.
Shares of Beneficial Interest
The Fund’s declaration of trust authorizes the Fund’s issuance of an unlimited number of shares of beneficial interest, par value $0.001 per share. The Fund’s declaration of trust permits the Board to authorize one or more classes of Shares (which classes may be designated as one or more series), with Shares of each such class or series having such preferences, voting powers, terms of redemption, if any, and special or relative rights or privileges (including conversion rights, if any) as the Board may determine. The Board may from time to time, without a vote of the Shareholders, divide, combine or, prior to the issuance of Shares, reclassify the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. A majority of the Board, without any vote of Shareholders, may from time to time make any amendment to the Fund’s declaration of trust, including any amendment altering the terms or contract rights, as expressly set forth in the Fund’s declaration of trust, of any outstanding Shares, subject to the provisions of the 1940 Act.
The Fund currently offers seven different classes of Shares: Class A, Class I, Class L, Class M, Class T, Class U and Class U-2 Shares.
Affiliates of the Fund have been granted exemptive relief by the SEC permitting the Fund to offer multiple classes of Shares. An investment in any Share class of the Fund represents an investment in the same assets of the Fund. However, the minimum investment amounts, sales loads, and ongoing fees and expenses for each Share class are different. The fees and expenses for the Fund are set forth in “Summary of Fees and Expenses.” The details of each Share class are set forth in “Plan of Distribution.”
There is currently no market for the Shares, including Class A, Class I, Class L, Class M, Class T, Class U and Class U-2 Shares, and the Fund does not expect that a market for the Shares, including Class A, Class I, Class L, Class M, Class T, Class U and Class U-2 Shares, will develop. Pursuant to the Fund’s declaration of trust and as permitted by Delaware law, Shareholders are entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit under the General Corporation Law of the State of Delaware (the “DGCL”) and therefore generally will not be personally liable for the Fund’s debts or obligations.
Set forth below is a chart describing the classes of the Fund’s securities outstanding as of September 30, 2020:
(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Account Held by the Fund or for its Account	Amount Outstanding Exclusive of Amount Under Column (3)
Common shares of beneficial interest, par value $0.001 per share	Unlimited	—	19,867,137
Class A Shares	Unlimited	—	744,662
Class I Shares	Unlimited	—	15,671,268
Class L Shares	Unlimited	—	—
Class M Shares	Unlimited	—	—
Class T Shares	Unlimited	—	142,463
Class U Shares	Unlimited	—	3,308,743
Class U-2 Shares	Unlimited	—	—

Common Shares
Under the terms of the Fund’s declaration of trust, all Shares are fully paid and non-assessable when the consideration for such Shares is received by the Fund. Distributions may be paid to the holders of the Fund’s Class A, Class I, Class L, Class M, Class T, Class U and Class U-2 Shares (which shall be done pro rata among the Shareholders of a specific class) at the same time and in different per share amounts on such Class A, Class I, Class L, Class M, Class T, Class U and Class U-2 Shares if, as and when authorized and declared by the Board.
Each class of Shares shall represent beneficial interests in all of the Fund’s assets and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption (if any) as each other class of Shares except for such differences as are set forth in the Fund’s declaration of trust or any resolution of the Board. Except as may be provided by the Board in setting the terms of classified or reclassified Shares, Shares will have no preference, preemptive, appraisal, conversion, exchange or redemption rights, and will be freely transferable, except where their transfer is restricted by law or contract. The Fund’s declaration of trust provides that the Board shall have the power to repurchase or redeem Shares. In addition, the Shares are not subject to any mandatory redemption obligations by the Fund.
In the event of the Fund’s liquidation, dissolution or winding up, each share of a class of Shares would be entitled to be paid, out of the Fund’s assets that are legally available for distribution to the Shareholders after the Fund pays or makes reasonable provision for the payment of all claims and obligations and subject to any preferential rights of holders of the Fund’s preferred shares, if any preferred shares are outstanding at such time, a liquidation payment equal to the NAV per share of such class; provided, however, that if the Fund’s available assets are insufficient to pay in full the above described liquidation payment, then such assets, or the proceeds thereof, shall be distributed among the holders of Shares of each class of Shares ratably in the same proportion as the respective amounts that would be payable on such Shares of each class of Shares if all amounts payable thereon were paid in full.
Class A, Class I, Class L, Class M, Class T, Class U and Class U-2 Shares will vote together as a single class, and each share will be entitled to one vote on all matters submitted to a vote of Shareholders, including the election of trustees, and subject to the terms of any class or series of preferred shares, the holders of common shares shall have the exclusive right to vote on all matters as to which a Shareholder is entitled to vote pursuant to applicable law at all meetings of Shareholders; provided, however, that the holders of a class of Shares will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to such class and will have separate voting rights on any matter submitted to Shareholders in which the interests of that class differ from the interests of any other class. There will be no cumulative voting in the election of trustees, which means that holders of a majority of the outstanding Shares will be able to elect all of the Fund’s trustees, provided that there are no Shares of any other class or series of Shares outstanding entitled to vote in the election of trustees, and holders of less than a majority of such Shares will be unable to elect any trustee.
Under the Fund’s declaration of trust, the Fund is not required to hold annual meetings of Shareholders. The Fund only expects to hold Shareholder meetings to the extent required by the 1940 Act or pursuant to special meetings called by the Board or a majority of Shareholders, or in the future in compliance with the requirements of any exchange on which Shares may be listed in the future.
Preferred Shares and Other Securities
The Fund’s declaration of trust provides that the Board may, subject to the Fund’s investment policies and restrictions and the requirements of the 1940 Act, authorize and cause the Fund to issue securities of the Fund other than Shares (including preferred shares, debt securities or other senior securities), by action of the Board without the approval of Shareholders. The Board may determine the terms, rights, preferences, privileges, limitations and restrictions of such securities as the Board sees fit.
Preferred shares could be issued with rights and preferences that would adversely affect Shareholders. Preferred shares could also be used as an anti-takeover device. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (i) immediately after issuance and before any distribution is made with respect to the shares and before any purchase of shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 50% of the Fund’s Managed Assets after deducting the amount of such distribution or purchase price, as the case may be, and (ii) the holders of preferred shares, if any are issued, must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares.
Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses
Under the Fund’s declaration of trust, Trustees and officers of the Fund will not be subject in such capacity to any personal liability to the Fund or Shareholders, unless the liability arises from bad faith, willful misfeasance, gross negligence or reckless disregard for the Trustee’s or officer’s duty.
Except as otherwise provided in the Fund’s declaration of trust, the Fund will indemnify and hold harmless any current or former Trustee or officer of the Fund against any liabilities and expenses (including reasonable attorneys’ fees relating to the defense or disposition of any action, suit or proceeding with which such person is involved or threatened), while and with respect to acting in the capacity of a Trustee or officer of the Fund, except with respect to matters in which such person did not act in good faith in the reasonable belief that his or her action was in the best interest of the Fund, or in the case of a criminal proceeding, matters for which such person had reasonable cause to believe that his or her conduct was unlawful. In accordance with the 1940 Act, the Fund will not indemnify any Trustee or officer for any liability to which such person would be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his or her position.
The Fund has entered into the Investment Advisory Agreement with FS Credit Income Advisor. The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, FS Credit Income Advisor is not liable for any error of judgment or mistake of law or for any loss the Fund suffers.
FS Credit Income Advisor has also entered into the Investment Sub-Advisory Agreement with the GoldenTree Sub-Adviser. The Investment Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the GoldenTree Sub-Adviser is not liable for any error of judgment or mistake of law or for any loss the Fund suffers. In addition, the Investment Sub-Advisory Agreement provides that the GoldenTree Sub-Adviser will indemnify the Fund, FS Credit Income Advisor and any of their respective affiliates and controlling persons for any liability and expenses, including reasonable attorneys’ fees, which the Fund, FS Credit Income Advisor or any of their respective affiliates and controlling persons may sustain as a result of the GoldenTree Sub-Adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder.
Pursuant to the Fund’s declaration of trust, the Fund will advance the expenses of defending any action for which indemnification is sought if, among other requirements, the Fund receives a written undertaking by the indemnitee which provides that the indemnitee will reimburse the Fund if it is subsequently determined that the indemnitee is not entitled to such indemnification.
Number of Trustees; Appointment of Trustees; Vacancies; Removal
The Fund’s declaration of trust provides that the number of Trustees shall be no less than one and no more than 15, as determined in writing by a majority of the Trustees then in office. As set forth in the declaration of trust, a Trustee’s term of office shall continue until his or her death, resignation or removal. Subject to the provisions of the 1940 Act, individuals may be appointed by the Trustees at any time to fill vacancies on the Board by the appointment of such persons by a majority of the Trustees then in office. Each Trustee shall hold office until his or her successor shall have been duly elected and qualified pursuant to the Fund’s declaration of trust. To the extent that the 1940 Act requires that Trustees be elected by Shareholders, any such Trustees will be elected by a plurality of all Shares voted at a meeting of Shareholders at which a quorum is present.

The Fund’s declaration of trust provides that any Trustee may be removed (provided that after the removal the aggregate number of Trustees is not less than the minimum required by the declaration of trust) with or without cause (i) at any meeting of Shareholders by a vote of 75% of the outstanding Shares or (ii) by a written instrument signed by at least two-thirds (66 2∕3%) of the remaining Trustees.
As of the date of this prospectus, the Fund had a total of five members of the Board, three of whom were Independent Trustees. Pursuant to the 1940 Act, at least 40% of the members of the Board must be Independent Trustees.
Action by Shareholders
The Fund’s declaration of trust provides that Shareholder action can be taken only at a meeting of Shareholders or by unanimous written consent in lieu of a meeting. Subject to the 1940 Act, the Fund’s declaration of trust or a resolution of the Board specifying a greater or lesser vote requirement, and except as set forth above with respect to the election of Trustees, the affirmative vote of a majority of Shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be the act of the Shareholders with respect to any matter submitted to a vote of the Shareholders.
Amendment of Declaration of Trust and Bylaws
Subject to the provisions of the 1940 Act, pursuant to the Fund’s declaration of trust, the Board may amend the declaration of trust without any vote of Shareholders. Pursuant to the Fund’s declaration of trust and bylaws, the Board has the exclusive power to amend or repeal the bylaws or adopt new bylaws at any time.
No Appraisal Rights
In certain extraordinary transactions, some jurisdictions provide the right to dissenting Shareholders to demand and receive the fair value of their Shares, subject to certain procedures and requirements set forth in such statute. Those rights are commonly referred to as appraisal rights. The Fund’s declaration of trust provides that Shares shall not entitle Shareholders to appraisal rights.
Conflict with Applicable Laws and Regulations
The Fund’s declaration of trust provides that if and to the extent that any provision of the Fund’s declaration of trust conflicts with any provision of the 1940 Act, the provisions under the Code applicable to the Fund as a RIC or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Fund’s declaration of trust; provided, however, that such determination shall not affect any of the remaining provisions of the declaration of trust or affect the validity of any action taken or omitted to be taken prior to such determination.

TAX ASPECTS
The following discussion is a general summary of U.S. federal income tax considerations generally applicable to the Fund and its investors. Except as otherwise noted, this discussion assumes you are a taxable U.S. person (as defined for U.S. federal income tax purposes) and that you hold your Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion is based upon current provisions of the Code, the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service (the “IRS”), possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Fund and Shareholders (including Shareholders subject to special rules under U.S. federal income tax law).
The discussions set forth herein do not constitute tax advice. The Fund has not sought and will not seek any ruling from the IRS regarding any matters discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to those set forth below. This summary does not discuss any aspects of foreign, state or local tax. Prospective investors must consult their own tax advisers as to the U.S. federal income tax consequences (including the alternative minimum tax consequences) of acquiring, holding and disposing of the Fund’s Shares, as well as the effects of state, local and non-U.S. tax laws.
Taxation of the Fund
The Fund has elected to be treated and to qualify to be taxed as a RIC under Subchapter M of the Code. In order to qualify as a RIC, the Fund must, among other things, satisfy certain requirements relating to the sources of its income, diversification of its assets, and distribution of its income to Shareholders. First, the Fund must derive at least 90% of its annual gross income from (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gains from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies, and (b) net income derived from interests in “qualified publicly traded partnerships” (as defined below). Second, the Fund must diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the value of its total assets consists of cash, cash items, U.S. government securities, the securities of other RICs and other securities, with such other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the total assets of the Fund is invested in the securities (other than U.S. government securities and the securities of other RICs) of any one issuer, any two or more issuers controlled by the Fund and that are determined to be engaged in the same, similar or related trades or businesses, or any one or more “qualified publicly traded partnerships.” Generally, a qualified publicly traded partnership is a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof) and that derives less than 90% of its gross income from the items described in clause (a) above. Income from the Fund’s investments in equity interests of other entities treated as partnerships for U.S. federal income tax purposes will be qualifying income for purposes of the income test described above to the extent it is attributable to items of partnership income that would be qualifying income if earned directly by the Fund.
As long as the Fund qualifies as a RIC, the Fund will generally not be subject to corporate-level U.S. federal income tax on income and gains that it distributes each taxable year to Shareholders, provided that in such taxable year it distributes at least 90% of the sum of (i) its “investment company taxable income” (which includes, among other items, dividends, taxable interest, income from securities lending, net short-term capital gain in excess of net long-term capital loss, and any other taxable income other than “net capital gain” (as defined below), reduced by deductible expenses) determined without regard to the deduction for dividends paid, and (ii) the Fund’s net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions), if any. The Fund may retain for investment its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). However, if the Fund retains any net capital gain or any investment company taxable income, it will be subject to tax at regular corporate rates on the amount retained.

The Code imposes a 4% nondeductible excise tax on the Fund to the extent the Fund does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Fund will be deemed to have distributed any income on which it paid U.S. federal income tax. Although the Fund intends to distribute any income and capital gain in a manner necessary to minimize the imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Fund’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Fund will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.
If in any taxable year the Fund should fail to qualify under Subchapter M of the Code for tax treatment as a RIC, the Fund would incur a regular corporate U.S. federal income tax upon all of its taxable income (including net capital gain) for that year, and all distributions to Shareholders (including distributions of net capital gain) would be taxable to Shareholders as ordinary dividend income for U.S. federal income tax purposes to the extent of the Fund’s current or accumulated earnings and profits. Provided that certain holding period and other requirements are met, such dividends would, however, be eligible (i) to be treated as qualified dividend income eligible to be taxed at long-term capital gain rates in the case individual Shareholders and (ii) for the dividends-received deduction in the case of corporate Shareholders. To qualify again to be taxed as a RIC in a subsequent year, the Fund would be required to distribute to Shareholders its earnings and profits attributable to non-RIC years. In addition, if the Fund failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, the Fund would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if the Fund had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years.
The remainder of this discussion assumes that the Fund qualifies for taxation as a RIC.
The Fund’s Investments
Certain debt securities acquired by the Fund may be treated as debt securities that were originally issued at a discount. Generally, the amount of the original issue discount is treated as interest income and is included in taxable income (and required to be distributed by the Fund in order to qualify as a RIC and avoid U.S. federal income tax or the 4% excise tax on undistributed income) over the term of the security, even though payment of that amount is not received until a later time, usually when the debt security matures.
If the Fund purchases a debt security on a secondary market at a price lower than its adjusted issue price, the excess of the adjusted issue price over the purchase price is “market discount.”
Unless the Fund makes an election to accrue market discount on a current basis, generally, any gain realized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on the debt security. Market discount generally accrues in equal daily installments. If the Fund ultimately collects less on the debt instrument than its purchase price plus the market discount previously included in income, the Fund may not be able to benefit from any offsetting loss deductions.
The Fund may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Fund, it could affect the timing or character of income recognized by the Fund, potentially requiring the Fund to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.

The Fund may invest a portion of its assets in below investment grade securities, commonly known as “junk” securities. Investments in these types of securities may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income and whether modifications or exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues could affect the Fund’s ability to distribute sufficient income to preserve its status as a RIC or to avoid the imposition of U.S. federal income or excise tax.
Gain or loss on the sale of securities by the Fund will generally be long-term capital gain or loss if the securities have been held by the Fund for more than one year. Gain or loss on the sale of securities held for one year or less will generally be short-term capital gain or loss.
Because the Fund may invest in foreign securities, its income from such securities may be subject to non-U.S. taxes. The Fund does not expect that it will be eligible to elect to “pass through” to Shareholders the ability to use the foreign tax deduction or foreign tax credit for foreign taxes paid by the Fund with respect to qualifying taxes.
Income from options on individual securities written by the Fund will not be recognized by the Fund for tax purposes until an option is exercised, lapses or is subject to a “closing transaction” (as defined by applicable regulations) pursuant to which the Fund’s obligations with respect to the option are otherwise terminated. If the option lapses without exercise, the premiums received by the Fund from the writing of such options will generally be characterized as short-term capital gain. If the Fund enters into a closing transaction, the difference between the premiums received and the amount paid by the Fund to close out its position will generally be treated as short-term capital gain or loss. If an option written by the Fund is exercised, thereby requiring the Fund to sell the underlying security, the premium will increase the amount realized upon the sale of the security, and the character of any gain on such sale of the underlying security as short-term or long-term capital gain will depend on the holding period of the Fund in the underlying security. With respect to a put or call option that is purchased by the Fund, if the option is sold, any resulting gain or loss will be a capital gain or loss, and will be short-term or long-term, depending upon the holding period for the option. If the option expires, the resulting loss is a capital loss and is short-term or long-term, depending upon the holding period for the option. If the option is exercised, the cost of the option, in the case of a call option, is added to the basis of the purchased security and, in the case of a put option, reduces the amount realized on the underlying security in determining gain or loss. Because the Fund will not have control over the exercise of the options it writes, such exercises or other required sales of the underlying securities may cause the Fund to realize gains or losses at inopportune times.
Options on indices of securities and sectors of securities that qualify as “section 1256 contracts” will generally be “marked-to-market” for U.S. federal income tax purposes. As a result, the Fund will generally recognize gain or loss on the last day of each taxable year equal to the difference between the value of the option on that date and the adjusted basis of the option. The adjusted basis of the option will consequently be increased by such gain or decreased by such loss. Any gain or loss with respect to options on indices and sectors that qualify as “section 1256 contracts” will be treated as short-term capital gain or loss to the extent of 40% of such gain or loss and long-term capital gain or loss to the extent of 60% of such gain or loss. Because the mark-to-market rules may cause the Fund to recognize gain in advance of the receipt of cash, the Fund may be required to dispose of investments in order to meet its distribution requirements. “Mark-to-market” losses may be suspended or otherwise limited if such losses are part of a straddle or similar transaction.
The Fund’s transactions in foreign currencies, forward contracts, options, futures contracts (including options and futures contracts on foreign currencies) and short sales, to the extent permitted, will be subject to special provisions of the Code (including provisions relating to “hedging transactions,” “straddles” and “constructive sales”) that may, among other things, affect the character of gains and losses realized by the Fund (i.e., may affect whether gains or losses are ordinary or capital), accelerate recognition of income to the Fund and defer Fund losses. These rules could therefore affect the character, amount and timing of distributions to Shareholders.

Taxation of Shareholders
The Fund may either distribute or retain for reinvestment all or part of its net capital gain. If any such gain is retained, the Fund will be subject to a corporate income tax on such retained amount. In that event, the Fund may report the retained amount as undistributed capital gain in a notice to Shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Fund against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its Shares by the amount of undistributed capital gains included in the Shareholder’s income less the tax deemed paid by the Shareholder under clause (ii).
Distributions paid to you by the Fund from its net capital gain, if any, that the Fund properly reports as capital gain dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your Shares. All other dividends paid to you by the Fund (including dividends from net short-term capital gains) from its current or accumulated earnings and profits (“ordinary income dividends”) are generally subject to tax as ordinary income. Provided that certain holding period and other requirements are met, ordinary income dividends (if properly reported by the Fund) may qualify (i) for the dividends received deduction available to corporations, but only to the extent that the Fund’s income consists of dividend income from U.S. corporations and (ii) in the case of individual Shareholders, as qualified dividend income eligible to be taxed at long-term capital gain rates to the extent that the Fund receives qualified dividend income (generally, dividend income from taxable domestic corporations and certain qualified foreign corporations). There can be no assurance as to what portion of the Fund’s distributions will be eligible for the dividends received deduction or for the reduced rates applicable to qualified dividend income.
Any distributions you receive that are in excess of your share of the Fund’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of your adjusted tax basis in your Shares, and thereafter as capital gain from the sale of your Shares. The amount of any Fund distribution that is treated as a tax-free return of capital will reduce your adjusted tax basis in your Shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your Shares.
Shareholders may be entitled to offset their capital gain dividends (but not dividends treated as qualified dividend income) with capital losses. The Code contains a number of statutory provisions affecting when capital losses may be offset against capital gain, and limiting the use of losses from certain investments and activities. Accordingly, Shareholders that have capital losses are urged to consult their tax advisers.
Dividends and other taxable distributions are taxable to you even though they are reinvested in additional Shares of the Fund. Dividends and other distributions paid by the Fund are generally treated under the Code as received by you at the time the dividend or distribution is made. If, however, the Fund pays you a dividend in January that was declared in the previous October, November or December to Shareholders of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Fund and received by you on December 31 of the year in which the dividend was declared. In addition, certain other distributions made after the close of the Fund’s taxable year may be “spilled back” and treated as paid by the Fund (except for purposes of the 4% nondeductible excise tax) during such taxable year. In such case, you will be treated as having received such dividends in the taxable year in which the distributions were actually made.
The price of Shares purchased at any time may reflect the amount of a forthcoming distribution. Those purchasing Shares just prior to the record date of a distribution will receive a distribution which will be taxable to them even though it represents, economically, a return of invested capital.
The Fund will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Fund.

Except as discussed below in the case of a repurchase of Shares, the sale or other disposition of Shares will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such Shares for more than one year at the time of sale. Any loss upon the sale or other disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you with respect to such Shares. Any loss you recognize on a sale or other disposition of Shares will be disallowed if you acquire other identical Shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the Shares. In such case, your tax basis in the Shares acquired will be adjusted to reflect the disallowed loss.
In general, a repurchase of Shares should be treated as a sale or exchange of such Shares under section 302 of the Code, if the receipt of cash (a) is “substantially disproportionate” with respect to the Shareholder, (b) results in a “complete redemption” of the Shareholder’s interest, or (c) is “not essentially equivalent to a dividend” with respect to the Shareholder. A “substantially disproportionate” distribution generally requires a reduction of at least 20% in the Shareholder’s proportionate interest in the Fund and where the Shareholder owns less than 50% of the voting power of all classes entitled to vote. A “complete redemption” of a Shareholder’s interest generally requires that all Shares of the Fund owned by such Shareholder be disposed of. A distribution “not essentially equivalent to a dividend” requires that there be a “meaningful reduction” in the Shareholder’s proportionate interest in the Fund, which should result if the Shareholder has a minimal interest in the Fund, exercises no control over Fund affairs and suffers a reduction in his proportionate interest in the Fund. In determining whether any of these tests has been met, any Shares actually owned, as well as Shares considered to be owned by the Shareholder by reason of certain constructive ownership rules set forth in section 318 of the Code, generally must be taken into account.
Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income while long-term capital gain generally is taxed at a reduced maximum rate.
Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a part of their “net investment income,” which includes dividends received from the Fund and capital gains from the sale or other disposition of the Fund’s stock.
A Shareholder that is a nonresident alien individual or a foreign corporation (a “foreign investor”) generally will be subject to U.S. federal withholding tax at the rate of 30% (or possibly a lower rate provided by an applicable tax treaty) on ordinary income dividends (except as discussed below). In general, U.S. federal withholding tax and U.S. federal income tax will not apply to any capital gain realized by a foreign investor in respect of any distribution of net capital gain (including amounts credited as an undistributed capital gain dividend) or upon the sale or other disposition of Shares of the Fund. Different tax consequences may result if the foreign investor is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Foreign investors should consult their tax advisers regarding the tax consequences of investing in the Fund’s Shares.
Ordinary income dividends properly reported by a RIC are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the RIC’s “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the RIC’s “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain over its long-term capital loss for such taxable year). Depending on its circumstances, the Fund may report all, some or none of its potentially eligible dividends as qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign investor needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute Form). In the case of Shares held through an intermediary, the intermediary may withhold even if the Fund reports the payment as qualified net interest income or qualified short-term capital gain. Foreign investors should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Fund’s distributions will qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.
In addition, legislation enacted in 2010 and existing guidance issued thereunder requires withholding at a rate of 30% on ordinary income dividends (including qualified dividend income) in respect of Shares of the Fund held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the U.S. Treasury to report, on an annual basis, information with respect to Shares in, and accounts maintained by, the institution to the extent such Shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which Shares of the Fund are held will affect the determination of whether such withholding is required. Similarly, ordinary income dividends (including qualified dividend income) in respect of Shares of the Fund held by an investor that is a non-financial foreign entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the Fund or applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. The Fund will not pay any additional amounts to Shareholders in respect of any amounts withheld. Foreign investors are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in the Fund’s Shares.
U.S. federal backup withholding tax may be required on dividends, distributions and sale or redemption proceeds payable to certain non-exempt Shareholders who fail to supply their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the IRS.
Ordinary income dividends, capital gain dividends, and gain from the sale, redemption or other disposition of Shares of the Fund also may be subject to state, local, and/or foreign taxes. Shareholders are urged to consult their own tax advisers regarding specific questions about U.S. federal, state, local or foreign tax consequences to them of investing in the Fund.
***
The foregoing is a general and abbreviated summary of certain provisions of the Code and the Treasury Regulations presently in effect as they directly govern the taxation of the Fund and Shareholders. For complete provisions, reference should be made to the pertinent Code sections and Treasury Regulations. The Code and the Treasury Regulations are subject to change by legislative or administrative action, and any such change may be retroactive with respect to Fund transactions. Prospective investors are advised to consult their own tax advisers for more detailed information concerning the tax consequences of an investment in the Fund.

ERISA CONSIDERATIONS
Employee benefit plans and other plans subject to ERISA or Section 4975 of the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Shares. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions and other standards. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, none of the Fund nor FS Credit Income Advisor nor GoldenTree will be a fiduciary under and within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund.
The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA of an investment in the Fund through an ERISA Plan.

PLAN OF DISTRIBUTION
This is a continuous offering of Class A, Class I, Class L, Class M, Class T, Class U and Class U-2 Shares as permitted by the federal securities laws. ALPS Distributors, Inc., located at 1290 Broadway, Suite 1100, Denver, CO 80203, serves as the Fund’s principal underwriter, within the meaning of the 1940 Act, and acts as the distributor of the Fund’s Shares on a best efforts basis, subject to various conditions. The Fund’s Shares are offered for sale through the Distributor at NAV plus, in the case of the Class A, Class L, Class T and Class U-2 Shares, the applicable Sales Load. The Distributor also may enter into agreements with Financial Intermediaries for the sale and servicing of Shares. While neither the Fund nor the distributor imposes an initial sales charge on Class U Shares, if you buy Class U Shares through certain Financial Intermediaries, they may directly charge you transaction or other fees in such amounts as they may determine. Please consult your Financial Intermediary for additional information. In reliance on Rule 415, the Fund intends to offer to sell up to 160 million Shares, on a continuous basis, through the Distributor. No arrangement has been made to place funds received in an escrow, trust or similar account. Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary and accepted by the Fund. As noted above, Financial Intermediaries may charge you separate or additional fees for processing purchase and exchange orders and repurchase requests. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders and requests correctly and promptly, and forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of the regular trading session (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV next computed after it is received by the Financial Intermediary in good order. The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares, but will use its best efforts to solicit orders for the sale of the Shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in the Shares. The Class L, Class M and Class T Shares pay to the Distributor a Distribution Fee that accrues at an annual rate equal to 0.25% of the Fund’s average daily net assets attributable to the applicable share class and is payable on a monthly basis. Class U Shares pay to the Distributor a Distribution Fee that accrues at an annual rate equal to 0.75% of the Fund’s average daily net assets attributable to this share class and is payable on a monthly basis. Class U-2 Shares pay to the Distributor a Distribution Fee that accrues at an annual rate equal to 0.50% of the Fund’s average daily net assets attributable to this share class and is payable on a monthly basis. The Distribution Fee may be paid by the Distributor to the Financial Intermediary. Class A and Class I Shares are not currently subject to a Distribution Fee.
The Distributor has entered into a “wholesale marketing” agreement with FS Investment Solutions, LLC (“FS Solutions”), a registered broker-dealer and an affiliate of FS Credit Income Advisor. Pursuant to the terms of the wholesale marketing agreement, FS Solutions will seek to market and otherwise promote the Fund through various “wholesale” distribution channels, including but not limited to, the independent broker-dealer channel, the registered investment adviser channel and the wirehouse channel.
FS Credit Income Advisor or its affiliates, in FS Credit Income Advisor’s discretion and from their own resources, may pay additional compensation to Financial Intermediaries in connection with the sale and servicing of Fund Shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a Financial Intermediary’s registered representatives, placement on a list of investment options offered by a Financial Intermediary, or the ability to assist in training and educating the Financial Intermediaries. The Additional Compensation may differ among Financial Intermediaries in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding Shares held by Shareholders introduced by the Financial Intermediary, or determined in some other manner. The receipt of Additional Compensation by a selling Financial Intermediary may create potential conflicts of interest between an investor and its Financial Intermediary who is recommending the Fund over other potential investments. Additionally, FS Credit Income Advisor or its affiliates may pay a servicing fee to financial industry professionals or firms for providing ongoing services in respect of clients with whom they have distributed certain classes of Shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and ongoing liaison services as may be necessary with respect to such accounts.
The Fund has agreed to indemnify the Distributor against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Distributor may be required to make because of any of those liabilities. Such agreement does not include indemnification of the Distributor against liability resulting from willful misfeasance, bad faith or negligence on the part of the Distributor in the performance of its duties or from reckless disregard by the Distributor of its obligations and duties under the Distribution Agreement. The Distributor may, from time to time, perform services for FS Credit Income Advisor and its affiliates in the ordinary course of business.
Prior to the initial public offering of Shares, Michael C. Forman purchased Shares from the Fund in an amount satisfying the net worth requirements of Section 14(a) of the 1940 Act.
As of September 30, 2020, the Board and individuals and entities affiliated with FS Credit Income Advisor and GoldenTree held 4,787,695 Shares, valued at approximately $58.9 million based on the NAV per Share on such date. FS Investments, GoldenTree, and their respective employees, partners, officers and affiliates therefore may own a significant percentage of the Fund’s outstanding Shares for the foreseeable future. This ownership will fluctuate as other investors subscribe for Shares in this Offering and any other offerings the Fund may determine to conduct in the future, and as the Fund repurchases Shares pursuant to its quarterly repurchase offers. Depending on the size of this ownership at any given point in time, it is expected that these affiliates will, for the foreseeable future, either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote of investors.
About the Dealer Manager
The dealer manager for this offering is FS Solutions, an affiliate of FS Credit Income Advisor. FS Solutions was formed in July 2007 as FS2 Capital Partners, LLC and registered as a broker-dealer with the SEC and The Financial Industry Regulatory Authority, Inc. in December 2007. FS Solutions may receive compensation for certain sales, promotional and marketing services provided to the Fund in connection with the distribution of certain classes of the Fund’s Shares.
Automatic Investment Plan — Subsequent Investments
You may participate in the Fund’s Automatic Investment Plan, an investment plan that automatically moves money from your bank account and invests it in the Fund through the use of electronic funds transfers or automatic bank drafts. You may elect to make subsequent investments by transfers of a minimum of $100 into your established Fund account on specified days on a monthly, quarterly, semi-annual or annual basis. Please contact the Fund at (215) 495-1150 for more information about the Fund’s Automatic Investment Plan.
Purchase Terms
The minimum initial investment by a shareholder for Class A, Class L, Class M, Class T and Class U-2 Shares is $2,500 for regular accounts and $1,000 for retirement plan accounts. Subsequent investments may be made with at least $100 for regular accounts and $50 for retirement plan accounts, except for investments made pursuant to the Fund’s “opt out” DRP or as otherwise permitted by the Fund. Please review retirement plan documents for more information. The minimum initial investment by a shareholder for Class U Shares is $25,000, while subsequent investments may be made with at least $10,000, except for investments made pursuant to the Fund’s “opt out” DRP or as otherwise permitted by the Fund. The minimum initial investment for Class I Shares is $1,000,000, while subsequent investments may be made in any amount. The Fund reserves the right to waive investment minimums. The Fund may permit a Financial Intermediary to waive the initial minimum per Shareholder for Class I Shares in the following situations: broker-dealers purchasing fund Shares for clients in broker-sponsored discretionary fee-based advisory programs; Financial Intermediaries with clients of a registered investment advisor (RIA) purchasing fund Shares in fee based advisory accounts with a $1,000,000 aggregated initial investment across multiple clients; and certain other situations deemed appropriate by the Fund. The Fund’s Shares are offered for sale through the Distributor at NAV plus, in the case of the Class A, Class L, Class T and Class U-2 Shares, the applicable Sales Load. While neither the Fund nor the distributor imposes an initial sales charge on Class U Shares, if you buy Class U Shares through certain Financial Intermediaries, they may directly charge you transaction or other fees in such amounts as they may determine. Please consult your Financial Intermediary for additional information. The price of the Shares during the Fund’s continuous offering will fluctuate over time with the NAV of the Shares.
Share Class Considerations
When selecting a Share class, you should consider the following:
•
which Share classes are available to you;

•
how much you intend to invest;

•
how long you expect to own the Shares; and

•
total costs and expenses associated with a particular Share class.

Each investor’s financial considerations are different. You should speak with your financial advisor to help you decide which Share class is best for you. Not all Financial Intermediaries offer all classes of Shares. If your Financial Intermediary offers more than one class of Shares, you should carefully consider which class of Shares to purchase.
Class A Shares
Investors purchasing Class A Shares will pay a Sales Load based on the amount of their investment in the Fund. The Sales Load payable by each investor depends upon the amount invested by such investor in the Fund, but may range from 0.00% to 5.75%, as set forth in the table below. A reallowance to participating broker-dealers will be made by the Distributor from the Sales Load paid by each investor. A portion of the Sales Load, up to 0.75%, may be paid to the Fund’s dealer manager (the “Dealer Manager Fee”) or re-allowed to participating broker-dealers. The following Sales Loads apply to your purchases of Class A Shares of the Fund:
Amount Purchased	Dealer Reallowance*	Dealer Manager Fee	Sales Load as a % of Offering Price	Sales Load as a % of Amount Invested
Under $100,000	5.00%	0.75%	5.75%	6.10%
$100,000 – $249,999	4.00%	0.75%	4.75%	4.99%
$250,000 – $499,999	3.00%	0.75%	3.75%	3.90%
$500,000 – $999,999	2.00%	0.50%	2.50%	2.56%
$1,000,000 and Above	1.00%	0.50%	1.50%	1.52%

*
Gross Dealer Concession paid to participating broker-dealers.

The following are additional features that should be taken into account when purchasing Class A Shares:
•
a minimum initial investment of $2,500 for regular accounts and $1,000 for retirement plan accounts, and a minimum subsequent investment of at least $100 for regular accounts and $50 for retirement plan accounts (the Fund reserves the right to waive investment minimums); and

•
a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class A Shares.

Class I Shares
Class I Shares will be sold at the then-current NAV per Class I Share and are not subject to any upfront sales charge, shareholder servicing fees or Distribution Fees. Class I Shares may only be available through certain Financial Intermediaries. Because the Class I Shares are sold at the then-current NAV per Class I Share without an upfront sales charge, the entire amount of your purchase is invested immediately. However, for all accounts, Class I Shares require a minimum investment of $1,000,000 while subsequent investments may be made in any amount. The Fund reserves the right to waive the investment minimum as described above under “— Purchase Terms.”
Class L Shares
Investors purchasing Class L Shares will pay a Sales Load based on the amount of their investment in the Fund. The Sales Load payable by each investor depends upon the amount invested by such investor in the Fund, but may range from 0.00% to 3.50%, as set forth in the table below. The following Sales Loads apply to your purchases of Class L Shares of the Fund:
Amount Purchased	Sales Load as a % of Offering Price*	Sales Load as a % of Amount Invested
Under $250,000	3.50%	3.63%
$250,000 – $499,999	2.50%	2.56%
$500,000 – $999,999	1.50%	1.52%
$1,000,000 and Above	None	None

*
Sales Load paid is the Gross Dealer Concession paid to participating broker-dealers.

The following are additional features that should be taken into account when purchasing Class L Shares:
•
a minimum initial investment of $2,500 for regular accounts and $1,000 for retirement plan accounts, and a minimum subsequent investment of at least $100 for regular accounts and $50 for retirement plan accounts (the Fund reserves the right to waive investment minimums);

•
a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class L Shares; and

•
a monthly Distribution Fee, which accrues at an annual rate equal to 0.25% of the average daily net assets of the Fund attributable to Class L Shares.

Class M Shares
Class M Shares will be sold at the then-current NAV per Class M Share and are not subject to any upfront sales charge or shareholder servicing fees; however, the following are additional features that should be taken into account when purchasing Class M Shares:
•
a minimum initial investment of $2,500 for regular accounts and $1,000 for retirement plan accounts, and a minimum subsequent investment of at least $100 for regular accounts and $50 for retirement plan accounts (the Fund reserves the right to waive investment minimums); and

•
a monthly Distribution Fee, which accrues at an annual rate equal to 0.25% of the average daily net assets of the Fund attributable to Class M Shares.

Because the Class M Shares of the Fund are sold at the prevailing NAV per Class M Share without an upfront Sales Load, the entire amount of your purchase is invested immediately.

Class T Shares
Investors purchasing Class T Shares will pay a Sales Load based on the amount of their investment in the Fund. The Sales Load payable by each investor depends upon the amount invested by such investor in the Fund, but may range from 0.00% to 3.50%, as set forth in the table below. The following Sales Loads apply to your purchases of Class T Shares of the Fund:
Amount Purchased	Sales Load as a % of Offering Price*	Sales Load as a % of Amount Invested
Under $250,000	3.50%	3.63%
$250,000 – $499,999	2.50%	2.56%
$500,000 – $999,999	1.50%	1.52%
$1,000,000 and Above	None	None

*
Sales Load paid is the Gross Dealer Concession paid to participating broker-dealers.

The following are additional features that should be taken into account when purchasing Class T Shares:
•
a minimum initial investment of $2,500 for regular accounts and $1,000 for retirement plan accounts, and a minimum subsequent investment of at least $100 for regular accounts and $50 for retirement plan accounts (the Fund reserves the right to waive investment minimums);

•
a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class T Shares; and

•
a monthly Distribution Fee, which accrues at an annual rate equal to 0.25% of the average daily net assets of the Fund attributable to Class T Shares.

Class U Shares
Class U Shares will be sold at the then-current NAV per Class U Share and are not subject to any upfront sales charge or shareholder servicing fees. While neither the Fund nor the distributor imposes an initial sales charge on Class U Shares, if you buy Class U Shares through certain Financial Intermediaries, they may directly charge you transaction or other fees in such amounts as they may determine. Please consult your Financial Intermediary for additional information. The following are additional features that should be taken into account when purchasing Class U Shares:
•
a minimum initial investment of $25,000 for all accounts, and a minimum subsequent investment of at least $10,000 (the Fund reserves the right to waive investment minimums); and

•
a monthly Distribution Fee, which accrues at an annual rate equal to 0.75% of the average daily net assets of the Fund attributable to Class U Shares.

Because the Class U Shares of the Fund are sold at the prevailing NAV per Class U Share without an upfront Sales Load, the entire amount of your purchase is invested immediately.
Class U-2 Shares
Investors purchasing Class U-2 Shares will pay a Sales Load based on the amount of their investment in the Fund. The Sales Load payable by each investor depends upon the amount invested by such investor in the Fund, but may range from 0.00% to 2.50%, as set forth in the table below. The following Sales Loads apply to your purchases of Class U-2 Shares of the Fund:
Amount Purchased	Sales Load as % of Offering Price*	Sales Load as % of Amount Invested
Under $100,000	2.50%	2.56%
$100,000 – $249,999	2.00%	2.04%
$250,000 and Above	None	None

*
Sales Load paid is the Gross Dealer Concession paid to participating broker-dealers.

The following are additional features that should be taken into account when purchasing Class U-2 Shares:
•
a minimum initial investment of $2,500 for regular accounts and $1,000 for retirement plan accounts, and a minimum subsequent investment of at least $100 for regular accounts and $50 for retirement plan accounts (the Fund reserves the right to waive investment minimums);

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a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class U-2 Shares; and

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a monthly Distribution Fee, which accrues at an annual rate equal to 0.50% of the average daily net assets of the Fund attributable to Class U-2 Shares.

Potential Sales Charge Waiver
You may be able to buy Class A, Class L, Class T or Class U-2 Shares without a sales charge (i.e., “load-waived”) when you are:
•
reinvesting distributions;

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a current or former director or Trustee of the Fund;

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an employee (including the employee’s spouse, domestic partner, children, grandchildren, parents, grandparents, siblings or any dependent of the employee, as defined in section 152 of the Internal Revenue Code) of FS Credit Income Advisor or GoldenTree or their affiliates or of a broker-dealer authorized to sell Shares of the Fund;

•
purchasing Shares directly through FS Solutions;

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purchasing Shares through a financial services firm that has a special arrangement with the Fund (there are currently no such special arrangements in place);

•
participating in an investment advisory or agency commission program under which you pay a fee to an investment advisor or other firm for portfolio management or brokerage services; or

•
exchanging an investment in Class A, Class L, Class T or Class U-2 (or equivalent type) Shares of another fund for an investment in the Fund.

In addition, concurrent purchases of Class A, Class L, Class T or Class U-2 Shares by related accounts may be combined to determine the application of the Sales Load (i.e., available breakpoints or volume discounts). The Fund will combine purchases made by an investor, the investor’s spouse or domestic partner, and dependent children when it calculates the Sales Load.
It is the investor’s responsibility to determine whether a reduced Sales Load would apply. The Fund is not responsible for making such determination. To receive a reduced Sales Load, notification must be provided at the time of the purchase order. If you purchase Class A, Class L, Class T or Class U-2 Shares directly from the Fund, you must notify the Fund in writing. Otherwise, notice should be provided to the Financial Intermediary through whom the purchase is made so they can notify the Fund.
Right of Accumulation
You may purchase Class A, Class L, Class T or Class U-2 Shares at a reduced initial sales charge by aggregating (1) the dollar amount of the new purchase (measured by the offering price) and (2) the value of your accumulated holdings of all Class A, Class L, Class T and Class U-2 Shares of any Eligible Fund (as defined below) then held by you, or held in the accounts identified under “Aggregating Accounts,” and applying the sales charge applicable to such aggregate amount. Subject to the Transfer Agent’s and your intermediary’s capabilities, the value of your accumulated holdings will be calculated as the higher of (i) the current value of your existing holdings as of the day prior to your investment or

(ii) the amount you invested (including reinvested dividends and capital gains, but excluding capital appreciation) less any withdrawals, in each case, including holdings held in applicable accounts identified under “Aggregating Accounts.” In order to obtain such discount, you must provide sufficient information to your financial intermediary at the time of purchase to permit verification that the purchase qualifies for the reduced sales charge. The right of accumulation is subject to modification or discontinuance at any time with respect to all shares purchased thereafter. Eligible Funds are defined as other closed-end interval funds and open-end funds that FS Investments sponsors, or may sponsor in the future, and for which ALPS Distributor's Inc. serves as such fund's distributor.
Aggregating Accounts
To take advantage of lower applicable initial sales charges on large purchases or through the exercise of right of accumulation, the following persons may qualify to aggregate accounts:
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an individual;

•
an individual and his or her spouse within the same household or custodial accounts for your minor children under the age of 21; and

•
any individuals sharing the same tax identification number.

To receive a reduced sales charge under rights of accumulation, you must notify your Financial Intermediary of any eligible accounts that you, your spouse and your children under age 21 have at the time of your purchase.
Shares Purchased or Held through an Intermediary
The availability of sales charge waivers and discounts may depend on the particular Financial Intermediary or type of account through which you purchase or hold Fund Shares. The Fund’s sales charge waivers and discounts disclosed in this prospectus are available for qualifying purchases made directly from the Distributor and are generally available through Financial Intermediaries. The sales charge waivers, discounts and/or breakpoints available through certain Financial Intermediaries may differ from those available for purchases made directly from the Distributor or certain other intermediaries. In addition, Financial Intermediaries may have different policies for determining aggregate accounts. Please contact your Financial Intermediary for more information regarding applicable sales charge waivers and discounts available to you and the relevant terms and conditions.
Minimum Account Balances
The Fund reserves the right to annually request that intermediaries close Fund accounts that are valued at less than $500, other than as a result solely of depreciation in share value. Please note that you may incur a tax liability as a result of your account closure and associated redemption. Certain accounts held through intermediaries may not be subject to closure due to the policies of the intermediaries. You may receive written notice from your intermediary to increase your account balance to the required minimum to avoid having your account closed. If you hold Shares directly with the Fund, you may receive written notice prior to the closure of your Fund account so that you may increase your account balance to the required minimum. The Fund reserves the right to change the amount of these minimums or maximums from time to time or to waive them in whole or in part.
Share Class Conversions
Subject to the conditions set forth in this paragraph, Shares of one class of the Fund may be converted into (i.e. reclassified as) shares of a different class of Shares of the Fund at the request of a current Shareholder or its Financial Intermediary. To qualify for a conversion, the Shareholder must satisfy the conditions for investing in the class into which the conversion is sought (as described in this prospectus and the SAI). The Financial Intermediary making the conversion request must submit the request in writing. In addition, the Financial Intermediary or other responsible party must process and report the transaction as a conversion. The value of the Shares received during a conversion will be based on the relative NAV of the Shares being converted and the Shares received as a result of the conversion. It generally is expected that conversions will not result in taxable gain or loss. You should consult your tax advisor before requesting a conversion.

Distribution Plan
The Fund, with respect to its Class L, Class M, Class T, Class U and Class U-2 Shares, is authorized under a “Distribution Plan” to pay to the Distributor a Distribution Fee for certain activities relating to the distribution of shares to investors and maintenance of shareholder accounts. These activities include marketing and other activities to support the distribution of the Class L, Class M, Class T, Class U and Class U-2 Shares. The Distribution Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the 1940 Act which permits it to have asset based distribution fees. Under the Distribution Plan, the Fund pays the Distributor a Distribution Fee at an annual rate equal to 0.25% of average daily net assets attributable to the Class L, Class M and Class T Shares, at an annual rate equal to 0.75% of average daily net assets attributable to Class U Shares and at an annual rate equal to 0.50% of average daily net assets attributable to Class U-2 Shares, for remittance to Financial Intermediaries as compensation for distribution and/or maintenance of shareholder accounts performed by such Financial Intermediaries for Shareholders of the Fund. Because the Distribution Fee is paid out of the Fund’s assets on an ongoing basis, over time, this fee will increase the cost of your investment and may cost you more than paying other types of sales charges.
Shareholder Service Expenses
The Fund has adopted a “Shareholder Services Plan” with respect to its Class A, Class L, Class T and Class U-2 Shares under which the Fund may compensate financial industry professionals or firms for providing ongoing services in respect of clients with whom they have distributed shares of the Fund. Such services may include (i) electronic processing of client orders, (ii) electronic fund transfers between clients and the Fund, (iii) account reconciliations with the Fund’s transfer agent, (iv) facilitation of electronic delivery to clients of Fund documentation, (v) monitoring client accounts for back-up withholding and any other special tax reporting obligations, (vi) maintenance of books and records with respect to the foregoing, (vii) responding to customer inquiries of a general nature regarding the Fund; (viii) responding to customer inquiries and requests regarding Statements of Additional Information, shareholder reports, notices, proxies and proxy statements, and other Fund documents; (ix) assisting customers in changing account options, account designations and account addresses, and (x) such other information and liaison services as the Fund or FS Credit Income Advisor may reasonably request. Under the Shareholder Services Plan, the Fund, with respect to Class A, Class L, Class T and Class U-2 Shares, may incur expenses on an annual basis up to 0.25% of its average daily net assets attributable to Class A, Class L, Class T and Class U-2 Shares, respectively.

DISTRIBUTIONS
Subject to the Board’s discretion and applicable legal restrictions, the Fund intends to pay ordinary cash distributions to Shareholders on a quarterly basis. Such regular distributions are expected to be paid using all or a portion of the Fund’s Available Operating Funds, which are defined as the Fund’s net investment income after the application of the Expense Limitation, net capital gains and dividends and other distributions paid to the Fund on account of preferred and common equity investments in portfolio companies (to the extent such amounts are not included in net investment income or net capital gains). The Fund may also pay distributions from offering proceeds or borrowings, which may constitute a return of an investor’s original investment. The amount of any Fund distribution that is treated as a tax-free return of capital will reduce your adjusted tax basis in your Shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your Shares.
Subject to the Board’s discretion and applicable legal restrictions, the Fund from time to time may also pay special interim distributions in the form of cash or Shares. At least annually, the Fund intends to authorize and declare special cash distributions of net long-term capital gains, if any.
The Expense Limitation will have the effect of increasing the Available Operating Funds available to fund regular distributions. The Fund’s future repayments of amounts reimbursed or waived by FS Credit Income Advisor pursuant to the Expense Limitation will in turn reduce the Available Operating Funds available to fund regular distributions. There can be no assurance that the Fund will achieve the performance necessary to sustain its distributions or that it will be able to pay distributions at a specific rate or at all. FS Credit Income Advisor has no obligation to waive fees and expenses or otherwise reimburse expenses in future periods.
Each year a statement on Form 1099-DIV identifying the character of the distributions (i.e., as ordinary income, “qualified dividend income,” “capital gain dividends,” and/or a tax-free return of capital) will be mailed to Shareholders. Fund distributions to Shareholders may exceed the Fund’s earnings and profits for U.S. federal income tax purposes, especially during the period before the Fund has substantially invested the proceeds from this Offering. As a result, a portion of such distributions may constitute a return of capital and will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment rather than a return of earnings or gains derived from the Fund’s investment activities. In addition, certain investments the Fund makes, including preferred and common equity investments, may generate dividends and other distributions to the Fund that are treated for tax purposes as a return of capital, and a portion of the Fund’s distributions to Shareholders may also be deemed to constitute a return of capital for tax purposes to the extent that the Fund may use such dividends or other distribution proceeds to fund its distributions to Shareholders. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.
To qualify for and maintain RIC tax treatment, the Fund must distribute on a timely basis with respect to each tax year an amount at least equal to the sum of 90% of its “investment company taxable income” and its net tax-exempt interest income, if any, for such tax year. In order to avoid certain excise taxes imposed on RICs, the Fund must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary taxable income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gain net income for the one-year period ending on October 31 of the calendar year and (iii) any ordinary income and capital gains for previous years that were not distributed during such years and on which the Fund paid no federal income tax. The Fund can offer no assurance that it will achieve results that will permit the payment of any cash distributions. If the Fund issues senior securities, the Fund will be prohibited from making distributions if doing so causes it to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of the Fund’s borrowings. Any such limitations would adversely impact the Fund’s ability to make distributions to Shareholders.
Distribution Reinvestment Plan
The Fund operates under a DRP administered by DST. Pursuant to the DRP, the Fund’s cash distributions are reinvested in the same class of Shares of the Fund.

Shareholders automatically participate in the DRP, unless and until an election is made to withdraw from the DRP on behalf of such participating Shareholder. Registered Shareholders who do not wish to have cash distributions automatically reinvested should so notify DST in writing at FS Credit Income Fund, c/o DST Systems, Inc., P.O. Box 219095, Kansas City, Missouri 64121-9095. Such written notice must be received by DST no later than 15 days prior to the record date of the cash distribution or the Shareholder will receive such cash distribution in Shares through the DRP. If Shares are held by a broker or other Financial Intermediary, a Shareholder may elect to withdraw from the DRP by notifying their broker or other Financial Intermediary of their election. Under the DRP, the Fund’s cash distributions to Shareholders are reinvested in full and fractional Shares as described below.
When the Fund declares a cash distribution, DST, on the Shareholder’s behalf, will receive additional authorized, newly-issued Shares from the Fund. The number of Shares to be received when cash distributions are reinvested will be determined by dividing the total dollar amount of the distribution payable by the NAV per Share of the applicable class.
Although Shares issued pursuant to the DRP will not be subject to any Sales Load, such Shares will be subject to the shareholder servicing fee and Distribution Fee, as applicable.
DST will maintain all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. DST will hold Shares in the account of the Shareholders in non-certificated form in the name of the participant, and each Shareholder’s proxy, if any, will include those Shares purchased pursuant to the DRP. Each participant, nevertheless, has the right to request certificates for whole and fractional Shares owned. The Fund will issue certificates in its sole discretion. DST, or another entity selected by a Financial Intermediary, as the case may be, will distribute all proxy solicitation materials, if any, to participating Shareholders.
In the case of Shareholders, such as banks, brokers or nominees, that hold Shares for others who are beneficial owners participating under the DRP, DST will administer the DRP on the basis of the number of Shares certified from time to time by the record Shareholder as representing the total amount of Shares registered in the Shareholder’s name and held for the account of beneficial owners participating under the DRP.
Neither DST nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the DRP, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which Shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.
The automatic reinvestment of cash distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such distributions. See “Tax Aspects.”
The Fund reserves the right to amend, suspend or terminate the DRP. There is no direct service charge to participants with regard to purchases under the DRP; however, the Fund reserves the right to amend the DRP to include a service charge payable by participants.
All correspondence concerning the DRP should be directed to the plan administrator by mail at FS Credit Income Fund, c/o DST Systems, Inc., P.O. Box 219095, Kansas City, Missouri 64121-9095. A Shareholder may obtain a copy of the DRP by request to the plan administrator or by contacting the Fund.

FISCAL YEAR; REPORTS
For accounting purposes, the Fund’s fiscal year ends on October 31. The Fund’s tax year ends on October 31. After the end of each calendar year, the Fund will furnish to Shareholders a statement on Form 1099-DIV identifying the sources of the distributions paid by the Fund to Shareholders for U.S. federal income tax purposes. In addition, the Fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the fiscal period for which the report is being made, or as otherwise required by the 1940 Act.

PRIVACY NOTICE
The Fund is committed to protecting the privacy of Shareholders. This privacy notice explains the privacy policies of the Fund and its affiliates. This notice supersedes any other privacy notice Shareholders may have received from the Fund.
The Fund will safeguard, according to strict standards of security and confidentiality, all information the Fund receives about Shareholders. The only information the Fund collects from Shareholders is their name, address and number of Shares held. This information is used only so that the Fund can service Shareholder accounts; send Shareholders annual reports, semi-annual reports and other information about the Fund, and send Shareholders proxy statements or other information required by law.
The Fund does not share this information with any non-affiliated third party except as described below.
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Authorized employees of FS Credit Income Advisor.   It is the Fund’s policy that only authorized employees of FS Credit Income Advisor who need to know a Shareholder’s personal information will have access to it.

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Service providers.   The Fund may disclose a Shareholder’s personal information to companies that provide services on the Fund’s behalf, such as record keeping, processing the Shareholder’s trades and mailing the Shareholder information. These companies are required to protect the Shareholder’s information and use it solely for the purpose for which they received it.

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Courts and government officials.   If required by law, the Fund may disclose a Shareholder’s personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena or court order will be disclosed.

INQUIRIES
Inquiries concerning the Fund and the Shares should be directed to:
Investor Services
FS Credit Income Fund
201 Rouse Boulevard
Philadelphia, Pennsylvania 19112
Telephone: (215) 495-1150
Website: www.fsinvestments.com

Investors should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, investors should not rely upon such information or representations. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell to, or a solicitation of an offer to buy from, any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. Investors should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
Up to 160,000,000
Common Shares
FS CREDIT INCOME FUND
Investment Adviser
FS Credit Income Advisor, LLC
Prospectus
December 8, 2020
PR-CIF